Exhibit 10.4
EXECUTION VERSION

TERM LOAN 2 CREDIT AGREEMENT
dated as of
March 17, 2010
among
DELOS AIRCRAFT INC., as Borrower
INTERNATIONAL LEASE FINANCE CORPORATION, as a Guarantor,
HYPERION AIRCRAFT INC., as a Guarantor,
APOLLO AIRCRAFT INC., as a Guarantor
ARTEMIS (DELOS) LIMITED, as a Guarantor,
the lenders identified herein, as Lenders,
BANK OF AMERICA, N.A., as Administrative Agent,
BANK OF AMERICA, N.A., as Collateral Agent,
and
GOLDMAN SACHS LENDING PARTNERS LLC, as Syndication Agent

BANC OF AMERICA SECURITIES LLC
and
GOLDMAN SACHS LENDING PARTNERS LLC
as Joint Lead Arrangers

CUSIP No. 24712GAA1

SCHEDULES:

Schedule 1.01(a) — Material Agreements
Schedule 3.06 — Permitted Liens
Schedule 3.14 — Obligor Information
Schedule 3.17(a) — PS Pool Aircraft
Schedule 3.17(b) — Leases
Schedule 9.01 — Notices

EXHIBITS:

Exhibit A — Commitments and Applicable Percentages
Exhibit B — Form of Security Agreement
Exhibit C — Form of Assignment and Assumption
Exhibit D-1A — Form of Opinion of Clifford Chance US LLP
Exhibit D-1B — Form of Opinion of In-House Counsel to the Obligors
Exhibit D-1C — Form of Opinion of A&L Goodbody
Exhibit E-1A — Form of Opinion of Clifford Chance US LLP, counsel to the Relevant Release Parties
Exhibit E-1B — Form of Opinion of In-House Counsel to the Relevant Release Parties
Exhibit E-1C — Form of Opinion of A&L Goodbody, counsel to the Relevant Release Parties
Exhibit E-2 — Form of Opinion of Daugherty, Fowler, Peregrin & Haught
Exhibit F — Form of Note
Exhibit G —Form of Administrative Questionnaire
Exhibit H — Form of Intercreditor Agreement
Exhibit I — Form of LTV Certificate
Exhibit J — Form of Release Request

ANNEXES:

Annex 1 — Prohibited Countries

v

     CREDIT AGREEMENT (this “Agreement”) dated as of March 17, 2010 among Delos Aircraft Inc., a California corporation (the “Borrower”), International Lease Finance Corporation, a California corporation (“ILFC”), Hyperion Aircraft Inc., a California corporation (“Parent Holdco”), Apollo Aircraft Inc., a California corporation (“CA Subsidiary Holdco”), Artemis (Delos) Limited, a private limited liability company incorporated under the laws of Ireland (“Irish Subsidiary Holdco”, and together with ILFC, Parent Holdco, the Borrower and CA Subsidiary Holdco, the "Guarantor Parties”), the lenders from time to time party to this Agreement (collectively, the "Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Bank of America as the Collateral Agent and Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as syndication agent (in such capacity, the “Syndication Agent”).
     WHEREAS, the Borrower desires to borrow funds under this Agreement subject to the terms and conditions set forth herein;
     WHEREAS, the Borrower is willing to secure its obligations under this Agreement and the other Loan Documents, by granting Liens on certain of its assets to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Security Documents;
     WHEREAS, the Borrower is an indirect wholly-owned subsidiary of ILFC, and ILFC is willing to guarantee the Obligations of each Obligor;
     WHEREAS, the Borrower is a wholly-owned subsidiary of Parent Holdco, and Parent Holdco is willing to guarantee the Obligations of each Obligor and to secure its Guaranteed Obligations by granting Liens on the Collateral held by Parent Holdco to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Security Documents;
     WHEREAS, each Subsidiary Holdco is a wholly-owned subsidiary of the Borrower, and each such Subsidiary Holdco is willing to guarantee the Obligations of each Obligor and to secure its Guaranteed Obligations by granting Liens on the Collateral held by such Subsidiary Holdco to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Security Documents;
     WHEREAS, the Lenders are willing to make loans to the Borrower if the foregoing Obligations of the Borrower are guaranteed and secured as described above and subject to the other terms and conditions set forth herein;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Account Collateral” has the meaning set forth in the Security Agreement.

     “Account Control Agreement” has the meaning set forth in the Security Agreement.
     “Additional Charge Over Shares” means any charge over shares or other Equity Interests by any Borrower Party in favor of the Collateral Agent, for the benefit of the Secured Parties, with respect to the shares or other Equity Interests of any Borrower Party in any Transaction Party not organized under the laws of the United States and formed after the Effective Date, (i) in form and substance reasonably satisfactory to the Administrative Agent or (ii) in the case of any charge over shares of the Equity Interests in any Transaction Party incorporated under the laws of Ireland, an Additional Charge Over Shares in substantially the form of Exhibit B to the Security Agreement.
     “Administrative Agent” means the Person appointed at any time as administrative agent hereunder. The initial Administrative Agent is Bank of America.
     “Administrative Agent’s Account” means:
     Bank of America, NA
     ABA 026009593
     Account No. 001292000883
     Attn: Corporate Loans
     Ref: Customer
     or such other account as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time.
     “Administrative Agent’s Office” means Bank of America, N.A., 1455 Market Street, 5th Floor, CA5-701-05-19, San Francisco, CA 94103, Attention: Robert Rittelmeyer, or such other address as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time.
     “Administrative Questionnaire” means an administrative questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
     “Adverse Claim” means any Lien or any claim of ownership or other property right, other than Permitted Liens (it being agreed for purposes of clarification that a transfer of an ownership interest or other right in a Pool Aircraft and any related Lease to a Person that is not a Borrower Party is not an Adverse Claim, subject to the Borrower Parties’ maintaining compliance with Sections 2.10, 5.04 and 5.16).
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.
     “Agent” means each of the Administrative Agent, the Collateral Agent and the Syndication Agent.
     “Aggregate Commitments” means the aggregate Commitments of all the Lenders.

     “Aggregate Requested Release Amount” means, in respect of a Release Date, (i) that aggregate portion of the Loans to be released in accordance with Section 2.03(c) on such Release Date in respect of each related Pool Aircraft identified in a Release Request plus (ii) the aggregate pro rata investment earnings thereon.
     “Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
     “Aircraft” means the PS Pool Aircraft and the Non-Pool Aircraft.
     “Applicable Foreign Aviation Law” means, with respect to any Aircraft, any applicable law, rule or regulation (other than the FAA Act) of any Government Authority of any jurisdiction not included in the United States or in any state, territory or possession of the United States governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft.
     “Applicable Margin” means 5% per annum; provided that for any period in which the Base Rate applies to the Loans, the Applicable Margin shall be 4% per annum.
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Article 6 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Exhibit A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Appraisal” means with respect to any Pool Aircraft, a “desk top” appraisal of such Pool Aircraft by a Qualified Appraiser, which appraisal opines as to the Base Value of such Pool Aircraft, assuming that if such Pool Aircraft is (i) less than one year since its date of manufacture, it has 100% remaining maintenance condition life, (ii) between one and three years since its date of manufacture, it has 75% remaining maintenance condition life and (iii) greater than three years since its date of manufacture, it is in “half-time” remaining maintenance condition life.
     “Appraisal Date” means each sixth-month anniversary of the Effective Date.
     “Appraised Value” means, with respect to any PS Pool Aircraft as of any LTV Determination Date, the value of such PS Pool Aircraft as of such date, calculated by taking the lesser of the average and the median of the most recent Appraisals conducted with respect to such PS Pool Aircraft pursuant to Section 5.09(a)(viii); provided that notwithstanding any Appraisal to the contrary:
     (a) if, as of any date, (i) any PS Pool Aircraft (A) is leased to a lessee that is organized under the laws of or domiciled in a Prohibited Country (and, if the country in which a lessee is organized under the laws of or domiciled in becomes a Prohibited

Country as a result of the jurisdiction in which such lessee is organized under or domiciled becoming a Prohibited Country after the date the applicable Aircraft and Lease with such lessee were included in the Designated Pool, the leasing of such PS Pool Aircraft to such lessee continues for the later of (x) more than 120 days and (y) the period the applicable Borrower Party is mandatorily prevented by operation of law from repossessing such PS Pool Aircraft, but in no event longer than 180 days) or (B) is leased by a Borrower Party that is subject to a Specified Representation Deficiency pursuant to Section 2.10(e) that is continuing as of such date; (ii) the Express Perfection Requirements are not satisfied with respect to the Equity Collateral related to any Pool Aircraft; (iii) any Lien on the Equity Collateral related to any Pool Aircraft purported to be created under any Security Document shall not be or shall cease to be a valid and perfected Lien on such Equity Collateral with the same priority as and to the extent provided for under the applicable Security Documents except as a result of a sale or other disposition of the applicable Equity Collateral in a transaction permitted under the Loan Documents; (iv) a Lessor Subsidiary shall cease to Own any Pool Aircraft, free and clear of all Liens (other than Permitted Liens); and (v) any PS Pool Aircraft shall be of a type other than a Preferred Aircraft Type or an Other Aircraft Type; in each case such PS Pool Aircraft shall be deemed to have an Appraised Value of $0.00 as of such date;
     (b) any PS Pool Aircraft which, as of any date, is (i) not subject to an Eligible Lease or a letter of intent to enter into an Eligible Lease for a period of more than 90 consecutive days or (ii) subject to a Lease with respect to which a Lessee Default has occurred and is continuing, shall be deemed to have an Appraised Value equal to 50% of the Appraised Value such PS Pool Aircraft would have if an Eligible Lease or a letter of intent to enter into an Eligible Lease had been in place or absent such Lessee Default, as the case may be;
     (c) any PS Pool Aircraft which, as of any date, otherwise causes the Designated Pool to fail to meet the Pool Specifications, shall be deemed to have an Appraised Value not greater than the greatest value that would permit such Aircraft to not cause the Designated Pool to fail to satisfy the Pool Specifications; and
     (d) any PS Pool Aircraft which, as of any date, is subject to a contract providing for the consummation of a sale of such PS Pool Aircraft within six months of such date, shall be valued as of such date at the purchase price to be paid to the applicable Transaction Party pursuant to such contract.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger Entity” means Banc of America Securities LLC, Goldman Sachs Lending Partners LLC and each of their respective Affiliates.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.05), in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
     “Average Age” means, at any time, the average age of all of the Pool Aircraft at such time, weighted by Base Values, as established in the then most recent Appraisals delivered pursuant to Section 5.09(a)(viii).
     “Bank of America” has the meaning set forth in the introductory paragraph of this Agreement.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) 3.00% per annum. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Value” means, with respect to a PS Pool Aircraft, the value, expressed in dollars, of such Aircraft, determined on the basis of an open, unrestricted, stable market environment with a reasonable balance of supply and demand and with full consideration of such Aircraft’s “highest and best use”, presuming an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for remarketing, adjusted to account for the assumed maintenance status of such Aircraft as set forth in the definition of Appraisal in this Section 1.01.
     “Board of Directors” means either the board of directors of the Borrower or any committee of that board duly authorized to act hereunder.
     “Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
     “Borrower Parties” means the Borrower, Parent Holdco and each Subsidiary Holdco.
     “Borrowing” means a borrowing of the Loans under Section 2.01.
     “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to remain closed; provided that, when used in connection with the determination of a LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     “CA Subsidiary Holdco” has the meaning set forth in the introductory paragraph of this Agreement.
     “Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).
     “Certificated Security” has the meaning set forth in the Security Agreement.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Charge Over Shares of Irish Subsidiary Holdco” means the Charge Over Shares by the Borrower in favor of the Collateral Agent, for the benefit of the Secured Parties, with respect to the shares of the Irish Subsidiary Holdco, substantially in the form of Exhibit B to the Security Agreement.
     “Charges” has the meaning set forth in Section 9.17.
     “Charges Over Shares” means the Charge Over Shares of the Irish Subsidiary Holdco and each Additional Charge Over Shares.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” has the meaning set forth in the Security Agreement.
     “Collateral Account” means the securities account No. 24901405, held at Banc of America Securities LLC, in the name of the Borrower and invested in Permitted Investments in accordance with Section 6 of the Account Control Agreement.
     “Collateral Agent” has the meaning set forth in the Security Agreement.
     “Collateral Supplement” has the meaning set forth in the Security Agreement.
     “Commitment” means, as to each Lender, its obligation to make the Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Exhibit A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulting Lender” means, subject to Section 2.11(b), any Lender that, as determined by the Administrative Agent, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
     “Designated Pool” means the pool of Aircraft consisting of the PS Pool Aircraft.
     “dollars”, “Dollars” or “$” refers to lawful money of the United States.
     “Effective Date” means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.02).
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.05.
     “Eligible Lease” means a lease containing terms and conditions and otherwise in a form consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including operating experience), the age and condition of the applicable Pool Aircraft and the jurisdiction in which such Pool Aircraft will be operated or registered. In addition, if any Lessee of a Pool Aircraft under a Lease otherwise constituting an Eligible Lease shall cause the Borrower or any Borrower Party to be in violation of Section 5.14 or Section 5.15, such Lease shall cease to be an Eligible Lease until such violation is cured or the relevant Lease is otherwise terminated.
     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Borrower Party directly or indirectly resulting from or based on (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means shares of capital stock, issued share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any corporation, trade or business that is, along with the Borrower or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA; provided, however, as used herein at any time, “ERISA Affiliate” excludes the Parent and any of its subsidiaries that are not Subsidiaries of the Borrower at such time.
     “ERISA Event” shall mean (a) any Reportable Event, (b) the failure to satisfy the minimum funding standard with respect to a Plan within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) a determination that any Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code; (g) the filing pursuant to Sections 431 or 430 or Sections 304 of ERISA of an application for the extension of any amortization period; (h) the failure to timely make a contribution required to be made with respect to any Plan or Multiemployer Plan that would result in the imposition of an encumbrance under Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA; (i) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice or a determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status within the meaning of Section 305 of ERISA; (j) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or “party in interest”

(within the meaning of Section 3(14) of ERISA) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; (k) any Foreign Benefit Event; or (l) the incurrence by the Borrower or any of its ERISA Affiliates of any liability pursuant to Section 4063 or 4064 of ERISA.
     “EU” has the meaning set forth in Section 3.16.
     “Event of Loss” means with respect to any Pool Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable Lease); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition for title, confiscation, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a confiscation, compulsory acquisition or seizure or requisition for hire for a consecutive period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority in each case other than by the United States or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 180 consecutive days or longer. An Event of Loss with respect to any Pool Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or if the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition of title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of such requisition); or (E) in the case of clause (iv) above, the final day of the period of 180 consecutive days referred to therein.
     “Events of Default” has the meaning set forth in Article 6.
     “Excluded Taxes” means, with respect to any Lender Party or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction under the Laws of which such recipient is organized (or a country that includes such jurisdiction) or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender, (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.06), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 2.08(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.08(a)(ii), and (e) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.08(e)(i) or (iii) (unless, in the case of clause (A) of Section 2.08(e)(iii), as a result of a change in applicable Law), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of such Lender’s designation of a new Lending Office (or assignment to such Lender), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.08(a)(ii).
     “Express Perfection Requirements” means (a) with respect to the Account Collateral, execution and delivery of the Account Control Agreement and the filing of a UCC Financing Statement in the state of California naming the Borrower as the debtor and the Collateral Agent as the secured party and identifying the Account Collateral as the collateral; (b) with respect to any Equity Collateral (including any Equity Collateral related to the Borrower, each Subsidiary Holdco, each Lessor Subsidiary and each Intermediate Lessee), subject to Section 2.07(c) of the Security Agreement, (1) filing appropriate UCC Financing Statements in respect of such Equity Collateral and (2) delivery of such Equity Collateral to the Collateral Agent, which shall be satisfied (i) in the case of each Certificated Security or Instrument by (A) causing the delivery of such Certificated Security or Instrument to the Collateral Agent, registered in the name of the Collateral Agent or duly endorsed by an appropriate person to the Collateral Agent or in blank and, in each case, held by the Collateral Agent, or (B) if such Certificated Security or Instrument is registered in the name of any Securities Intermediary on the books of the issuer thereof or on the books of any Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Certificated Security or Instrument to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited; and (ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Collateral Agent or (B) if such Uncertificated Security is registered in the name of a Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of a Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Uncertificated Security to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited; (c) with respect to any Equity Collateral, in respect of the Pool Aircraft related to such Equity Collateral, the relevant Lessor Subsidiary shall be registered in the country of registration of such Pool Aircraft as the owner and lessor (or, if applicable, the Intermediate Lessee, as lessor) with respect to such Pool Aircraft (including, with respect to each Pool Aircraft whose country of registration is the United States of America, the filing with the FAA, in due form, for recordation where applicable, pursuant to Section 40102 and Section 44101 through Section 44112 of Title 49, United States Code, “Transportation,” of any and all necessary title, registration and lease documentation) and the Required Cape Town Registrations shall have been made and (d) with respect to the Equity Collateral in respect of a Borrower Party incorporated under the laws of Ireland, causing each Security Document executed by it and any related Charges Over Shares or,in each case, its relevant particulars to be filed in the Irish Companies Registration

Office and, where applicable, the Irish Revenue Commissioners within 21 days of execution thereof.
     “FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
     “FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq; as amended from time to time, any regulations promulgated thereunder and any successor provisions.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
     “Fee Letter” means the amended and restated letter agreement dated as of March 15, 2010, between, among others, ILFC and Bank of America, N.A.
     “Financial Officer” means, with respect to each Obligor, the chief financial officer, principal accounting officer, treasurer or controller of such Obligor.
     “Final Release Date” means the Release Date on which, immediately after giving effect thereto, there would be insufficient funds in the Collateral Account for the Borrower to make any future Release Requests in accordance with the terms hereof.
     “Fiscal Year” means a fiscal year of the Borrower.
     “Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Borrower or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any of its Subsidiaries, or the imposition on the Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
     “Foreign Lender” means any Lender that is not a United States person with the meaning of Section 7701(a)(30) of the Code.
     “Foreign Pension Plan” shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
     “FRBNY” means the Federal Reserve Bank of New York, or any successor thereto.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “Future Lease” means, with respect to each Pool Aircraft, any Eligible Lease as may be entered into at any time after the Effective Date between a Lessor Subsidiary (as lessor) or an Intermediate Lessee and a lessee.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries delivered to the Lender.
     “Goldman Sachs” has the meaning set forth in the introductory paragraph of this Agreement.
     “Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Government Security” has the meaning set forth in the Security Agreement.
     “Grantor Supplement” has the meaning set forth in the Security Agreement.
     “Guaranteed Obligations” means in respect of the guarantee by each Guarantor Party set forth in Article 7 of this Agreement, all Obligations of each Obligor, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
     “Guarantor Party” has the meaning set forth in the introductory paragraph.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “ILFC Materials” has the meaning set forth in Section 5.09(c).
     “Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (f) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, and (g) all indebtedness of other Persons guaranteed by such Person.
     “Indemnified Taxes” means all Taxes (except Excluded Taxes) that are suffered or incurred by or imposed on any Lender Party, any Obligor, any Lessee, any Collateral, any Loan Document or any payment pursuant to any Loan Document in each case relating to or, arising directly or indirectly, as a result of the transactions described in or contemplated by the Loan Documents.
     “Indemnitee” has the meaning set forth in Section 9.03(b).
     “Initial Appraised Value” means, with respect to any Pool Aircraft as of any Release Date, the initial value of such Pool Aircraft, calculated by taking the lesser of the average and the median of the initial Appraisals conducted with respect to such Pool Aircraft prior to the Effective Date (or, in the case of any Pool Aircraft not included in the original Designated Pool, the initial Appraisal conducted with respect to such Pool Aircraft pursuant to Section 2.10).
     “Initial LTV Ratio” means, as of any Release Date, in respect of a Pool Aircraft related to such Release Date, the ratio of (i) the aggregate principal amount of all Released Loans in respect of such Pool Aircraft to be released from the Collateral Account on such Release Date, divided by (ii) the aggregate Initial Appraised Value of such Pool Aircraft.
     “Instrument” has the meaning set forth in the Security Agreement.
     “Intercreditor Agreement” means the Intercreditor Agreement among ILFC, Parent Holdco, the Borrower, Irish Subsidiary Holdco, CA Subsidiary Holdco, the Collateral Agent and each Junior Lien Representative that becomes a party thereto pursuant to the terms thereof, in substantially the form of Exhibit H hereto (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

     “Intercreditor Confirmation” means, as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:
     (a) that all Junior Lien Obligations will be and are secured equally and ratably with other Junior Lien Obligations by the Junior Collateral, and subordinated to the Secured Obligations; and
     (b) that the holders of Junior Lien Obligations in respect of such Series of Junior Lien Debt are bound by and consent to the provisions of the Intercreditor Agreement, including the provisions of Section 2 of the Intercreditor Agreement setting forth the priority of payments and the provisions of Sections 4, 5 and 7 of the Intercreditor Agreement setting forth the subordination of the Junior Secured Obligations (as defined in the Intercreditor Agreement) to the Secured Obligations.
     “Interest Period” means (i) with respect to the initial Interest Period, the period commencing on the Effective Date and ending on the next Payment Date; (ii) with respect to each subsequent Interest Period other than the last Interest Period prior to the Maturity Date, the period commencing on the last day of the preceding Interest Period and ending on the next Payment Date; and (iii) with respect to the last Interest Period prior to the Maturity Date, the period commencing on the last day of the preceding Interest Period and ending on the Maturity Date.
     “Intermediate Lease” means, in respect of any Pool Aircraft, the lease to be entered into between the relevant Lessor Subsidiary (as lessor) and an Intermediate Lessee (as lessee).
     “Intermediate Lessee” means, in respect of any Lease of Pool Aircraft, a Person (other than a Lessor Subsidiary) which, subject to the Local Requirements Exception, is wholly owned by a Subsidiary Holdco and which such Subsidiary Holdco may determine in accordance with the provisions of Section 2.10 to enter into a Lease as lessor with the applicable Lessee.
     “International Registry” has the meaning given to it in the Cape Town Convention.
     “Ireland” means the Republic of Ireland.
     “Irish Subsidiary Holdco” has the meaning set forth in the introductory paragraph of this Agreement.
     “Irish Subsidiary Holdco Accession Date” means the date on which each of the following conditions are satisfied (or waived in accordance with Section 9.02): (i) (x) Irish Subsidiary Holdco shall have executed and delivered to the Administrative Agent and the Collateral Agent an Irish Subsidiary Holdco Request and Assumption Agreement, (y) Irish Subsidiary Holdco shall have executed and delivered to the Administrative Agent and the Collateral Agent a Grantor Supplement in respect of the relevant Collateral and (z) the Borrower shall have executed and delivered to the Administrative Agent and the Collateral Agent a Charge Over Shares of Irish Subsidiary Holdco, (ii) the Administrative Agent shall have received a favorable written opinion (addressed to each Lender Party and dated the Irish Subsidiary Holdco

Accession Date) in a form reasonably satisfactory to the Administrative Agent of each of (x) Clifford Chance US LLP with respect to New York law matters and (y) A&L Goodbody with respect to Irish law matters related to the Irish Subsidiary Holdco and the Charge Over Shares of Irish Subsidiary Holdco, (iii) the Collateral Agent shall have received a UCC-1 Financing Statement from the Borrower, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the applicable Equity Collateral in respect of the Irish Subsidiary Holdco, (iv) the Administrative Agent shall have received such documents and certificates relating to the organization, existence and, if applicable, good standing of the Irish Subsidiary Holdco, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Irish Subsidiary Holdco, the Loan Documents, the relevant Collateral or the transactions contemplated hereby or thereby, all in form and substance reasonably satisfactory to the Collateral Agent and their counsel, (v) the Administrative Agent shall have received a certificate, dated the Irish Subsidiary Holdco Accession Date and signed by the President, a Vice President or a Financial Officer of ILFC, confirming compliance with the conditions set forth in subclauses (vii) and (viii) below, (vi) the Administrative Agent and the Collateral Agent shall have received the results of a recent Lien, tax and judgment search in Ireland revealing no Liens on any of the assets of the Irish Subsidiary Holdco or the relevant Collateral other than Permitted Liens, (vii) the representations and warranties of the Irish Subsidiary Holdco contained in Article 3 of this Agreement and contained in each other Loan Document applicable to the Irish Subsidiary Holdco Accession Date as provided in Article 3 of this Agreement shall be true and correct on and as of the Irish Subsidiary Holdco Accession Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (viii) immediately after giving effect to the Irish Subsidiary Holdco Accession Date, no Default or Event of Default shall have occurred and be continuing and (ix) the Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest in the relevant Collateral (to the extent of the Express Perfection Requirements, subject to any change in law).
“Irish Subsidiary Holdco Request and Assumption Agreement” means the Irish Subsidiary Holdco Request and Assumption Agreement in substantially the form of Exhibit K.
     “Junior Collateral” means the Equity Collateral in respect of the Borrower (including Parent Holdco’s Equity Interest in the Borrower).
     “Junior Lien” means a Lien granted by Parent Holdco, at any time, upon any Junior Collateral, to secure Junior Lien Obligations.
     “Junior Lien Debt” means any indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Parent Holdco that is secured on a junior basis to the Obligations by any Junior Lien that was permitted to be incurred and so secured under each applicable Loan Document; provided that:
     (1) on or before the date on which such indebtedness is incurred by Parent Holdco, such indebtedness is designated by Parent Holdco, in an officers’ certificate (in the form of Exhibit B to the Intercreditor Agreement) delivered to each Junior Lien Representative, the Lenders, and each Agent, as “Junior Lien Debt” for the purposes of the Loan Documents, which officer’s certificate shall confirm that the requirements in this definition of “Junior Lien Debt” have been satisfied; provided that the none of the Obligations may be designated as Junior Lien Debt;
     (2) such indebtedness is governed by an indenture, credit agreement or other agreement that includes an Intercreditor Confirmation and does not include any covenants of Parent Holdco that are more restrictive than the covenants of Parent Holdco set forth in the Loan Documents;
     (3) the Junior Lien Representative for such indebtedness has executed and delivered to the Collateral Agent an accession agreement to the Intercreditor Agreement (in the form of Exhibit A to the Intercreditor Agreement);
     (4) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Junior Lien to secure such indebtedness or Junior Lien Obligations in respect thereof are satisfied; and
     (5) the maturity date of such indebtedness is later than the Maturity Date and the weighted average maturity of all Junior Lien Debt is later than the Maturity Date.
     “Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.
     “Junior Lien Obligations” means Junior Lien Debt and all other “Obligations” in respect thereof (as defined in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt).
     “Junior Lien Representative” means the trustee, agent or representative of the holder of any Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lease” means a lease agreement relating to any Pool Aircraft, which is listed on Schedule 3.17(b) hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time, between a Borrower Party (as lessor), and a lessee, in each case together with all schedules, supplements and amendments thereto and each other document, agreement and instrument related thereto.

     “Leasing Company Practice” means, in relation to an Aircraft and any particular issue or matter, the customary commercial practice of ILFC, having regard to the customary commercial practice that ILFC applies under similar circumstances in respect of other aircraft owned by it or its Affiliates and not a Pool Aircraft, as such practice may be required to be adjusted by the requirements of this Agreement and the other Loan Documents, including the requirements in respect of Collateral.
     “Lenders” has the meaning set forth in the introductory paragraph of this Agreement.
     “Lender Parties” means each Lender, the Administrative Agent, the Syndication Agent and the Collateral Agent.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Lessee” means any lessee party to a Lease.
     “Lessee Default” means any default by the applicable Lessee in payment of a total of three months of rent pursuant to such Lease, and such default remains uncured for more than 120 days from the original due date of the latest payment resulting in a total of three months of rent remaining unpaid.
     “Lessor Subsidiary” means any special purpose Person or vehicle (including trusts) which (a) is organized under the laws of Delaware, California, Utah, Ireland or any other jurisdiction reasonably acceptable to the Collateral Agent, (b) holds legal title to a single Pool Aircraft and (c) 100% of the Equity Interest therein is held by a Subsidiary Holdco.
     “LIBO Rate” means, with respect to any Borrowing for any Interest Period, the greater of (a) 2.0% per annum and (b) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent (and agreed to by the Borrower, such consent of the Borrower not to be unreasonably withheld or delayed) from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Borrowing for such Interest Period shall be the greater of (a) 2.0% per annum and (b) the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Loans and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Litigation Actions” means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of a responsible officer of any Borrower Party, threatened against, any Borrower Party.
     “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
     “Loan Documents” means this Agreement, the Intercreditor Agreement, the Irish Subsidiary Holdco Request and Assumption Agreement, the Security Documents and the Notes.
     “Loan-to-Value Ratio” means, as of any LTV Determination Date, the ratio of (i) the aggregate outstanding principal amount of the Released Loans as of such LTV Determination Date, divided by (ii) the aggregate Appraised Value of all Pool Aircraft as of such LTV Determination Date. For the avoidance of doubt, the principal amount of the Released Loans which shall have been repaid or prepaid on or before the applicable LTV Determination Date shall not be included in the Loan-to-Value Ratio as of such LTV Determination Date.
     “Local Requirements Exception” means an exception for Equity Interests or title to a Pool Aircraft held by directors, trustees, nominees, conditional vendors or similar persons under similar arrangements in order to meet local nationality or other local requirements regarding registration or ownership of aircraft or to minimize the impact of any Taxes on the Borrower or Lessee and which do not, or could not reasonably be expected to, have a Material Adverse Effect on the Collateral or any part thereof or the security interest of the Collateral Agent.
     “LTV Certificate” has the meaning set forth in Section 5.09(a)(vii).
     “LTV Cure” has the meaning set forth in Section 5.16(c).
     “LTV Determination Date” has the meaning set forth in Section 5.16(b).
     “Maintenance Rent” means, with respect to any Pool Aircraft, maintenance reserves, maintenance rent or other supplemental rent payments based on usage in respect of such Pool Aircraft (or its engines or other parts) payable by the Lessee under the Lease for such Pool Aircraft for the purpose of paying, contributing to, reserving or calculating potential liability in respect of payments for future maintenance and repair of such Pool Aircraft, indemnity payments and any other payments other than scheduled rent payments.
     “Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Obligors and their Subsidiaries taken as a whole, the result of which is a material impairment of the ability of the Obligors taken as a whole to perform any of their respective obligations under any Loan Document, (b) a material impairment of the totality of the rights and remedies of, or benefits available to, any Lender Party under the Loan Documents or (c) a material adverse effect on the value of the Collateral taken as a whole.

     “Material Agreement” means each agreement set forth on Schedule 1.01(a) hereto.
     “Material Indebtedness” means any indebtedness of an Obligor for borrowed money (other than the Loans) in an aggregate principal amount exceeding $50,000,000. For purposes hereof, any obligations of any Obligor in respect of the Material Agreements shall constitute “Material Indebtedness”.
     “Maturity Date” means March 17, 2016.
     “Maximum Rate” has the meaning set forth in Section 9.17.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.
     “Non-Pool Aircraft” means, as of any date, any aircraft Owned by ILFC or any of its Subsidiaries that is not a PS Pool Aircraft.
     “Notes” has the meaning set forth in Section 2.05(d).
     “Obligations” means all principal of the Loans outstanding from time to time hereunder, all interest (including Post-Petition Interest) on the Loans, all other amounts now or hereafter payable by any Obligor under any Loan Document and any fees or other amounts now or hereafter payable by any Obligor to the Administrative Agent or the Collateral Agent for acting in its capacity as such pursuant to a separate agreement among such parties, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
     “Obligor” means ILFC and each Borrower Party.
     “OFAC” has the meaning set forth in Section 3.16.
     “Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, memorandum and articles of association, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.
     “Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, memorandum of association, articles of organization, certificate of limited partnership, certificate of trust or other applicable organizational or charter documents relating to the creation of such entity.
     “Other Aircraft Types” means Aircraft of each of the following types: (a) Airbus A321-100, (b) Airbus A340, (c) Boeing 757, (d) Boeing 737-300, (e) Boeing 737-400, (f) Boeing 737-

500, (g) Boeing 747, (h) Boeing 767, (i) Boeing 777-300 (non-ER) and (j) McDonnell Douglas MD-11.
     “Other Relevant Jurisdiction” means any other jurisdiction in which a Lessor Subsidiary is organized as reasonably approved by the Collateral Agent in accordance with the terms of clause (a) of the definition of “Lessor Subsidiary”.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Own” means, with respect to any Aircraft, to hold legal and sole ownership of such Aircraft directly or to hold 100% of the beneficial ownership of such Aircraft through a trust, conditional sale or similar arrangement holding title to such Aircraft. The terms “Ownership” and “Owned by” have a correlative meaning.
     “Parent” means American International Group, Inc.
     “Parent Holdco” has the meaning set forth in the introductory paragraph of this Agreement.
     “Participant” has the meaning set forth in Section 9.05(i).
     “Patriot Act” has the meaning set forth in 5.18(b).
     “Payment Date” means the last Business Day of each March, June, September and December, commencing on the last Business Day of June 2010.
     “Permitted Investments” means, in each case, book-entry securities, negotiable instruments or securities in bearer or registered form that evidence:
          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);
          (b) demand deposits, time deposits or certificates of deposit of the Collateral Agent or of depositary institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of Investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least “A-1” by S&P and “P-1” by Moody’s and the long-term debt rating of such depositary or institution or trust company shall be at least A1 by Moody’s or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of “AA” by S&P and “Aa1” by Moody’s;

          (c) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (b) of this definition;
          (d) corporate or municipal debt obligations (including open market commercial paper) (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the Investment or contractual commitment to invest therein, a rating of at least “A-1+” or “AA” by S&P and “P-1” or “Aa1” by Moody’s or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of “AA” by S&P and “Aa1” by Moody’s;
          (e) investments in money market funds (including funds in respect of which the Collateral Agent or any of its Affiliates is investment manager or advisor, including but not limited to Bank of America money market funds) having a rating of at least “AA” by S&P and “Aa2” by Moody’s previously approved by the Borrower or the Collateral Agent; or
          (f) notes or bankers’ acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in (b) above;
provided, however, that no investment shall be made in any obligations of any depositary institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any Obligor to or for the credit or the account of such depositary institution or trust company; provided further that if, at any time, the rating of any of the foregoing investments falls below “BBB” by S&P or “Baa2” by Moody’s, such downgraded investment shall no longer constitute a “Permitted Investment”.
     “Permitted Liens” means:
     (a) any Lien for Taxes if (i) such Taxes shall not be due and payable, or (ii) such Taxes are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;
     (b) any Lien in respect of any Pool Aircraft for any fees or charges of any airport or air navigation authority arising by statute or operation of law if (i) the payments for such fees or charges are not yet due or payable or (ii) such fees or charges are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;
     (c) in respect of any Pool Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or under customary terms of repair or modification agreements or any engine or parts-pooling arrangements or other similar Liens if the payment for such Liens (i) is not due and payable or (ii) is not overdue for payment having regard to the relevant trade, in circumstances where no enforcement action against the Aircraft has yet been taken by the relevant holder of the Lien or (iii) is disputed in good faith or contested in good faith by appropriate proceedings and reserves in accordance with GAAP have been made therefor;

     (d) any Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement) or the Lenders pursuant to the Loan Documents;
     (e) any Lien affecting any Pool Aircraft (other than a Lien for Taxes) arising out of judgments or awards against any of the Borrower Parties or any Lessor Subsidiary with respect to which at the time the period to file an appeal has not expired or an appeal is being presented in good faith and with respect to which within sixty (60) days thereafter there shall have been secured a stay of execution pending such appeal, and then only for the period of such stay, and reserves required in accordance with GAAP have been made therefor; provided that, in any case, no Event of Default has occurred and is continuing;
     (f) any permitted lien or encumbrance in respect of any Pool Aircraft, as defined under any lease of an Aircraft (other than Liens or encumbrances created by a Obligor except as described in this definition);
     (g) the respective rights of a Borrower Party or Lessor Subsidiary and the lessee or any third party that owns or leases equipment installed on an Aircraft under any lease relating to a Pool Aircraft, including any assignment of the relevant warranties relating to a Pool Aircraft (including restrictions on the Borrower Party’s or Lessor Subsidiary’s right to grant a lien on or to transfer the applicable Lease or Pool Aircraft) (and the rights of any sublessee under any permitted sublease relating to such lease) and the documents related thereto;
     (h) the rights of insurers meeting the requirements of Section 2.17 of the Security Agreement in respect of a Pool Aircraft, subject to insurance policies having been entered into in the ordinary course of business and according to commercially reasonable terms;
     (i) the interests of a voting or owner trustee, as applicable, or of an Intermediate Lessee in connection with the relevant Intermediate Lease;
     (j) any Lien bonded against by any Borrower Party or Lessor Subsidiary, any Lessee, or other similar third party security (which does not itself result in a Lien on a Pool Aircraft or any part thereof), provided that, any such bonding or other similar third party security as against any Lessee is first approved by the Administrative Agent, acting reasonably;
     (k) pledges of non-Pool Aircraft Assets or deposits required under a Lease to secure payment obligations of the applicable Borrower Party or Lessor Subsidiary under that Lease;
     (l) any Lease entered into prior to the Effective Date;
     (m) any Eligible Lease;

     (n) any Lien in respect of any Pool Aircraft resulting directly from any Third Party Event, but only for so long as the Borrower and the applicable Borrower Party or Lessor Subsidiary are complying with the requirements of the proviso to the last paragraph of Section 2.18(c) of the Security Agreement;
     (o) any head lease, lease, conditional sale agreement or purchase option granted by a lessor or owner as to the purchase of the related Pool Aircraft under or in respect of any Lease (including to an Affiliate of the Lessee) existing on the date of acquisition of such Pool Aircraft by the Borrower or thereafter granted in accordance with Leasing Company Practice;
     (p) in respect of any Junior Collateral, any Junior Lien securing Junior Lien Obligations; and
     (q) any other Lien with the consent of all of the Lenders.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “PGBC” means the Pension Guaranty Benefit Corporation.
     “Plan” means, at any date, any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan) and to which the Borrower Party or any of its ERISA Affiliates may have any liability, including any liability by reason of having be a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.
     “Platform” has the meaning set forth in Section 5.09(c).
     “Pledged Debt” has the meaning set forth in the Security Agreement.
     “Pledged Debt Collateral” has the meaning set forth in the Security Agreement.
     “Pledged Equity Interests” has the meaning set forth in the Security Agreement.
     “Pledged Equity Parties” has the meaning set forth in the Security Agreement.
     “Pool Aircraft” means, as of any date, any aircraft Owned by a Lessor Subsidiary.
     “Pool Aircraft Assets” means the Pool Aircraft Collateral and any related Security Deposits or Maintenance Rent.
     “Pool Aircraft Collateral” means all Pool Aircraft, each of the Leases related thereto and the right, title and interest of each relevant Lessor Subsidiary in and to the acquisition agreement related to such Pool Aircraft.

     “Pool Specifications” is a collective reference to each of the following requirements with respect to the PS Pool Aircraft at any time:
     (a) the aggregate Appraised Value of a single type of Widebody Aircraft at such time shall not exceed 50% of the aggregate Appraised Value of all PS Pool Aircraft at such time;
     (b) the aggregate Appraised Value of all Widebody Aircraft at such time shall not exceed 65% of the aggregate Appraised Value of all PS Pool Aircraft at such time;
     (c) the aggregate Appraised Value of all Preferred Aircraft Types at such time shall be at least 50% of the aggregate Appraised Value of all PS Pool Aircraft at such time;
     (d) the aggregate Appraised Value of all PS Pool Aircraft that are a single Other Aircraft Type at such time shall not exceed 20% of the aggregate Appraised Value of all PS Pool Aircraft at such time;
     (e) the aggregate Appraised Value of all PS Pool Aircraft leased to a single Lessee at such time shall not exceed 30% of the aggregate Appraised Value of all PS Pool Aircraft at such time (excluding any PS Pool Aircraft leased to a Lessee that results from the merger of two or more Lessees based in China, if the affected Lease of such PS Pool Aircraft was included in the Collateral prior to such merger); and
     (f) the aggregate Appraised Value of all PS Pool Aircraft leased to Lessees based or domiciled in any single country at such time shall not exceed 50% of the aggregate Appraised Value of all PS Pool Aircraft at such time.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Borrower Parties (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Preferred Aircraft Types” means Aircraft of each of the following types: (a) Airbus A319, (b) Airbus A320, (c) Airbus A321-200, (d) Airbus A330, (e) Boeing 737-600, (f) Boeing 737-700, (g) Boeing 737-800, (h) Boeing 777-200ER, (i) Boeing 777-300ER and (j) Boeing 787.
     “Premium Amount” means, with respect to any principal amount being prepaid, an amount equal to (a) except as provided in clause (c) below, 2% of such principal amount being prepaid if the date of such prepayment is prior to the first anniversary of the Effective Date, (b) except as provided in clause (c) below, 1% of such principal amount being prepaid if the date of such prepayment is on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date or (c) $0.00 if (i) the date of such prepayment is on or after the second anniversary of the Effective Date, (ii) such prepayment is made in connection with an LTV Cure other than an LTV Cure to the extent attributable to the sale, substitution or removal of any Pool Aircraft (other than substitution or removal of an Aircraft that has suffered an Event of Loss) or (iii) such prepayment is made as a result of an Event of Loss of a Pool

Aircraft, provided that such prepaid amount does not exceed an amount equal to the Appraised Value of such Pool Aircraft.
     “Prohibited Countries” has the meaning set forth in Section 3.16.
     “Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.
     “PS Pool Aircraft” means the Pool Aircraft and the Undelivered Pool Aircraft.
     “Public Lender” has the meaning set forth in Section 5.09(c).
     “Qualified Appraiser” means, with respect to Appraisals used to calculate the LTV Ratio as of the Effective Date, each of AVITAS, Inc., Aircraft Information Services, Inc. and Aviation Specialist Group, and with respect to Appraisals used to calculate the LTV Ratio as of each subsequent LTV Determination Date, such appraisal firms and any other appraisal firms selected and retained by the Borrower and approved by the Administrative Agent.
     “Ratify” means, in relation to ratification by any jurisdiction of the Cape Town Convention, that any reservations made by such jurisdiction in ratifying the Cape Town Convention are reasonably acceptable to the Required Lenders, except that the Required Lenders consent to the reservations to the Cape Town Convention made by the countries of registration of the Pool Aircraft set forth on Schedule 3.17(a) as of the Effective Date and corresponding reservations made by other countries that ratify the Cape Town Convention after the Effective Date. The term “Ratified” has a correlative meaning.
     “Records” means all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software (to the extent permitted by any applicable licenses) and related property rights) directly related to the Leases and the Pool Aircraft Assets related to the Pool Aircraft and the servicing thereof.
     “Release Date” means a Business Day, as identified in a Release Request provided in accordance with Section 2.02(b), upon which date the Aggregate Requested Release Amount shall be released to the Borrower, subject to the terms and conditions herein.
     “Released Loans” means, as of any date of determination, the then aggregate outstanding principal amount of the Loans that have been released (including on such date of determination) to the Borrower from the Collateral Account in accordance with the terms hereof. For the avoidance of doubt, the principal amount of the Released Loans which shall have been repaid or prepaid on or before the applicable determination date shall not be included in the then aggregate outstanding principal amount of the Released Loans.
     “Release Request” has the meaning set forth in Section 2.02(b).
     “Relevant Release Parties” means in respect of a Release Date and the applicable Pool Aircraft, (i) each relevant Lessor Subsidiary which holds title to such Pool Aircraft, (ii) each relevant Subsidiary Holdco directly holding 100% of the Equity Interests in each such Lessor Subsidiary and (iii) each relevant Intermediate Lessee (if any).

     “Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23,         .25, .27 or .28 of PBGC Regulation Section 4043.
     “Representatives” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
     “Required Cape Town Registrations” has the meaning set forth in the Security Agreement.
     “Required Lenders” means Lenders holding greater than 50% of (a) prior to the Loans being made on the Effective Date, the Aggregate Commitments and (b) thereafter, the aggregate outstanding principal amount of the Loans; provided that the Commitments of, or outstanding principal amount held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Requirement of Law” means, as to any Person, any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each Applicable Foreign Aviation Law applicable to such Person or the aircraft Owned or operated by it or as to which it has a contractual responsibility.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Sanctions” has the meaning set forth in Section 3.16.
     “Secured Debt” means the Loans and the Junior Lien Debt.
     “Secured Debt Representatives” means the Administrative Agent and each Junior Lien Representative.
     “Secured Obligations” has the meaning set forth in the Security Agreement.
     “Secured Parties” has the meaning set forth in the Security Agreement.
     “Securities Account” has the meaning set forth in the Security Agreement.
     “Securities Intermediary” has the meaning set forth in the Account Control Agreement.
     “Security Agreement” means the Security Agreement by the Borrower Parties party thereto in favor of the Collateral Agent, in substantially the form of Exhibit B hereto, together with any supplements delivered pursuant to Section 2.10(b) or Section 5.02(a) hereof (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Security Deposit” means any security deposits and any payments made to reinstate security deposits payable by any Lessee under a Lease.

     “Security Documents” means the Security Agreement, each Charge Over Shares, the Account Control Agreement and each other agreement, supplement, instrument or document executed and delivered pursuant to Section 2.10 or Section 5.02 to secure any of the Obligations.
     “Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained and any other indebtedness under any other indenture or credit facility that constitutes Junior Lien Obligations.
     “Specified Representation Deficiency” has the meaning set forth in Section 2.10(e).
     “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries.
     “Subsidiary” means any direct or indirect subsidiary of an Obligor, and includes a trust.
     “Subsidiary Holdco” means CA Subsidiary Holdco and Irish Subsidiary Holdco.
     “Syndication Agent” has the meaning set forth in the introductory paragraph.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Third Party Event” has the meaning set forth in the Security Agreement.
     “Title 49” means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
     “Transaction Parties” means each Obligor, each Lessor Subsidiary and each Intermediate Lessee.
     “UCC” means the Uniform Commercial Code in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     “UCC Financing Statement” means any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction and that (i) indicates the applicable Collateral by any description which reasonably approximates the description contained in this Agreement and in the Security Agreement as all applicable assets of the applicable Borrower Party or words of similar effect, regardless of whether any particular asset comprised in such Collateral falls within the scope of Article 9 of the UCC or other similar provisions of the UCC Jurisdiction, and (ii) contains any other information required by part 5 of Article 9 of the UCC, or by any other applicable provision under the laws of the UCC Jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment; provided, however, that in addition to any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction, UCC Financing Statements shall include at all times financing statements to be filed in the State of California and the District of Columbia.
     “UCC Jurisdiction” means any Uniform Commercial Code jurisdiction in which the filing of a UCC Financing Statement is effective to perfect a security interest in the Collateral under this Agreement, the Security Agreement, or any other Loan Document.
     “Uncertificated Security” has the meaning set forth in the Security Agreement.
     “Undelivered Pool Aircraft” means, as of any date, the pool of aircraft Owned by ILFC or any of its Subsidiaries, satisfying each of the following conditions: (x) the Transaction Parties shall each have a good faith intention and, to ILFC’s knowledge, the ability to transfer such aircraft to a Lessor Subsidiary within a reasonable time period and (y) such aircraft shall be listed on Schedule 3.17(a) attached hereto, as amended, restated or supplemented from time to time pursuant to Section 2.10 and Section 5.09(a)(vii). For the avoidance of doubt, upon the Final Release Date, there shall be no Undelivered Pool Aircraft.
     “United States” means the United States of America.
     “UNSC” has the meaning set forth in Section 3.16.
     “Widebody Aircraft” shall mean Aircraft of each of the following types: (a) Airbus A340, (b) Boeing 767, (c) Boeing 747, (d) McDonnell Douglas MD-11, (e) Airbus A330, (f) Boeing 777 and (g) Boeing 787.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     Section 1.02. Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a)any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, ii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, iii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and iv) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 1.03. Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time.
     Section 1.04. Times. Except as otherwise expressly provided herein, all references to times are to such time in New York, New York.
ARTICLE 2
The Credits
     Section 2.01. Commitment. (a) On the Effective Date, subject to the terms and conditions and relying on the representations and warranties set forth herein, each Lender agrees to make a Loan to the Borrower in a principal amount equal to its Commitment by transfer of such amount to the Administrative Agent as described in Section 2.03. The Loans and the Commitments hereunder are not revolving and amounts repaid or prepaid may not be reborrowed.
     (b) Any undrawn portion of the Commitments shall automatically terminate immediately after the Borrowing on the Effective Date.
     Section 2.02. Request to Borrow Loans; Request to Release Loans. (a) The Borrower shall request that the Lenders make the Loans by delivering to the Administrative Agent a notice in writing (a “Borrowing Request”) no later than 12:00 p.m., New York City time, at least three (3) Business Days before the Effective Date. Such Borrowing Request shall be irrevocable and shall specify the aggregate amount of the Loans to be made on the Effective Date (which aggregate amount shall equal the amount of the Aggregate Commitments). Following the receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof.
     (b) The Borrower shall request that the Collateral Agent release the Aggregate Requested Release Amount by delivering to the Administrative Agent and Collateral Agent a notice in writing in the form attached hereto as Exhibit J (a “Release Request”) no later than 12:00 p.m., New York City time, at least three (3) Business Days before a Release Date. Such Release Request shall be revocable. Following the receipt of a Release Request, the Administrative Agent shall promptly notify each Lender thereof.

     Section 2.03. Funding of Loan; Release of Aggregate Requested Release Amount. (a) Each Lender shall wire the principal amount of its Loan in immediately available funds, by 12:00 p.m., New York City time, on the Effective Date, to the Administrative Agent’s Account.
     (b) On the Effective Date, subject to the terms and conditions herein (including the satisfaction of each of the conditions set forth in Section 4.01), promptly upon receipt from each Lender of an amount equal to such Lender’s Commitment as described in Section 2.03(a), the Administrative Agent shall transfer to the Collateral Account all such proceeds of the Loans. All amounts in the Collateral Account shall be invested in Permitted Investments pursuant to and in accordance with Section 6 of the Account Control Agreement.
     (c) Subject to the terms and conditions (including the satisfaction of each of the conditions set forth in Section 4.02) and relying on the representations and warranties set forth herein, on a Release Date the Collateral Agent shall direct the Securities Intermediary to release from the Collateral Account to the Borrower the Aggregate Requested Release Amount to the account designated in the relevant Release Request; provided that in respect of a Release Date, the Initial LTV Ratio in respect of each Pool Aircraft related to such Release Date shall equal 56%; provided that, on the Final Release Date, in addition to the Aggregate Requested Release Amount, all other amounts in the Collateral Account will be released to the Borrower to the account designated in the relevant Release Request.
     Section 2.04. Interest. (a) Subject to the provisions of this Section 2.04, the Loans (whether or not the Loans are Released Loans) shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect plus the Applicable Margin. Interest shall be computed on the basis of a year of 360 days and actual days elapsed, except that interest computed by reference to the Base Rate at any time which the Base Rate is based on the “prime rate” (as described in the definition of Base Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     (b) If the Borrower shall default in the payment of any principal of or interest on the Loans or any other amount due hereunder, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, all such overdue amounts due from the Borrower under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at a rate equal to (i) the interest rate otherwise applicable to the Loans pursuant to this Section 2.04 plus (ii) 2.00% per annum.
     (c) Interest accrued on the Loans shall be payable in arrears on each Payment Date, shall be calculated to include the first day of each Interest Period and to, but excluding, the last day of each Interest Period and shall be paid into the Administrative Agent’s Account; provided that (i) interest accrued pursuant to Section 2.04(b) shall be payable on demand and (ii) upon any repayment of the Loans, interest accrued on the principal amount repaid shall be payable on the date of such repayment.

     (d) The Administrative Agent shall determine, in accordance with the terms of this Agreement, each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be prima facie evidence thereof.
     Section 2.05. Payment at Maturity; Evidence of Debt. (a) The Borrower agrees to pay to the Lenders on the Maturity Date the then unpaid principal amount of the Loans by deposit into the Administrative Agent’s Account. The unpaid principal amount of the Loans outstanding at any time shall be deemed reduced by any amounts paid by any Guarantor Party pursuant to Article 7 on a dollar-for-dollar basis.
     (b) The Administrative Agent shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to each Lender resulting from the Loans, including the amounts of principal and interest payable and paid to the Lenders from time to time.
     (c) The entries made in the accounts maintained pursuant to subsection (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by the Administrative Agent to maintain such accounts or any error therein shall not affect the Borrower’s obligation to repay the Loans in accordance with the terms of this Agreement.
     (d) Upon request by any Lender, the Borrower shall provide such Lender with a promissory note, substantially in the form of Exhibit F hereto, evidencing the Loan made by the Lender on the Effective Date (each, a “Note”).
     Section 2.06. Optional and Mandatory Prepayments. (a) Optional Prepayments. The Borrower will have the right at any time to prepay the aggregate outstanding principal amount of the Loans in whole or in part in amounts not less than $5,000,000 or increments of $500,000 in excess thereof and otherwise in accordance with the provisions of this Section by deposit into the Administrative Agent’s Account (provided that, such payment may be made (subject to the applicable Premium Amount) by release of funds in the Collateral Account if so elected by the Borrower).
     (b) Mandatory Prepayments. The Borrower shall prepay the aggregate outstanding principal amount of the Loans to the extent required pursuant to Section 5.16. For the avoidance of doubt, payments made in order to comply with Section 5.16 may be in any amounts necessary for such compliance.
     (c) Accrued Interest; Premium. Each prepayment of any principal amount of the Loans shall be accompanied by (a) accrued interest on the amount being prepaid to the date of such prepayment and (b) the applicable Premium Amount, if any.
     (d) Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of the principal amount of the Loans hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment in the case of a prepayment under Section 2.06(a), and one Business Day before the date of prepayment in the case of a prepayment under Section 2.06(b). Each such notice shall be irrevocable and shall specify the prepayment date, the aggregate principal amount of the Loans to be prepaid.
     Section 2.07. Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     Section 2.08. Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
     (ii) If the Borrower or the Administrative Agent shall be required to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, as the case may be, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     (c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent from payments made under this Agreement (to the extent no increased payment has been made in accordance with Section 2.08(a)(ii)(C) on account of such withholding or deduction) or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

     (d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 2.08, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
     (e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
          (ii) Without limiting the generality of the foregoing;
               (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable United States federal Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
               (B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of United States federal withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
               (1) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
               (2) executed originals of Internal Revenue Service Form W-8ECI,

               (3) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
               (4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
               (5) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
          (iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) at the request and expense of the Borrower, take such steps as shall not be materially disadvantageous to it as determined in the sole good faith discretion of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for Indemnified Taxes from amounts payable to such Lender.
     (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund (or credit or offset against an Excluded Tax in lieu of a cash refund of a Tax or Other Tax) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall, unless an Event of Default has occurred and is continuing, pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund (or credit or offset)), net of all Taxes resulting from such refund and out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund (or credit or offset)), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential in its sole good faith discretion) to the Borrower or any other Person.

     (g) Illegality; Impracticality; Increased Costs. (i) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or the making, maintaining or continuation of its Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (A) in the case of illegality, only if it is possible to eliminate such illegality by converting the Loans to Loans bearing interest based on the Base Rate, and in the case of impracticality or other circumstance described above not constituting illegality, all Loans of such Lender shall thereafter be converted to Loans that bear interest at a rate equal to the Base Rate plus the Applicable Margin either on the last day of the Interest Period therefore, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans or (B) otherwise, solely in the case of illegality, prepay all Loans of such Lender either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.
     (h) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement);
     (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.08 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
     (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by such Lender under or in respect of the Loan Documents then, within 10 Business Days after demand by such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (i) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (j) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
     (k) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (l) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
     (m) Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (i) any conversion, payment or prepayment of any Loans on a day other than the last day of the Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any Loans on the date or in the amount notified by the Borrower; or
     (iii) any assignment of a Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 9.06;
(for the avoidance of doubt, such loss, cost or expense shall exclude any loss of anticipated profits and shall include any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loans). For purposes of calculating amounts payable by the Borrower to the Lenders under this clause (m), each Lender shall be deemed to have funded each Loan made by it at the LIBO Rate by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded, with the result that the Borrower’s obligation to compensate each Lender for its loss, profit and expense as provided in this clause (m) shall be deemed to be in the amount of the excess, if any, of the interest at such LIBO Rate on the applicable amount for the remainder of such Interest Period over interest at the LIBO Rate as it would be in effect if quoted on the applicable date on the applicable amount for the remainder of the Interest Period.
     (n) If any Lender requests compensation, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or if any Lender gives a notice under this Section 2.08, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.08 in the future, or eliminate the need for the notice pursuant to this Section 2.08, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (o) All of the Borrower’s obligations under this Section 2.08 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
     Section 2.09. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Loans (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
     (b) If at any time insufficient funds are received by the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied v) first, to pay interest and fees then due hereunder ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and vi) second, to pay principal then due hereunder ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
     (c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to such Loan are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest
     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Loans, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Loans available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the Base Rate plus the Applicable Margin. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.
     (e) If the Required Lenders determine that for any reason (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any Interest Period, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the interest rate applicable to the Loans shall be a rate equal to the Base Rate plus the Applicable Margin until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of the Loans.
     (f) The obligations of the Lenders hereunder are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
     (g) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this subsection (g) shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions this subsection (g) shall apply).
Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.
     Section 2.10. Changes to the Designated Pool; Intermediate Lessees; Release of a Subsidiary Holdco. (a) Removal of Pool Aircraft from the Designated Pool; Modifications to the Designated Pool. The Borrower may remove any PS Pool Aircraft (and the related Lessor Subsidiary) from the Designated Pool if (i) the Borrower shall have provided at least twenty (20) days’ revocable prior written notice to the Lender Parties prior to any such removal in the case of a Pool Aircraft, and one (1) Business Day prior written notice in the case of an Undelivered Pool Aircraft and (ii) after giving pro forma effect to such removal of any PS Pool Aircraft, the Borrower shall be in compliance with Section 5.16(a); provided that, if a Default shall occur or be reasonably expected to occur relating to a particular Lessor Subsidiary or PS Pool Aircraft, the Borrower may remove such PS Pool Aircraft (and the related Lessor Subsidiary) from the Designated Pool if the Borrower shall have provided at least one (1) Business Day prior written notice to the Lender Parties and if, after giving pro forma effect to such removal, the Borrower is in compliance with Section 5.16(a). Upon satisfaction of the conditions set forth in the preceding sentence with respect to any Pool Aircraft, the Collateral Agent’s security interest in, and Lien on, the Equity Collateral directly related to such Pool Aircraft shall be automatically released and Schedule 3.17(a) shall be amended to reflect the removal of such Pool Aircraft from the Designated Pool. The Collateral Agent shall promptly execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence its release of the security interests in, and Liens on, the relevant Equity Collateral related to the relevant Pool Aircraft. From time to time prior to the Final Release Date, in respect of Undelivered Pool Aircraft, in accordance with the terms hereof, the Obligors shall update the Designated Pool to ensure each Undelivered Pool Aircraft set forth on Schedule 3.17(a) shall constitute an Aircraft for which the Obligors have a good faith intention and , to ILFC’s knowledge, ability to transfer to a Lessor Subsidiary within a reasonable period.
     (b) Addition of Non-Pool Aircraft to the Designated Pool. The Borrower may add any Aircraft to the Designated Pool at any time; provided that:
          (i) if such Aircraft is to be a Pool Aircraft, such Aircraft is Owned by a Lessor Subsidiary at the time such Aircraft becomes a Pool Aircraft and such Lessor Subsidiary has good and marketable legal title to such Pool Aircraft, free and clear of Liens other than Permitted Liens;
          (ii) the Borrower shall have provided three Appraisals of such Aircraft from Qualified Appraisers, each as of a date no later than the most recent Appraisals of the other PS Pool Aircraft and, if such Aircraft is to be a Pool Aircraft, after giving pro forma effect to such addition, the Borrower shall be in compliance with Section 5.16(a);
          (iii) in respect of Pool Aircraft, the relevant Lessor Subsidiary shall be, as permitted in the country of registration of such Pool Aircraft, registered as the owner and a lessor with respect to such Pool Aircraft if applicable under the law of such country of registration and such Lessor Subsidiary has made the Required Cape Town Registration, if applicable;

          (iv) in respect of Pool Aircraft, the Borrower shall have executed and delivered to the Administrative Agent and the Collateral Agent a Collateral Supplement and such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, the Equity Collateral related to the relevant Pool Aircraft; and
          (v) no Default or Event of Default shall result from or remain in existence after such addition.
     (c) Intermediate Lessees. In connection with (i) the replacement of any Lease of any Pool Aircraft, (ii) the addition of Non-Pool Aircraft to the Designated Pool, or (iii) any Requirement of Law, the Lessor Subsidiary shall be entitled, by giving notice (an “Intermediate Lease Notice”) to the Administrative Agent, to enter into an Intermediate Lease with an Intermediate Lessee with respect to such Pool Aircraft; provided that:
     (A) such Intermediate Lessee shall have executed and delivered to the Administrative Agent and the Collateral Agent such certificates, opinions and documents (including registrations and recordings with the FAA (if applicable), the International Registry and/or any Applicable Foreign Aviation Law) as are required to evidence such Intermediate Lessee as the lessor of such Pool Aircraft;
     (B) such Intermediate Lessee shall be, as permitted in the country of registration of such Pool Aircraft, registered as a lessor with respect to such Pool Aircraft and such Lessor Subsidiary shall be, as and to the extent permitted in the country of registration of such Pool Aircraft, registered as the owner with respect to such Pool Aircraft and such Lessor Subsidiary has made the Required Cape Town Registration, if applicable; and
     (C) if such Intermediate Lessee is incorporated under the laws of Ireland, the relevant Subsidiary Holdco holding the Equity Interest in such Intermediate Lessee, shall (i) enter into a Collateral Supplement in accordance with the terms of the Loan Documents and (ii) enter into an Additional Charge Over Shares in respect of such Equity Interests and cause such Additional Charge Over Shares to be filed with the Irish Companies Registration Office and the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Administrative Agent.
     (d) Termination of Intermediate Lessee’s Status. The relevant Subsidiary Holdco may from time to time, upon not less than twenty (20) days’ revocable prior written notice from such Subsidiary Holdco to the Administrative Agent, at any time and from time to time assign the Equity Interests in an Intermediate Lessee to any Person or otherwise terminate an Intermediate Lessee’s status as such, provided that such Intermediate Lessee is not party to an Intermediate Lease or a Lease or will not be at the time such transfer or other termination of such Intermediate Lessee’s status as such takes effect.

     (e) Specified Representation Deficiency. Notwithstanding anything to the contrary herein, the status of any direct Subsidiary of a Subsidiary Holdco as an Intermediate Lessee shall terminate, for purposes of the calculation of the Loan-to-Value Ratio only (until the Specified Representation Deficiency with respect to such Subsidiary no longer exists or the status of such Subsidiary as an Intermediate Lessee is terminated as such for all purposes in accordance with this Agreement), immediately if, at any time, such Subsidiary Holdco and such Subsidiary are not able to make any of the representations set forth below with respect to such Subsidiary at such time and any Pool Aircraft leased by it shall immediately be deemed to have an Appraised Value of $0.00 (the occurrence of such situation with respect to such Subsidiary, a “Specified Representation Deficiency”):
     (i) Such Subsidiary is subject to civil and commercial laws with respect to its Obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Subsidiary, the “Applicable Subsidiary Documents”), and the execution, delivery and performance by such Subsidiary of the Applicable Subsidiary Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary is organized and existing in respect of its obligations under the Applicable Subsidiary Documents.
     (ii) The Applicable Subsidiary Documents are in proper legal form under the laws of the jurisdiction in which such Intermediate Lessee is organized and existing for the enforcement thereof against such Intermediate Lessee under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents.
     (iii) It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents that the Applicable Subsidiary Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary is organized and existing or that any registration charge or stamp or similar tax be paid at such time on or in respect of the Applicable Subsidiary Documents or any other document, except for (1) any such filing, registration, recording, execution or notarization as has been made and (2) any charge or tax as has been timely paid.
     (iv) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the Subsidiary’s jurisdiction of organization or Tax residence or in which the Subsidiary has an office either (3) on or by virtue of the execution or delivery of the Applicable Subsidiary Documents or (B) on any payment to be made at such time by such Subsidiary pursuant to the Applicable Subsidiary Documents, except (i) for Excluded Taxes described in clause (c) or (d) of the definition of such term or (ii) as has been disclosed to the Administrative Agent and is not material (as determined by the Administrative Agent acting reasonably) or (iii) in the case of clause (A), as have been paid.

     (v) The execution, delivery and performance of the Applicable Subsidiary Documents executed by such Subsidiary are, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary is organized and existing, not subject to any notification or authorization at such time except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (B) shall be made or obtained as soon as is reasonably practicable).
     The Borrower or the relevant Subsidiary Holdco agrees to give prompt notice (not to exceed five (5) Business Days) to the Administrative Agent after it obtains knowledge of any Specified Representation Deficiency and, upon such notice, will provide a LTV Certificate as of the date of such notice giving pro forma effect to removal of such Subsidiary as a Transaction Party.
     (f) Release of Subsidiary Holdco. A Subsidiary Holdco will be released from its obligations under the Loan Documents if (i) the Borrower shall have provided at least twenty (20) days’ revocable prior written notice to the Lender Parties prior to any such proposed release, identifying the relevant Subsidiary Holdco to be released, (ii) such Subsidiary Holdco shall not hold directly or indirectly any of the Equity Interests in any Lessor Subsidiary nor any Intermediate Lessee and (iii) after giving pro forma effect to such release of such Subsidiary Holdco, the Borrower shall be in compliance with Section 5.16(a). Upon satisfaction of the conditions set forth in the preceding sentence with respect to any Subsidiary Holdco, (x) the Collateral Agent’s security interest in, and Lien on, any equity interest in any Person held by such Subsidiary Holdco shall be released and (y) such Subsidiary Holdco shall be released from its obligations under the Loan Documents. The Collateral Agent shall promptly execute and deliver to the relevant Subsidiary Holdco, at the Borrower’s expense, all documents that such Subsidiary Holdco shall reasonably request to evidence its release of the security interests in, and Liens on, any equity interests held by such Subsidiary Holdco and the release of such Subsidiary Holdco from its obligations under the Loan Documents.
     Section 2.11. Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.15), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as not Default or Event of Default exists), to the funding of the Loans in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreements, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund its Loans; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article 4 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should not longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the Effective Date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
     Section 2.12. Artemis (Delos) Limited. Notwithstanding anything in the Loan Documents to the contrary, until the occurrence of the Irish Subsidiary Holdco Accession Date, no reference herein or in any Loan Document to “Artemis (Delos) Limited” or to “Irish Subsidiary Holdco” shall have any meaning or effect or be binding upon any Person in any manner, including any representation, warranty, covenant, or any other agreement or provision under the Loan Documents in respect of Artemis (Delos) Limited or Irish Subsidiary Holdco. Upon the occurrence of the Irish Subsidiary Holdco Accession Date, Artemis (Delos) Limited (i) shall become a party to each of this Agreement, the Security Agreement, the relevant Charges Over Shares and any other Loan Document to which it is to become a party and (ii) shall be a Grantor, a Borrower Party, an Obligor, a Transaction Party, a Relevant Release Party, a

Subsidiary Holdco, the Irish Subsidiary Holdco and each other entity referenced herein or in the other Loan Documents for all purposes under this Agreement and the other Loan Documents and shall be bound by the obligations of such Person hereunder and thereunder.
ARTICLE 3
Representations and Warranties
     The Borrower and each other Obligor represents to the Lender Parties on the Effective Date (and, (i) in the case of a Release Date, with respect to any of the below representations or warranties relating to any Transaction Party, Borrower Party or Obligor that on such Release Date is also a Relevant Release Party, on such Release Date and (ii) in the case of the Irish Subsidiary Holdco Accession Date, with respect to any of the below representations or warranties relating to the Irish Subsidiary Holdco) that:
     Section 3.01. Organization, etc. Each Transaction Party is a Person duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of such Transaction Party’s organization; and such Transaction Party has the power and authority to own its property and to carry on its business as now being conducted and is duly qualified and, if applicable, in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
     Section 3.02. Authorization; Consents; No Conflict. The execution and delivery by such Obligor of any Loan Document to which it is a party and the performance of its obligations thereunder and the consummation of the transactions contemplated thereby (a) are within its organizational powers, (b) have been duly authorized by all necessary corporate action, (c) have received all necessary approvals, authorizations, consents, registrations, notices, exemptions and licenses (if any shall be required) from (i) the FRBNY and (ii) all other Governmental Authorities and other Persons, except in the case of (ii) such approvals, authorizations, consents, registrations, notices, exemptions or licenses non-receipt of which could not reasonably be expected to have a Material Adverse Effect, (d) do not and will not contravene, constitute a default under or conflict with any provision of (i) Law, (ii) any judgment, decree or order to which any Transaction Party is a party or by which it is bound, (iii) any Transaction Party’s Operating Documents or Organizational Documents or (iv) any provision of any agreement or instrument binding on any Transaction Party, or any agreement or instrument of which such Transaction Party is aware affecting the properties of such Transaction Party, except with respect to (d)(i), (ii) and (iv) above, for any such contravention or conflict which could not reasonably be expected to have a Material Adverse Effect and (e) do not and will not result in or require the creation or imposition of any Adverse Claim on any of such Transaction Party’s properties, other than the Security Documents. Each of the Loan Documents to which such Obligor is a party has been duly authorized, executed and delivered by such Obligor.
     Section 3.03. Validity and Binding Nature. This Agreement and the other Loan Documents to which such Obligor is a party constitute (or will constitute when duly executed and delivered) legal, valid and binding obligations of such Obligor, enforceable against such

Obligor in accordance with their respective terms, subject to bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     Section 3.04. Financial Statements. ILFC’s audited consolidated financial statements as at December 31, 2009, a copy of which has been furnished to each Lender, have been prepared in accordance with GAAP and fairly present the financial condition of ILFC and its Subsidiaries as at such date and the results of their operations for the period then ended.
     Section 3.05. Litigation and Contingent Liabilities. All Litigation Actions, taken as a whole, could not reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such Litigation Actions or provided for or disclosed in the financial statements referred to in Section 3.04, and other than as set forth in ILFC’s filings with the Securities and Exchange Commission, no Transaction Party has any contingent liabilities which are material to its business, credit, operations or financial condition of the Transaction Parties taken as a whole.
     Section 3.06. Security Interest.
     (a) The Security Agreement creates a valid and (upon the taking of the actions required hereby or thereby) perfected security interest in favor of the Collateral Agent in the Collateral as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens (other than, in the case of priority, the Permitted Lien described in clause (p) of the definition of Permitted Lien), and all filings and other actions necessary to perfect and protect such security interest under the laws of the United States, Ireland and each Other Relevant Jurisdiction have been (or in the case of future Collateral will be) duly taken, enforceable against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties. The relevant Lessor Subsidiary has good and marketable legal title to its respective Pool Aircraft, free and clear of Liens other than Permitted Liens. Schedule 3.06 hereto lists, (i) to the knowledge of the Obligors after due inquiry, all Permitted Liens described in clause (e) or (j) of the definition of Permitted Liens on the Pool Aircraft Collateral existing as of the Effective Date and (ii) all Permitted Liens described in clause (n) of the definition of Permitted Liens on the Pool Aircraft Collateral existing as of the Effective Date of which a responsible officer of any Obligor has received written notice.
     (b) None of the Collateral nor any Pool Aircraft Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms hereof or of the Security Documents and except for Permitted Liens, no Collateral nor any Pool Aircraft Collateral is described in (i) any UCC financing statements filed against any Transaction Party other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry, or filing records that may be applicable to the Collateral or any Pool Aircraft Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, the Security Agreement or any other Security Document in favor of the Collateral Agent, for the benefit of the Secured Parties, or, with respect to the Leases, in favor of the Borrower Parties or the Lessee thereunder.

     (c) The rights and obligations of each Lessor Subsidiary and each Intermediate Lessee (as lessor, as applicable) under the Leases to which it is a party with respect to the Pool Aircraft are held free and clear of any Adverse Claim other than Permitted Liens.
     Section 3.07. Employee Benefit Plans. Each employee benefit plan (as defined in Section 3(3) of ERISA) maintained or sponsored by ILFC or any Subsidiary complies in all material respects with all applicable requirements of law and regulations. During the 12-consecutive-month period prior to the execution and delivery of this Agreement, no ERISA Event has occurred, except in any such case for events which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither ILFC nor any ERISA Affiliate is a member of, or contributes to, any Multiemployer Plan as to which the potential Withdrawal Liability based upon the most recent actuarial report could reasonably be expected to have a Material Adverse Effect. Neither ILFC nor any Subsidiary has any material contingent liability with respect to any post retirement benefit under an employee welfare benefit plan (as defined in section 3(i) of ERISA), other than liability for continuation coverage described in Part 6 of Title I of ERISA.
     Section 3.08. Investment Company Act. No Transaction Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Transaction Party is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.
     Section 3.09. Regulation U. No Transaction Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board). No proceeds of the Loan will be sued to purchase or carry any margin stock or to extent credit to others for the purpose of purchasing or carrying any margin stock.
     Section 3.10. Information. (a) All written information furnished by or on behalf of any Transaction Party to any Lender Party in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, on the date furnished (and when taken in connection with previous information so furnished, and the information contained in ILFC’s filings with the Securities and Exchange Commission, for the purpose of completeness) shall have been, to the best of ILFC’s knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information contains any material misstatement of fact or omits to state any material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes an opinion or forecast, ILFC represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of ILFC) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.

     (b) All information furnished by ILFC to any Lender Party on and after the date hereof shall be, to the best of ILFC’s knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information shall contain any material misstatement of fact or shall omit to state any material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes an opinion or forecast, ILFC represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of ILFC) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.
     Section 3.11. Compliance with Applicable Laws, etc. Each Transaction Party is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (including ERISA) applicable to it, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Transaction Party is in default under any agreement or instrument to which such Transaction Party is a party or by which it or any of its properties or assets is bound, which default could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.
     Section 3.12. Insurance. Each Transaction Party maintains, or has caused to be maintained, insurance as required by the Security Agreement.
     Section 3.13. Taxes. Each Transaction Party has filed all Tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been established, and except where failure to files such returns or pay such Taxes, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.
     Section 3.14. Transaction Party Information. Schedule 3.14, as updated from time to time in writing to the Lender Parties, accurately sets forth with respect to each Transaction Party (i) the location of its chief executive office, (ii) its jurisdiction of incorporation, (iii) its entity type and (iv) its employer or taxpayer identification number (if any) issued by its jurisdiction of incorporation. Each Transaction Party only has one jurisdiction of incorporation.
     Section 3.15. Solvency. As of the Effective Date (and as also reflected on ILFC’s consolidated balance sheet dated as of December 31, 2009, and confirmed by the Appraisals dated as of March 8, 2010 and March 9, 2010, as the case may be, delivered to the Administrative Agent as a condition to the occurrence of the Effective Date), the fair value of the assets of each of (x) ILFC and (y) the Borrower and its Subsidiaries taken as a whole, exceed their respective liabilities. As of the Effective Date, neither the Transaction Parties taken as a whole nor ILFC nor the Borrower is or will be rendered insolvent as a result of the transactions contemplated by this Agreement and the other Loan Documents.
     Section 3.16. Sanctions. None of the Transaction Parties, any of their Subsidiaries or any director, officer, employee, agent, affiliate or representative of any Transaction Party or any of its Subsidiaries is a Person that is, or is owned or controlled by a Person that is, (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), the Government of Ireland or other sanctions authority relevant in the United States, Ireland or any other jurisdiction of incorporation or formation of any Transaction Party (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Prohibited Country”). For purposes of this Agreement, the Prohibited Countries shall be those countries reasonably determined by the Administrative Agent as subject to Sanctions from time to time and notified to the Obligors. The Prohibited Countries as of the date hereof are listed on Annex 1.
     Section 3.17. Description of Aircraft and Leases, Etc.
     (a) Schedule 3.17(a) attached hereto, as amended from time to time pursuant to Section 2.10 and Section 5.09(a)(vii) hereof is a true and correct list of all PS Pool Aircraft and the country of registration of such PS Pool Aircraft.
     (b) Schedule 3.17(b) attached hereto, as supplemented from time to time pursuant to Section 2.16(c)(ii) of the Security Agreement, is a true and correct list of all Leases (including, without limitation, any head leases) in effect with respect to the PS Pool Aircraft and the name and jurisdiction of organization or incorporation of the applicable Lessees.
     Section 3.18. Ownership. ILFC or a Subsidiary thereof Owns each PS Pool Aircraft. The relevant Lessor Subsidiary Owns each Pool Aircraft. Parent Holdco holds 100% of the Equity Interest in the Borrower. The Borrower holds 100% of the Equity Interest in each of CA Subsidiary Holdco and Irish Subsidiary Holdco. As of each Release Date, (i) each relevant Subsidiary Holdco holds 100% of the Equity Interest in the relevant Lessor Subsidiary and (ii) if applicable, the relevant Subsidiary Holdco holds 100% of the Equity Interest in the relevant Intermediate Lessee.
     Section 3.19. Use of Proceeds. The proceeds of the Loans will be used by the Borrower (a) to pay indebtedness of the Borrower outstanding as of the Effective Date, (b) to pay interest, fees and expenses payable on such indebtedness or payable hereunder and (c) for general corporate purposes.
ARTICLE 4
Conditions
     Section 4.01. Effective Date. The obligations of each Lender to make its Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
     (a) The Administrative Agent (or its counsel) shall have received from each party hereto executed counterparts of this Agreement, including sufficient original executed counterparts for each Lender.

     (b) The Administrative Agent (or its counsel) shall have received from each party thereto executed counterparts of the Intercreditor Agreement.
     (c) The Collateral Agent shall have received from each party thereto executed counterparts of the Security Agreement and the Charge Over Shares in respect of the Irish Subsidiary Holdco.
     (d) The Collateral Account shall have been established and the Administrative Agent shall have received from the Borrower, the Securities Intermediary and the Collateral Agent executed counterparts to the Account Control Agreement.
     (e) The Administrative Agent shall have received a favorable written opinion (addressed to each Lender Party and dated the Effective Date) of each of Clifford Chance US LLP with respect to New York law, in-house counsel to ILFC with respect to California law and other matters, and A&L Goodbody with respect to Irish law, each counsel for the Obligors, substantially in the form of Exhibit D-1A, D-1B and D-1C (as applicable) hereto as to such matters as any Lender Party may reasonably request, including non-contravention of any indenture, agreement, mortgage, deed of trust or other instrument to which any Obligor is a party or by which it is bound or any of its properties are subject (including, but not limited to, any Lease), and, in the case of each opinion required by this subsection, covering such other matters relating to the relevant Obligor, the Loan Documents, the Collateral or the transactions contemplated thereby as any Lender Party shall reasonably request. The Obligors hereby request such counsel to deliver such opinions.
     (f) The Collateral Agent shall have received UCC Financing Statements (i) from the Parent Holdco, naming the Parent Holdco as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the applicable Collateral (such UCC Financing Statements to be satisfactory to the Collateral Agent) and (ii) from the Borrower, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the applicable Collateral (such UCC Financing Statements to be satisfactory to the Collateral Agent).
     (g) The Administrative Agent shall have received such documents and certificates as the Lender Parties or their respective counsel may reasonably request relating to the organization, existence and, if applicable, good standing of each Obligor, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Obligors, the Loan Documents, the Collateral or the transactions contemplated hereby or thereby, all in form and substance satisfactory to the Lender Parties and their counsel.
     (h) The Administrative Agent shall have received such documents and certificates as the Lender Parties or their respective counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Securities Intermediary, the authorization of the transactions contemplated by the Account Control Agreement and any other legal matters relating to the Securities Intermediary in connection with the Loan Documents or the transactions contemplated hereby or thereby, all in form and substance satisfactory to the Lender Parties and their counsel.

     (i) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of ILFC, confirming compliance with the conditions set forth in clauses (m) and (n) of this Section 4.01.
     (j) The Borrower shall have paid all fees and other amounts due and payable to the Lender Parties or other Person in connection with the transactions contemplated under the Loan Documents on or before the Effective Date, including (i) an upfront fee to each Lender on the Effective Date in an amount equal to 2% of the amount of such Lender’s Commitment; (ii) any amounts due under the Fee Letter to any Person; and (iii) all other fees and other amounts due and payable to any other Person pursuant to any other agreement related to the transactions contemplated in the Loan Documents to the extent invoiced in reasonable detail.
     (k) The Administrative Agent and the Collateral Agent shall have received the results of a recent Lien, tax and judgment search in each relevant jurisdiction, including without limitation each jurisdiction in which each Borrower Party is organized revealing no Liens on any of the assets of any Borrower Party or the Collateral.
     (l) All consents and approvals required to be obtained by the Borrower, ILFC, or any other Obligor from any Governmental Authority or other Person in connection with the transactions contemplated by the Loan Documents shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome condition.
     (m) The representations and warranties of the Obligors contained in Article 3 of this Agreement and contained in each other Loan Document shall be true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
     (n) Immediately after giving effect to the Loans, no Default or Event of Default shall have occurred and be continuing.
     (o) The Administrative Agent shall have received three Appraisals of each PS Pool Aircraft in form and substance satisfactory to it. Such Appraisals shall have been conducted by a Qualified Appraiser prior to the Effective Date.
     (p) The Administrative Agent shall have received evidence satisfactory to it that each of the PS Pool Aircraft is Owned by ILFC or an Affiliate of ILFC as of the Effective Date.
     (q) The Administrative Agent shall have received evidence satisfactory to it that ILFC and each other Obligor has received all waivers and/or amendments to its existing indentures, agreements, mortgage, deeds of trust and other instruments to which it is a party, and any waiver or approval required from the FRBNY, necessary to allow it to undertake the transactions contemplated by the Loan Documents.
     (r) The Administrative Agent shall have received from each Obligor such charges, consents, UCC Financing Statements and amendments and other similar instruments, agreements, certificates, documents and opinions of counsel as the Lender Parties may reasonably request, together with evidence to their satisfaction that all necessary actions have been taken, in order to grant the Collateral Agent, for the benefit of the Secured Parties, a first-priority security interest in, and Lien on, the Equity Collateral (in respect of the Borrower and each Subsidiary Holdco) and the Account Collateral.
     (s) The Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest in the Equity Collateral (in respect of the Borrower and each Subsidiary Holdco) and the Account Collateral.
     (t) Each Lender who requests a Note (or the Administrative Agent, on behalf of each such Lender) shall have received a signed original of a Note with respect to its Loan, duly executed by the Borrower.
     (u) At least 10 days prior to the Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.
Promptly after the Effective Date occurs, the Administrative Agent shall notify each other Lender Party and each Borrower Party thereof, and such notice shall be conclusive and binding.
     Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
Section 4.02. Release Date. The obligations of the Collateral Agent to release the Aggregate Requested Release Amount from the Collateral Account pursuant to a Release Request hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
     (a) The Collateral Agent and the Administrative Agent shall have received a duly executed and completed Release Request.
     (b) On the relevant Release Date, the Borrower shall be in compliance with the Loan-to-Value Ratio.
     (c) The Collateral Agent shall have received the following documents or instruments: (i) the relevant Subsidiary Holdco pledging the Equity Collateral in the relevant Lessor Subsidiary shall have executed and delivered a Collateral Supplement in respect of such Equity Collateral and, if such Lessor Subsidiary is organized in Ireland, an Additional Charge Over Shares in respect of such Equity Collateral, (ii) if applicable, the relevant Subsidiary Holdco pledging the Equity Collateral in the relevant Intermediate Lessee shall have executed and delivered a Collateral Supplement in respect of such Equity Collateral and, if such Intermediate Lessee is organized in Ireland, an Additional Charge Over Shares in respect of such Equity Collateral and (iii) documentary confirmation from the state of registration and the International

Registry, respectively that (x) to the extent applicable in such jurisdiction, such Lessor Subsidiary is registered in the jurisdiction of registration of the Pool Aircraft identified in the applicable Release Request as the owner and lessor (or, if there is an Intermediate Lessee in respect of such Pool Aircraft, the Intermediate Lessee as lessor) of such Pool Aircraft, as may be customary in such jurisdiction, and (y) the Required Cape Town Registrations have been made.
     (d) The Administrative Agent shall have received a favorable written opinion (addressed to each Lender Party and dated such Release Date) of each of (i) Clifford Chance US LLP with respect to New York law, in-house counsel to the Relevant Release Parties with respect to California law and other matters, and A&L Goodbody with respect to Irish law, each counsel for the Obligors, substantially in the form of Exhibit E-1A, E-1B and E-1C (as applicable) hereto as to such matters as the Collateral Agent may reasonably request and (ii) Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special counsel to the Relevant Release Parties in respect of Cape Town matters, substantially in the form of Exhibit E-2. The Obligors request such counsel to deliver such opinions.
     (e) The Collateral Agent shall have received UCC Financing Statements from the relevant Subsidiary Holdco, naming such Subsidiary Holdco as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the applicable Equity Collateral in respect of the relevant Lessor Subsidiary, and if applicable, the relevant Intermediary Lessee (such UCC Financing Statements to be reasonably satisfactory to the Collateral Agent).
     (f) The Administrative Agent shall have received such documents and certificates relating to the organization, existence and, if applicable, good standing of the Relevant Release Parties, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to each of the Relevant Release Parties, the Loan Documents, the Collateral or the transactions contemplated hereby or thereby, all in form and substance reasonably satisfactory to the Collateral Agent and their counsel, including, Organizational Documents, Operating Documents, resolutions and incumbency certificates.
     (g) The Administrative Agent shall have received a certificate, dated the Release Date and signed by the President, a Vice President or a Financial Officer of ILFC, confirming (x) compliance with the conditions set forth in clauses (j) and (k) of this Section 4.02 and (y) that each of the relevant Pool Aircraft is registered in the country of registration of such Pool Aircraft in the name of the relevant Lessor Subsidiary as the owner and lessor (or, if there is an Intermediate Lessee in respect of such Pool Aircraft, the Intermediate Lessee as lessor) of such Pool Aircraft if applicable in such country and there are no Liens of record in respect of such Pool Aircraft (other than Permitted Liens).
     (h) The Borrower shall have paid all fees and other amounts due and payable to the Administrative Agent and the Collateral Agent in connection with the transactions contemplated under the Loan Documents on or before the relevant Release Date, including all fees, expenses and other amounts (including the reasonable fees and expenses of legal counsel) due and payable to any other Person pursuant to any other agreement related to the Release Date and the transactions contemplated thereby.

     (i) The Administrative Agent and the Collateral Agent shall have received the results of a recent Lien, tax and judgment search in each relevant jurisdiction, including without limitation each jurisdiction in which each relevant Lessor Subsidiary or Intermediate Lessee is organized, each jurisdiction in which each relevant Pool Aircraft identified in the relevant Release Request is registered, and the International Registry with respect to each Relevant Release Party and the Collateral, revealing no Liens on any of the assets of any Relevant Release Party, any relevant Pool Aircraft Collateral or the relevant Collateral other than Permitted Liens.
     (j) The representations and warranties of the Obligors contained in Article 3 of this Agreement and contained in each other Loan Document applicable to such Release Date as provided in Article 3 of this Agreement shall be true and correct on and as of the Release Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
     (k) Immediately after giving effect to the release of the Aggregate Requested Release Amount from the Collateral Account, no Default or Event of Default shall have occurred and be continuing.
     (l) The Administrative Agent shall have received evidence reasonably satisfactory to it that each of the relevant Pool Aircraft is Owned by a Lessor Subsidiary as of the applicable Release Date, including, without limitation, a warranty bill of sale (and, for any Pool Aircraft registered with the FAA, a FAA bill of sale) in respect of each relevant Pool Aircraft.
     (m) The Administrative Agent shall have received three initial Appraisals (to the extent such Appraisals were not delivered to the Administrative Agent on or prior to the Effective Date) of each relevant Pool Aircraft in form and substance reasonably satisfactory to it.
     (n) The Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest in the Collateral (to the extent of the Express Perfection Requirements, subject to any change in law).
     (o) The Administrative Agent shall have received insurance certificates and broker’s letters or other evidence reasonably satisfactory to the Administrative Agent confirming that each relevant Transaction Party maintains, or has caused to be maintained, insurance as required by the Security Agreement with respect to the Pool Aircraft identified in the relevant Release Request.
     Promptly after the Release Date occurs, the Administrative Agent shall notify each other Lender Party and each Borrower Party thereof, and such notice shall be conclusive and binding.
     Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Release Date specifying its objection thereto.

     Section 4.03. Quiet Enjoyment Letters. If requested by the Borrower, the Collateral Agent shall provide a quiet enjoyment letter (in the form provided to the Collateral Agent by the Borrower) relating to the Lease of the Aircraft that is a Pool Aircraft or in connection with a Release Date, will be a Pool Aircraft as of such Release Date.
ARTICLE 5
Covenants
     Until all the principal of and interest on the Loans and all fees payable hereunder have been paid in full, each Obligor covenants and agrees with each Lender Party that:
     Section 5.01. Legal Existence and Good Standing. Except as permitted under Section 2.10 or Section 5.17, such Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or trust existence and the rights (charter and statutory) and franchises of each Transaction Party; provided, however, that no Obligor will be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Transaction Party and that the loss thereof is not disadvantageous in any material respect to the Lenders or the Administrative Agent.
     Section 5.02. Protection of Security Interest of the Lenders.
     (a) The relevant Borrower Party shall deliver to the Collateral Agent such additional supplements to the Security Agreement, charges, consents and other similar instruments, agreements, certificates, opinions and documents (including UCC Financing Statements and charge documents) as the Collateral Agent or the Administrative Agent may reasonably request to effectuate the terms hereof and under and in accordance with the Security Documents and thereby to:
     (i) (A) grant, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Secured Parties and (B) take all actions necessary to perfect security interests in favor of the Collateral Agent in accordance with the laws of the United States, Ireland and any Other Relevant Jurisdiction (or any instrumentality thereof) (including but not limited to the filing of UCC Financing Statements in the appropriate locations, including the State of California and the District of Columbia, and appropriate offices and registrations and recordings with the Irish Companies Registration Office), in any or all present and future property of each Borrower Party which would constitute Collateral under and in accordance with the terms of the Security Documents prior to the Liens or other interests of any Person, except to the extent Permitted Liens may have priority; and
     (ii) otherwise establish, maintain, protect and evidence the rights provided to the Collateral Agent, for the benefit of the Secured Parties, under and in accordance with the terms hereof and of the Security Documents including anything that may be necessary under the laws of the United States, Ireland and any Other Relevant Jurisdiction (or any instrumentality thereof).

     (b) No Borrower Party shall change its name, identity or corporate structure (within the meaning of Article 9 of the UCC) unless such Borrower Party shall have given the Collateral Agent at least thirty (30) days’ prior written notice thereof; provided that, upon the Collateral Agent’s request in any case in which, in the Collateral Agent’s reasonable opinion, such change of name, identity or corporate structure would or could make the Security Agreement, the other Security Documents, any filings or registrations or any financing statement or continuation statement filed pursuant to the terms hereof or any other Loan Documents misleading within the meaning of Section 9-402(7) of the UCC or any other applicable law, such Borrower Party shall promptly file appropriate amendments to all previously made filings or registrations and all previously filed financing statements and continuation statements.
     (c) Each Borrower Party shall give the Collateral Agent at least thirty (30) days’ prior written notice of any change of such Borrower Party’s jurisdiction of incorporation.
     (d) Each Borrower Party shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
     Section 5.03. Ownership, Operation and Leasing of Pool Aircraft; Ownership of Borrower and Each Subsidiary Holdco.
     (a) No Transaction Party shall:
     (i) other than in connection with a sale, transfer or other disposition permitted under Section 5.04, permit any Person other than (x) a Borrower Party or a Lessor Subsidiary (except to the extent of the Local Requirements Exception) to own beneficially any Pool Aircraft and (y) a Lessor Subsidiary (except to the extent of the Local Requirements Exception) to hold title to any Pool Aircraft;
     (ii) other than in connection with a sale, transfer or other disposition permitted under Section 5.04, permit any Person other than a Subsidiary Holdco (except to the extent of the Local Requirements Exception) to hold any portion of the Equity Interest in any Intermediate Lessee;
     (iii) enforce or amend, replace or waive any term of, or otherwise modify, any Lease with respect to any Pool Aircraft in a manner other than in a manner consistent with Leasing Company Practice;
     (b) At all times, (i) Parent Holdco shall directly hold 100% of the Equity Interests in the Borrower and (ii) Borrower shall directly hold 100% of the Equity Interests in each Subsidiary Holdco.
     Section 5.04. Limitation on Disposition of Aircraft; Limitation on Disposition of Certain Equity Collateral. Except as expressly provided in Section 2.10 or Section 5.17, no Transaction Party shall sell, transfer or otherwise dispose of any Pool Aircraft or Lessor Subsidiary unless the requirements in Section 5.16(a) shall be satisfied after giving pro forma effect to such sale, transfer or other disposition. Parent Holdco shall not sell, transfer or otherwise dispose of any of its Equity Interest in Borrower. Except after a release of CA Subsidiary Holdco or Irish

Subsidiary Holdco, as the case may be, as expressly provided in Section 2.10(f), Borrower shall not sell, transfer or otherwise dispose of any of its Equity Interest in CA Subsidiary Holdco or Irish Subsidiary Holdco, respectively.
     Section 5.05. Payment of Taxes or Other Claims. Each Transaction Party will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon such Transaction Party or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of such Transaction Party or any of its Subsidiaries; provided, however, that such Transaction Party shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 5.06. Representations Regarding Operation. No Transaction Party shall represent or hold out, or consent to any Lessee to represent or hold out, any Lender Party as (i) the owner or lessor of any PS Pool Aircraft, (ii) carrying goods or passengers on any PS Pool Aircraft or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any PS Pool Aircraft.
     Section 5.07. Compliance with Laws, Etc. Each Transaction Party shall comply in all material respects with all Requirements of Law (including ERISA or any laws applicable to any Foreign Pension Plan), rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges is caused by a Third Party Event (and only for so long as the applicable Transaction Party is complying with the requirements of the proviso to the last paragraph of Section 2.16(a) of the Security Agreement) or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Obligor to perform its obligations under the Loan Documents.
     Without limiting the foregoing, each Transaction Party shall obtain all governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required to be obtained by it in connection with the Loan Documents and for the Pool Aircraft Owned or leased by it, including a current certificate of airworthiness for each Pool Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Pool Aircraft) unless such Pool Aircraft is not subject to a Lease or is undergoing maintenance or modification or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Obligor to perform its obligations under the Loan Documents, in which case all appropriate governmental (including regulatory) registrations, certificates, licenses, permits and authorizations shall be maintained.
     Section 5.08. Notice of Adverse Claim or Loss. ILFC shall notify the Lender Parties promptly after a responsible officer of ILFC obtains knowledge thereof, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Pool Aircraft Assets (other than Permitted Liens) or any of the Collateral, (ii) of the occurrence of any event which would have a material adverse effect on the assignments and security interests granted by the Borrower Parties under any Loan Document, (iii) of any loss, theft, damage, or destruction to any Pool Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the greater of the damage notification threshold under the relevant Lease and $2,000,000; and (iv) as soon as such Obligor becomes aware of any settlement offer received by such Obligor with respect to any claim of damage or loss in excess of $10,000,000 with respect to a Pool Aircraft.
     Section 5.09. Reporting Requirements.
     (a) ILFC shall furnish, or cause to be furnished, to the Administrative Agent:
     (i) as soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP, for such year of ILFC and its consolidated Subsidiaries, certified by any firm of nationally recognized independent certified public accountants;
     (ii) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, with respect to ILFC and its consolidated Subsidiaries, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer in charge of financial matters of ILFC identifying such balance sheets or statements as being the balance sheets or statements of ILFC described in this paragraph (ii) and stating that the information set forth therein fairly presents the financial condition of ILFC and its consolidated Subsidiaries as of the last day of such quarter of such Fiscal Year in conformity with GAAP, subject to year-end adjustments and omissions of footnotes and subject to the auditors’ year end report;
     (iii) concurrently with each delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of ILFC (A) certifying as to whether to his or her knowledge an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (B) stating whether any change in GAAP or in the application thereof has occurred since the date of ILFC’s most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (iv) as soon as possible and in any event within two Business Days after he or she obtains knowledge of the occurrence and continuance of a Default or an Event of Default (including, for the avoidance of doubt, by receipt of a notice of any default under any Material Indebtedness which with the passing of time or giving of notice or otherwise could reasonably be expected to lead to an Event of Default under Article 6(f)), a written statement of a Financial Officer of ILFC setting forth complete details of such Default or Event of Default, and the action, if any, which the Obligors have taken or propose to take with respect thereto;

     (v) promptly, from time to time, subject to applicable confidentiality restrictions such other information, documents, Records or reports respecting the Pool Aircraft, the Leases, the Pool Aircraft Assets or the condition or operations, financial or otherwise, of the Obligors or any of their Subsidiaries which are reasonably available to it and which the Administrative Agent may, from time to time, reasonably request;
     (vi) prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the performance of any Obligor’s obligations hereunder or under any other Loan Document, or invalidating, or having the effect of invalidating, any provision of this Agreement, or any other Loan Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint, in each case, of which a responsible officer has knowledge;
     (vii) on or prior to each LTV Determination Date, a certificate of a Financial Officer in substantially the form of Exhibit I (an “LTV Certificate”) setting forth in detail reasonably satisfactory to the Administrative Agent (i) computations of the Loan-to-Value Ratio as of such LTV Determination Date, (ii) if applicable, the LTV Cure that was or will be, as applicable, undertaken by the Borrower pursuant to Section 5.16 (including, if applicable, the Non-Pool Aircraft that any of Transaction Parties have transferred or will transfer to a Lessor Subsidiary to effectuate such LTV Cure) and (iii) a complete list of all PS Pool Aircraft (which such list will reference whether an Aircraft is a Pool Aircraft or an Undelivered Pool Aircraft separately) as of such LTV Determination Date (which list shall replace Schedule 3.17(a) hereto upon delivery of such LTV Certificate), together with three Appraisals, each conducted by a Qualified Appraiser, in substance reasonably satisfactory to the Administrative Agent, of any Aircraft added (or being proposed to be added pursuant to an LTV Cure) to the Designated Pool since the immediately preceding LTV Determination Date; provided, however, no Pool Aircraft may be removed from Schedule 3.17(a) (and any such removal shall be ineffective) unless the Borrower shall be in compliance with Section 5.16.
     (viii) as soon as is available and in any case within ten Business Days after the Appraisal Date, three Appraisals of each Pool Aircraft from Qualified Appraisers and, at any time during the continuance of an Event of Default, at the request of the Administrative Agent, Appraisals of the Pool Aircraft specified in such request from Qualified Appraisers. Each Appraisal shall be conducted (i) by a Qualified Appraiser, (ii) at the sole cost and expense of the Borrower and (iii) no more than thirty (30) days prior to the date such Appraisal is furnished.
     (b) The Lender Parties are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to any other Lender Party, to any Government Authority having jurisdiction over any such Person or any Transaction Party pursuant to any written request therefor or in the ordinary course of examination of loan files, to any rating agency in connection with their respective ratings of commercial paper issued by the Lenders or to any other Person who shall acquire or consider the assignment of, or acquisition of any interest in, any Obligation permitted by this Agreement; provided that such Person (not including any

Government Authority or any rating agency) agrees in writing to the confidentiality provisions set forth in Section 9.14.
     (c) Documents required to be delivered pursuant to this Section 5.09 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which ILFC posts such documents, or provides a link thereto on ILFC’s website on the Internet at a website address provided to the Administrative Agent; or (ii) on which such documents are posted on ILFC’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) ILFC shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests ILFC to deliver such paper copies and (ii) ILFC shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance ILFC shall be required to provide paper copies of the certificates required by Section 5.09(a)(iv) to the Administrative Agent. Except for the items in subsections (iv) and (viii) of 5.09(a), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by ILFC with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     ILFC hereby acknowledges that (a) the Administrative Agent and/or an Arranger Entity will make available to the Lenders information provided by or on behalf of ILFC hereunder (collectively, “ILFC Materials”) by posting the ILFC Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to ILFC or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. ILFC hereby agrees that it will use commercially reasonable efforts to identify that portion of the ILFC Materials that may be distributed to the Public Lenders and that (w) all such ILFC Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking ILFC Materials “PUBLIC”, ILFC shall be deemed to have authorized the Administrative Agent, any Arranger Entity and the Lenders to treat such ILFC Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to ILFC or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such ILFC Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all ILFC Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and an Arranger Entity shall be entitled to treat any ILFC Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
     Section 5.10. Limitation on Transactions with Affiliates. No Transaction Party shall enter into, renew or extend any transaction after the date hereof (including the purchase, sale,

lease or exchange of property or assets, or the rendering of any service) with any Affiliate of such Transaction Party (other than any Transaction Party or any of their Subsidiaries), except upon terms no less favorable to such Transaction Party than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements. Notwithstanding the foregoing, nothing in this Section shall have the effect of prohibiting any transaction authorized by Section 2.10 or any insurance transaction that is entered into in the ordinary course of business and not for speculative purposes between Borrower and Parent or any Affiliate of Parent.
     Section 5.11. Inspections. Not more frequently than one time per calendar year (unless an Event of Default shall have occurred and be continuing), the Administrative Agent, or its agents or representatives, may, upon reasonable notice and during regular business hours, at the Obligor’s expense, which notice shall in no event be less than five Business Days (except if an Event of Default shall have occurred and be continuing), as requested by the Administrative Agent, (i) examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of any Transaction Party and (ii) visit the offices and properties of any Transaction Party, for the purpose of examining such materials described in clause (i) above, and discussing matters relating to the Pool Aircraft Collateral or any Obligor’s performance under the Loan Documents or under the Leases with any appropriate officers or employees of any Transaction Party, having knowledge of such matters.
     Section 5.12. Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used solely to (a) pay indebtedness of the Borrower outstanding as of the Effective Date, (b) pay interest, fees and expenses payable on such indebtedness or payable hereunder and (c) general corporate purposes. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.
     Section 5.13. Insurance. Each Transaction Party shall maintain or cause to be maintained insurance covering such risks, and in such amounts as specified in Section 2.17 and Schedule V of the Security Agreement.
     Section 5.14. UNSC, EU and United States Sanctions and Export Restrictions. No Transaction Party shall, nor shall it permit or cause any of its Subsidiaries to, directly or through a Subsidiary, lease, sell, purchase or own an aircraft, to any Person to which the export and/or use of such aircraft or engine is not permitted (including by reason of such Person’s location), or would not be permitted if the Transaction Party’s transaction were governed by the laws of the United States, under (A) any UNSC sanctions or export restrictions, (B) any EU sanctions or export restrictions, (C) any sanctions administered or enforced by OFAC, (D) the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Commerce Department, (E) the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. Department of State, or (F) any subsequent sanctions, regulations or orders, the effect of which prohibits or restricts the export and/or use of aircraft to such country or such Person, after giving effect in each case to applicable licenses and other exemptions. Each Transaction Party shall, and shall cause any of its Subsidiaries to, deliver to the Lenders any certification or other evidence reasonably requested from time to time by the Lenders, confirming its compliance with this Section.
     Section 5.15. Sanctions. (a) No Transaction Party shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available any funds to any subsidiary, joint venture partner or other Person (x) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any Sanctions; or (y) in any other manner that will result in a violation of Sanctions by any Lender Party participating in the Loans, whether as lender, borrower, advisor or otherwise.
     (a) No Transaction Party shall permit any Pool Aircraft (i) to be registered in, or operated by any Lessee domiciled in, or organized under the laws of, a Prohibited Country or (ii) to be operated by any Lessee under a Lease if the existence of such Lease would cause any Obligor to be in violation of Section 5.14 or this Section 5.15, otherwise in violation of any Sanctions, or in violation of any Requirement of Law relating to money laundering, including the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), or any implementing regulations thereunder.
     Section 5.16. Loan-to-Value Ratio; Average Age.
     (a) The Borrower will not permit (i) the Loan-to-Value Ratio on any LTV Determination Date to exceed 63% and (ii) the Average Age on any LTV Determination Date to exceed the age that is equal to the sum of (x) the Average Age on the Effective Date, plus (y) the amount of time elapsed since the Effective Date, plus (z) 6 months; provided that the Average Age may exceed such age for up to 120 consecutive days if such excess results solely from an Event of Loss or Specified Representation Deficiency.
     (b) The Loan-to-Value Ratio shall be tested on the Effective Date, each Release Date, each Payment Date beginning on the second Payment Date, upon the sale or removal of any Pool Aircraft or Lessor Subsidiary in accordance with Section 2.10, upon the substitution of a Non-Pool Aircraft for a Pool Aircraft or a Person for a Lessor Subsidiary or prepayment under Section 2.06, upon an Event of Loss and upon a Specified Representation Deficiency in accordance with Section 2.10(e) (each such date, a “LTV Determination Date”).
     (c) In the event that the Loan-to-Value Ratio as of any LTV Determination Date is or will be (as applicable in accordance with Section 5.16(d)), after giving effect to any sale, removal or substitution of any Pool Aircraft or Lessor Subsidiary, greater than that permitted pursuant to Section 5.16(a) above, the Obligors shall be required, in any combination, to (i) prepay all or a portion of the principal amount of the Loans by deposit into the Administrative Agent’s Account and/or (ii) add Non-Pool Aircraft, in each case such that the Pool Aircraft in the Designated Pool shall be in compliance with Section 5.16(a) after giving pro forma effect to such addition (each of (i) and (ii), an “LTV Cure”), in an aggregate amount sufficient to cause the Loan-to-Value Ratio, after giving pro forma effect to any LTV Cure, to satisfy the requirements of Section 5.16(a) as of such LTV Determination Date.

     (d) The Obligors shall complete the applicable LTV Cure(s) (i) in connection with any LTV Determination Date relating to the sale, substitution or removal of any Pool Aircraft, or that is the Effective Date, on or prior to the LTV Determination Date, and (ii) after any other LTV Determination Date, (A) with respect to any LTV Cure consisting of prepayment of the Loans, within three Business Days following the delivery of such LTV Certificate and (B) with respect to any other LTV Cure, within 45 days (or within 120 days in the case of an LTV Cure resulting from an Event of Loss or Specified Representation Deficiency) following the delivery of such LTV Certificate.
     Section 5.17. Mergers, Consolidations and Sales of Assets. (a) ILFC shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and ILFC shall not permit any Person to consolidate with or merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it, unless:
     (i) in case ILFC shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which ILFC is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of ILFC substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an amendment hereto, executed and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest on all the Loans and the performance of every covenant of this Credit Agreement and the other Loan Documents on the part of ILFC to be performed or observed;
     (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
     (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any properties or assets of ILFC would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted under Sections 5.02 and 5.03, ILFC or such successor Person shall take such steps as shall be necessary effectively to (A) restore (if adversely affected) a first priority perfected security interest in the Collateral for the benefit of the Collateral Agent (on behalf of the Secured Parties) in accordance with the requirements of the Loan Documents and (B) otherwise secure the Obligations equally and ratable with (or, at the option of ILFC, prior to) all indebtedness secured thereby; and
     (iv) ILFC has delivered to the Administrative Agent an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if any amendment is required in connection with such transaction, such amendment comply with this Section 5.17 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) Upon any consolidation by ILFC with or merger by ILFC into any other Person or any conveyance, transfer or lease of the properties and assets of ILFC substantially as an entirety in accordance with clause (a), the successor Person formed by such consolidation or into which ILFC is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, ILFC under the Loan Documents with the same effect as if such successor Person had been named as ILFC herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Loan Documents.
     (c) None of Parent Holdco, the Borrower, CA Subsidiary Holdco, Irish Subsidiary Holdco, any Lessor Subsidiary nor any Intermediate Lessee shall merge or consolidate into another Person unless (i) the capital structure immediately prior to such merger or consolidation would remain unchanged after giving effect to such merger or consolidation such that ILFC would directly own 100% of the Equity Interest in Parent Holdco, Parent Holdco would directly own 100% of the Equity Interest in the Borrower, the Borrower would directly own 100% of the Equity Interest in each applicable Subsidiary Holdco and each Subsidiary Holdco would directly own 100% of the Equity Interest in each of its applicable Lessor Subsidiaries, (ii) the successor Person formed by such consolidation or into which the relevant Transaction Party is merged would be the successor Transaction Party such that, for example, if the Borrower merges into a Delaware partnership, the surviving Delaware partnership would become the Borrower, (iii) such successor Person would be bound to perform all of the obligations and duties of its predecessor entity, (iv) no Default or Event of Default shall occur prior to or after giving effect to such merger or consolidation, (v) the Collateral Agent will continue to have a first priority perfected security interest in all of the Collateral (including 100% of the Equity Interest in such successor Person) and will receive a legal opinion from reputable international counsel to such effect and (vi) the Administrative Agent shall have received a certificate, dated as of the date of such merger or consolidation and signed by the President, a Vice President or a Financial Officer of ILFC confirming that each of preceding conditions (i) through (v) have been satisfied.
     Section 5.18. Limitation on Indebtedness. No Transaction Party (other than ILFC) may incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future, any Indebtedness other than (i) in the case of the Obligors, Indebtedness under the Loan Documents, (ii) in the case of Parent Holdco, Junior Lien Debt, (iii) Indebtedness in respect of guarantees by any Borrower Party of any obligation of any Transaction Party (other than of ILFC or Parent Holdco); (iv) Leases and obligations to Lessees, trustees and others under the Leases, trust agreements and other documents related thereto, including any Indebtedness owed to any Lessee under any such agreement or the Lease with respect to maintenance contributions, redelivery condition adjustment payments or any other obligation of any Subsidiary Holdco or any Lessor Subsidiary to a Lessee; (v) Indebtedness of any Transaction Party owed to ILFC and Pledged Debt; provided that, no such Indebtedness shall be permitted unless (x) such Indebtedness has been subordinated to the Obligations and the Junior Lien Obligations pursuant to the terms of the Intercreditor Agreement, (y) in the case of any Pledged Debt Collateral, such Pledged Debt Collateral has been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement and the Collateral Agent has a first priority perfected security interest in such Pledged Debt Collateral and (z) in the case of any Pledged Debt Collateral, such Pledged Debt Collateral is evidenced by an Instrument which has been delivered and indorsed to the Collateral Agent; (vii) Indebtedness required in connection with repossession of an Aircraft or any Engine (as defined in the Security Agreement); and (viii) Indebtedness in favor of the issuer of a surety, letter of credit or similar instrument to be obtained by any Subsidiary Holdco or any Lessor Subsidiary in connection with the repossession or detention of an Aircraft or other enforcement action under a Lease.
Section 5.19. Limitation on Business Activity. Each Transaction Party (other than ILFC) shall maintain its existence as a separate corporation, trust or other Person for the sole purpose of (i) in the case of each Lessor Subsidiary and each Intermediate Lessee, owning, leasing and disposing of the Pool Aircraft and activities incidental thereto and (ii) in the case of each Borrower Party, holding and disposing of the assets contemplated to be held hereunder and entering into the Loan Documents and the transactions contemplated thereby and activities incidental thereto. Each Transaction Party (other than ILFC) shall maintain certain policies and procedures relating to its separateness, including, (x) maintaining its own books and records (other than any Transaction Party which is a trust) and maintaining its assets and liabilities in such a manner that it is not difficult to segregate, identify or ascertain such assets and liabilities from those of ILFC, other Transaction Parties and any other Person, and (y) holding itself out to creditors and the public as a legal entity (other than any trust) separate and distinct from ILFC, other Transaction Parties and any other Person (except for consolidated tax returns, financial statements and similar reports).
ARTICLE 6
Events of Default
     If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due;
     (b) the Borrower shall fail to pay when due any interest on the Loans and such failure shall continue unremedied for a period of three Business Days, or the Borrower shall fail to pay when due any fee or other amount (except an amount referred to in clause (a) above) payable under any Loan Document, and such failure shall continue unremedied for a period of seven Business Days after demand upon or other notice to such Borrower;
     (c) any representation, warranty or certification made or deemed made by or on behalf of any Transaction Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and the adverse effect thereof, if capable of being remedied, shall continue unremedied for a period of 30 days after the date on which the applicable Obligor shall have received written notice thereof from any Lender Party;
     (d) any Obligor shall fail to observe or perform any covenant or agreement contained in Sections 5.01, 5.04, 5.13, 5.16(a)(ii), 5.16(d) or 5.17;

     (e) any Obligor shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) above), and such failure shall continue unremedied for a period of 60 days (or, if ILFC failed to give notice of such noncompliance or nonperformance pursuant to Section 5.09(a)(iv) within two Business Days after obtaining knowledge thereof, 60 days minus the number of days elapsed between the date the Borrower obtained such knowledge and the date ILFC gives the notice pursuant to Section 5.09(a)(iv), but in no event less than two Business Days) after notice thereof from any Lender Party to ILFC (which notice will be given by the Administrative Agent at the request of the Required Lenders);
     (f) default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any Material Indebtedness of the Borrower or any other Obligor now existing or hereinafter created, which default shall constitute a failure to pay any amount of principal of or interest on such Material Indebtedness when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of any Material Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a written notice to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by the Lenders of at least 25% in outstanding principal amount of the Loans, specifying such default with respect to the other indebtedness and requiring such Obligor to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of an Event of Default hereunder;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Transaction Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Transaction Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) any Transaction Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, examination or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Transaction Party or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) have its board of directors vote to approve any action for the purpose of effecting any of the foregoing;
     (i) any Transaction Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (j) one or more judgments for the payment of money in an aggregate amount exceeding $50,000,000 shall be rendered against any Transaction Party taken as a whole and shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any Transaction Party to enforce any such judgment; or
     (k) any Lien purported to be created under any Security Document shall be asserted by any Transaction Party not to be, a valid and perfected Lien on any Collateral with the same priority as and to the extent provided for under the applicable Security Documents except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;
     (l) an ERISA Event shall have occurred that when taken either alone or together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;
then, and in every such event (except an event with respect to any Transaction Party described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to ILFC, (i) if such notice shall have been delivered prior to the making of the Loans, declare the Commitments to be terminated or (ii) if such notice shall have been delivered after the making of the Loans, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to any Borrower Party described in clause (g) or (h) above, (1) if such event shall have occurred prior to the making of the Loans, the Commitments shall automatically be terminated and (2) if such event shall have occurred after the making of the Loans, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are waived by the Obligors.
ARTICLE 7
Guaranty
     Section 7.01. Guaranty. Each Guarantor Party hereby guarantees the punctual payment upon the expiration of any applicable remedial period, whether at scheduled maturity or by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor Party shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Obligor to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, examination or similar proceeding involving such Obligor.
     Section 7.02. Contribution. Subject to Section 7.03, each Guarantor Party hereby unconditionally agrees that in the event any payment shall be required to be made to any Secured Party under this Article 7, such Guarantor Party in its capacity as such will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor Party so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
     Section 7.03. Guaranty Absolute. Each Guarantor Party guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor Party under or in respect of this Article 7 are independent of the Guaranteed Obligations or any other Obligations of any other Obligor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor Party to enforce this Article 7, irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions. The liability of each Guarantor Party under this Article 7 shall be irrevocable, absolute and unconditional, and each Guarantor Party hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of any Obligor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to any Obligor or any of its Subsidiaries or otherwise;
     (c) any taking, exchange, release or non-perfection of security interest in or Lien on any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;
     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Obligor under the Loan Documents or any other assets of any Obligor or any of its Subsidiaries;
     (e) any change, restructuring or termination of the corporate structure or existence of any Obligor or any of its Subsidiaries;
     (f) any failure of any Secured Party to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to such Secured Party (each Guarantor Party waiving any duty on the part of the Secured Parties to disclose such information);
     (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or
     (h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Obligor or any guarantor or surety other than satisfaction in full of the Obligations.
This Article 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Guarantor Party’s Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.
     In furtherance of the foregoing and without limiting the generality thereof, each Guarantor Party agrees as follows:
          (a) the obligation pursuant to this Article 7 is a guaranty of payment when due and not of collectability, and is a primary obligation of each Guarantor Party and not merely a contract of surety;
          (b) the Administrative Agent may enforce the Guaranteed Obligations upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;
          (c) the obligations of each Guarantor Party hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor Party) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor Party whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;
          (d) payment by any Guarantor Party of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor Party’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor Party’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor Party from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor Party, limit, affect, modify or abridge any other Guarantor Party’s liability hereunder in respect of the Guaranteed Obligations;
          (e) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor Party’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor Party) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith and any Security Document including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor Party against any other creditor or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and
          (f) this Article 7 and the obligations of Guarantor Parties hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor Party shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower and any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor Party as an obligor in respect of the Guaranteed Obligations.
     Section 7.04. Waiver and Acknowledgments. (i) Each Guarantor Party hereby waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Article 7 and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral.
     (a) Each Guarantor Party hereby unconditionally and irrevocably waives any right to revoke this Article 7 and acknowledges that this Article 7 is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future.
     (b) Each Guarantor Party hereby unconditionally and irrevocably waives any defense (i) arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor Party or other rights of such Guarantor Party to proceed against any of the other Obligors, any other guarantor or any other Person or any Collateral; (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor Party under this Article 7; (iii) arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower, any other Guarantor Party or any Obligor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower, any other Guarantor Party or any Obligor from any cause other than payment in full of the Guaranteed Obligations; (iv) based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (v) based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (vi) based on any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder; (vii) based on the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof; (viii) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; and (ix) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
     (c) Each Guarantor Party hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor Party any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower Party or any of its Subsidiaries now or hereafter known by such Secured Party.
     (d) Each Guarantor Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 7 are knowingly made in contemplation of such benefits.
     Section 7.05. Subrogation. Each Guarantor Party hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor Party’s Guaranteed Obligations under or in respect of any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Obligor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of such Guarantor Party’s Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, it being understood that payments in respect of inter-company advances exclusively among the Obligors in the ordinary course of business are not prohibited under this Section 7.05 unless an Event of Default has occurred and is continuing. If any amount shall be paid to any Guarantor Party in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor Party and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to such Guarantor Party’s Guaranteed Obligations and all other amounts payable by it under this Article 7, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of such Guarantor Party’s Guaranteed Obligations or other amounts payable by it under this Article 7 thereafter arising. If all of the Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, the Secured Parties will, at any Guarantor Party’s request and expense, execute and deliver to such Guarantor Party appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor Party of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor Party pursuant to this Article 7.
     Section 7.06. Payment Free and Clear of Taxes. Any and all payments by any Guarantor Party under this Article 7 shall be made in accordance with the provisions of this Agreement, including the provisions of Section 2.08 (and such Guarantor Party shall make such payments of Taxes or Other Taxes to the extent described in Section 2.08), as though such payments were made by the Borrower.
     Section 7.07. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 7.08. Continuing Guaranty. This Article 7 is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, and vii) inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, transferees and assigns. No Guarantor Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent.
     Section 7.09. Subordination of Certain Intercompany Indebtedness. Each Guarantor Party hereby agrees that any obligations owed to it by another Transaction Party shall be subordinated to the Obligations of such Guarantor Party and that any indebtedness owed to it by another Transaction Party shall be subordinated to the Obligations of such other Obligor, it being understood that such Guarantor Party or such other Transaction Party, as the case may be, may make payments on such intercompany indebtedness unless an Event of Default has occurred and is continuing.
     Section 7.10. Limit of Liability. (a) Each Guarantor Party shall be liable only for Guaranteed Obligations aggregating up to the largest amount that would not render its Guaranteed Obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     (b) In the event that the direct or indirect assets of any Obligor organized under the laws of Ireland are insufficient to pay in full all claims made by the Secured Parties in respect of Guaranteed Obligations of such Obligor, then the Secured Parties shall have no further claim against such Obligor with respect to its Guaranteed Obligations for amounts that exceed its direct or indirect assets at such time.
ARTICLE 8
Agents
     Section 8.01. Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided herein, the provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Transaction Party shall have rights as a third party beneficiary of any of such provisions.
     (b) Goldman Sachs is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Goldman Sachs to act as Syndication Agent in accordance with the terms hereof and the other Loan Documents. The Syndication Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable.
     (c) In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Transaction Party. The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Effective Date, Goldman Sachs, in its capacity as the Syndication Agent, shall not have any obligations but shall be entitled to all benefits of this Article 8. The Syndication Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower.
     (c) Each Lender irrevocably authorizes the Syndication Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Syndication Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Syndication Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Syndication Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.
     (d) The Administrative Agent hereby agrees that it shall (i) furnish to Goldman Sachs, in its capacity as a lead arranger, upon Goldman Sachs’ request, a copy of the Register, (ii) cooperate with Goldman Sachs in granting access to any Lenders (or potential lenders) who Goldman Sachs identifies to the Platform and (iii) maintain Goldman Sachs’ access to the Platform.
     Section 8.02. Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with ILFC or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     Section 8.03. Exculpatory Provisions. Each Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to ILFC or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
     No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Article 5) or (ii) in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by ILFC, the Borrower or a Lender.
     No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth anywhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
     Section 8.04. Reliance by each Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 8.05. Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Representatives. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Representatives of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
     Section 8.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Representatives in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Section 8.07. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any Lender or any of their Representatives and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any Lender or any of their Representatives and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     Section 8.08. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arranger Entities listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder,
     Section 8.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 9.03) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 9.03.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     Section 8.10. Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10.

ARTICLE 9
Miscellaneous
     Section 9.01. Notices Generally. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to any Obligor, the Borrower, the Administrative Agent, the Syndication Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
     Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ILFC MATERIALS OR THE ADEQUACY OF THE

PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Affiliates and their respective partners, directors, officers, employees, agents, trustees and advisors (collectively, the “Agent Parties”) have any liability to ILFC, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent’s transmission of ILFC Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to ILFC, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Borrower and each Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities laws, to make reference to ILFC Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
     (e) Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent, each Lender and the Representatives of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with each Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

     Section 9.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loans shall not be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.
     (b) No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into or consented to by the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the written consent of the Administrative Agent (acting at the direction of the Required Lenders); provided that without the consent of each affected Lender, no such agreement shall have the effect of (i) increasing the Commitments of such affected Lender; (ii) reducing the amount of principal, interest or fees owing to such affected Lender; and (iii) changing the times or dates for payment of principal or interest to such affected Lender; provided further that without the consent of all of the Lenders, no such agreement shall have the effect of (i) changing the Loan-To-Value Ratio that is required to be maintained, (ii) releasing all or substantially all of the Collateral prior the repayment of the Loans in full, (iii) amending the definition of Required Lenders and (iv) amending clause (q) of the definition of Permitted Liens; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without such Person’s prior written consent. Any purported waiver, amendment or other modification of any Loan Document or any provision thereof that does not comply with this Section 9.02(b) shall be null and void and of no legal effect.
     (c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) neither of the Commitment and the principal amount of the Loans of any Defaulting Lender may be increased or extended, and the maturity of any Loans of any Defaulting Lender may not be extended, in each case without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
     Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the conditions precedent to each Release Date, the administration of this Agreement and the other Loan Documents, and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) including in each case the reasonable fees, charges and disbursements of counsel engaged by the Administrative Agent or the Collateral Agent (including the allocated fees of in-house counsel) (except as expressly set forth in the Fee Letter), and (ii) any out-of-pocket expenses incurred by any Lender Party in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents and expenses incurred during any workout, restructuring or negotiations in respect of any Loans or any Loan Documents, including in each case the fees, charges and disbursements of counsel, accountants, financial advisers and other experts engaged by such Lender Party (including the allocated fees of in-house counsel) (except as expressly set forth in the Fee Letter).
     (b) The Borrower agrees to indemnify each Lender Party and each of their respective Representatives (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (exclusive however of Taxes, it being understood that the sole indemnification provided by the Borrower to the Indemnitees in respect of Taxes is set forth in Section 2.08), incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Obligor or any of their respective Affiliates) relating to: (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, or any amendment, supplement or waiver thereto, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any actual or alleged presence or release of Hazardous Materials on any property currently or formerly owned, leased, operated or used by any Obligor or any of its Subsidiaries, or any Environmental Liability related in any way to any Obligor or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. If any Indemnitee is entitled to indemnification under this Section 9.03 with respect to any action or proceeding brought by a third party that is also brought against any Obligor, the relevant Obligor will be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnitee. Upon assumption by such Obligor of the defense of any such action or proceeding, the Indemnitee will have the right to participate in such action or proceeding and to retain its own counsel but such Obligor will not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitee in connection with the defense thereof unless (i) such Obligor has agreed to pay such fees and expenses, (ii) such Obligor will have failed to employ counsel reasonably satisfactory to the Indemnitee in a timely manner or (iii) the Indemnitee will have been advised by counsel that there are actual or potential conflicts of interest between any Obligor and the Indemnitee, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to any Obligor, except that to the extent (x) there is more than one claim and (y) each actual or potential conflict of interest applies to fewer than all of such claims and can be isolated by separating into separate lawsuits or proceedings such claims in which an actual or potential conflict of interest arises (with respect to which lawsuits or proceedings such Obligor will be responsible for legal expenses of the Indemnitee’s counsel) from those in which no actual or potential conflict of interest arises (with respect to which lawsuits or proceedings such Obligor will not be responsible for legal expenses of the Indemnitee’s counsel). No Obligor will consent to the terms of any compromise or settlement of any action defended by any Obligor in accordance with the foregoing without the prior consent of the applicable Indemnitees, provided that such consent of the applicable Indemnitees shall not be unreasonably withheld if such compromise or settlement (i) includes an unconditional release of such Indemnitees from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee.
     (c) No Obligor shall assert, and it waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, the Loans or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (d) The provisions of Section 2.08 and this Section 9.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby and thereby, the repayment of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of any Lender Party. All amounts due under this Section 9.03 shall be payable on written demand therefor.
     (e) All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(f).

     (g) To the extent that any payment by or on behalf of the Borrower is made to any Lender Party, or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     (h) The agreements in this Section shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 9.04. Successors and Assigns. The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (1) other than as provided in Section 2.10 or Section 5.17 hereof, the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (2) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.05. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly provided herein, the Representatives of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     Section 9.05. Assignments by Lenders. (a) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in clause (i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 (or such lower amount that is the entire outstanding amount of the Loans held by such Lender) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (a)(i)(B) of this Section and, in addition:
(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to any Person unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to an Arranger Entity, a Lender, an Affiliate of a Lender or an Approved Fund; provided that such Person shall not be engaged primarily in the aircraft leasing business or aviation advisory business or be an air carrier; and
(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is not by an Arranger Entity or is to a Person that is not an Arranger Entity, a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) for the avoidance of doubt, neither the Borrower nor any Obligor will be obligated to pay all or any portion of such processing and recordation fee. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person.

(vi) Certain Additional Payments. In connection with the assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.08, 2.09 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) of this Section.
     Without limiting the foregoing, if any Lender assigns any of its rights or obligations under this Agreement to an assignee and, as a result of circumstances existing at the date on which such assignment occurs, the Borrower would be obliged to make a payment to such assignee under Sections 2.08 or 2.09, then the rights of such assignee to receive payment under such Sections by reference to the circumstances existing as at the date of such assignment (or a continuation of such circumstances) shall be limited to the extent of the entitlement of such assigning Lender had such assignment not occurred.
     (b) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (c) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (a) a natural person or (b) the Borrower or any of the Borrower’s Affiliates or Subsidiaries (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.02(b) that affects such Participant. Subject to subsection (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08 and 2.09 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to the foregoing provisions of this Section 9.05.
     (d) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment from the Borrower under Section 2.08 or 2.09 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, and the Borrower shall have no obligations to make greater aggregate payments under Sections 2.08 and 2.09 to or for the account of the applicable Lender and the Participant following the grant of such Participation unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.08 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.08 as though it were a Lender.
     (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 9.06. Replacement of Lenders. If (i) any Lender requests compensation under Section 2.09, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.08 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Sections 9.04 and 9.05), all of its interests, rights and obligations in its capacity as a Lender under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.05;
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.08, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Section 9.07. Survival. All covenants, agreements, representations and warranties made by the Obligors in the Loan Documents and in certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on the Loans or any fee or other amount payable hereunder is outstanding and unpaid.
     Section 9.08. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement (i) will become effective when the Lenders shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
     Section 9.09. Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.09, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
     Section 9.10. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 9.11. Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Obligor or its properties in the courts of any jurisdiction.
     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 9.13. Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 9.14. Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as, or more restrictive than, those of this Section, to (i) any permitted assignee of or Participant in, or any prospective permitted assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Obligors received by it from any Agent or any Lender or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

     For purposes of this Section, “Information” means all non-public information received from ILFC or any Subsidiary relating to ILFC or any Subsidiary or any of their respective businesses, other than any such information that is available to the applicable Person on a nonconfidential basis prior to disclosure by ILFC or any Subsidiary, provided that, in the case of information received from ILFC or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning ILFC or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. Notwithstanding anything herein to the contrary, in no event shall any Lender Party provide information concerning ILFC or its Subsidiaries or any Affiliate, Lease or Lessee that is not publicly available to any Affiliate of such Lender Party that is engaged primarily in the aircraft leasing business or aviation advisory business or is an air carrier (provided that the Collateral Agent may provide Banc of America Leasing & Capital, LLC or any other Subsidiary or Affiliate of the Collateral Agent that administers filings on the International Registry on behalf of the Collateral Agent from time to time any information to the extent required in connection with making the Required Cape Town Registrations).
     Section 9.15. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     Section 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by the Loan Documents (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Obligor acknowledges and agrees that: (i) each of the Arranger Entities may have economic interests that conflict with those of the Borrower, its equity holders and/or its Affiliates; (ii) the arranging or other services regarding this Agreement provided by each Arranger Entity or each Agent are arm’s-length commercial transactions between the Borrower, each other Obligor and their respective Affiliates, on the one hand, and such Agent or Arranger Entity, on the other hand, and each Obligor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Loan Documents; (iii) in connection with the transactions contemplated by the Loan Documents and the process leading thereto, each Arranger Entity and each Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Obligor or any Obligor’s management, Affiliates, stockholders or other equity holders, creditors or employees or any other Person; (iv) no Arranger Entity nor any Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Obligor, or any of their respective equity holders or Affiliates with respect to any of the transactions contemplated by the Loan Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Arranger Entity or any Agent has advised or is currently advising any Obligor, or any of their respective equity holders or Affiliates on other matters) and no Arranger Entity nor any Agent has any obligation to any Obligor or any of their respective Affiliates with respect to the transactions contemplated by the Loan Documents except those obligations expressly set forth therein; (v) any Arranger Entity and any Agent may be engaged in a broad range of transactions that involve interests that differ from the Obligors and the Obligors’ respective affiliates and no Arranger Entity nor any Agent will have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (vi) the Arranger Entities and the Agents provide services to, invest in investment vehicles that invest in, and engage in other activities and relationships with entities and persons, including entities and persons who may be involved in transactions arising from or relating to the transactions contemplated by the Loan Documents, or be customers or competitors of, or have other relationships with, the Borrower, and in the course of such other activities and relationships the Arranger Entities and the Agents may acquire information of the transactions contemplated by the Loan Documents or other entities and persons which may be the subject of the transactions contemplated by the Loan Documents, none of the Arranger Entities and the Agents shall have any obligation to disclose to any Obligor any such information or the fact that any Arranger Entity or any Agent has possession of such information, or use such information on the Borrower’s behalf; and (vii) no Arranger Entity nor any Agent has provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent the Obligor have deemed appropriate. Each Arranger Entity and each Agent is serving as an independent contractor under the Fee Letter or the Loan Documents, as applicable, and in connection with the performance of its services hereunder and nothing in the Fee Letter or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Arranger Entity or any Agent, on the one hand, and any Obligor, or its respective equity holders or Affiliates, on the other hand. Each Obligor hereby waives and releases, to the fullest extent permitted by law, any claims that it may have that any Arranger Entity or any Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Obligor in connection with the transactions contemplated by the Loan Documents or the process leading thereto, or against any Arranger Entity or any Agent with respect to any breach or alleged breach of agency or fiduciary duty.
     Each Obligor and its Affiliates’ rights and obligations under any other agreement with any Arranger Entity or any Agent that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties under the Loan Documents, and none of such rights and obligations under such other agreements shall be affected by any Arranger Entity’s or Agent’s performance or lack of performance of services under the Loan Documents or the Fee Letter. The Obligors acknowledge that one or more Arranger Entities or Agents may currently or in the future participate in other debt or equity transactions on behalf of or render financial advisory services to a Obligor or other companies that may be involved in a competing transaction. The Arranger Entities and the Agents are full service financial services firms engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Arranger Entities and Agents may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of any Obligor, as well as of other Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated by the Fee Letter or the Loan Documents, (ii) be customers or competitors of an Obligor or (iii) have other relationships with an Obligor. In addition, any Arranger Entity and any Agent may provide investment banking, underwriting and financial advisory services to such other Persons. Any Arranger Entity and any Agent may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles may trade or make investments in securities of Obligors or such other Persons. The transactions contemplated by the Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Each Obligor hereby agrees that any Arranger Entity and any Agent may render its services under the Fee Letter and the Loan Documents notwithstanding any actual or potential conflict of interest presented by the foregoing, and each Obligor hereby waives any conflict of interest claims relating to the relationship between any Arranger Entity or Agent, and any Obligor or their respective Affiliates, in connection with the engagement contemplated by the Fee Letter or the Loan Documents, on the one hand, and the exercise by any Arranger Entity or Agent of any of its rights and duties under any other credit or other agreement, on the other hand. The terms of this paragraph shall survive the expiration or termination of the Fee Letter and the Loan Documents.
     Section 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loans, together with all fees, charges and other amounts that are treated as interest on the Loans under applicable law (collectively the "Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged or otherwise received by the Lenders in accordance with applicable law, the rate of interest payable in respect of the Loans hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loans but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until the Lenders shall have received such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of payment.
     Section 9.18. USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies ILFC and the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies ILFC and the Borrower, which information includes the name and address of ILFC and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify ILFC and the Borrower in accordance with the Act. Each of ILFC and the Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DELOS AIRCRAFT INC.
By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Director

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Senior Vice President & Treasurer

HYPERION AIRCRAFT INC.
By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Director

APOLLO AIRCRAFT INC.
By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Director

BANK OF AMERICA, N.A., as Lender
By:	/s/ Garrett P. Carpenter
	Name:	Garrett P. Carpenter
	Title:	Director

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Robert Rittelmeyer
	Name:	Robert Rittelmeyer
	Title:	Vice President

BANK OF AMERICA, N.A., as Collateral Agent
By:	/s/ Robert Rittelmeyer
	Name:	Robert Rittelmeyer
	Title:	Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as Syndication Agent
By:	/s/ Alexis Maged
	Name:	Alexis Maged
	Title:	Authorized Signatory

SCHEDULE 1.01(a)
MATERIAL AGREEMENTS
1. Restated Articles of Incorporation of ILFC.
2. Amended and Restated By-Laws of ILFC.
3. Indenture dated as of November 1, 1991, between ILFC and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee.
4. First supplemental indenture, dated as of November 1, 2000, to the Indenture between ILFC and U.S. Bank Trust National Association.
5. Second Supplemental Indenture, dated as of February 28, 2001, to the Indenture between ILFC and U.S. Bank Trust National Association.
6. Third Supplemental Indenture, dated as of September 26, 2001, to the Indenture between ILFC and U.S. Bank Trust National Association.
7. Indenture dated as of November 1, 2000, between ILFC and the Bank of New York, as Trustee.
8. First Supplemental Indenture, dated as of August 16, 2002 to the indenture between ILFC and the Bank of New York.
9. Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between ILFC and U.S. Bank National Association.
10. Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between ILFC and U.S. Bank National Association.
11. Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between ILFC and U.S. Bank National Association.
12. Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between ILFC and U.S. Bank National Association.
13. Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between ILFC and U.S. Bank National Association.
14. Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between ILFC and U.S. Bank National Association.
15. Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between ILFC and U.S. Bank National Association.

1.01(a)-1

16. Agency Agreement (Amended and Restated), dated September 15, 2006, by and among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
17. Supplemental Agency Agreement, dated September 7, 2007, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
18. Supplemental Agency Agreement, dated September 5, 2008, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
19. Supplemental Agency Agreement, dated Septemeber 4, 2009, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
20. Indenture, dated as of August 1, 2006, between ILFC and Deutsche Bank Trust Company Americas, as Trustee.
21. Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor and the Bank of Scotland and the other banks listed therein.
22. Extension Letter, dated May 30, 2006, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor, and the Bank of Scotland and other banks listed therein.
23. Extension Letter, dated May 30, 2007, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor, and the Bank of Scotland and other banks listed therein.
24. Extension Letter, dated May 29, 2008, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor, and the Bank of Scotland and other banks listed therein.
25. Extension Letter, dated May 11, 2009, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor, and the Bank of Scotland and other banks listed therein.
26. $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among ILFC, CitiCorp USA, Inc as Administrative Agent, and the other financial institutions listed therein.
27. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among ILFC, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
28. $2,500,000,000 Five-Year Revolving Credit Agreement, dated as of October 13, 2006, among ILFC, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.

1.01(a)-2

29. $2,000,000,000 Credit Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
30. $1,700,000,000 Amended and Restated Credit Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
31. First Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein for the benefit of the Federal Reserve Bank of New York.
32. Third Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein for the benefit of the Federal Reserve Bank of New York.
33. Amendment Agreement, dated as of November 23, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
34. Temporary Waiver and Amendment, dated as of December 1, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association.
35. Temporary Waiver and Amendment No. 2, dated as of December 4, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
36. Amendment to Credit Agreements and First Lien Borrower Party Guarantee Agreement, dated as of December 4, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and the Federal Reserve Bank of New York.
37. Amendment to Schedules of Certain Loan Documents, dated as of December 15, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.
38. Amendment No. 2 to Schedules of Certain Loan Documents, dated as of January 29, 2010, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.

1.01(a)-3

SCHEDULE 3.06
PERMITTED LIENS
NONE

3.06-1

SCHEDULE 3.14
TRANSACTION PARTY INFORMATION

Employer or
Taxpayer
Name of Transaction		Jurisdiction of		Identification
Party	Chief Executive Office	Incorporation	Entity Type	Number
INTERNATIONAL LEASE FINANCE CORPORATION	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	22-3059110

DELOS AIRCRAFT INC.	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	27-2098722

HYPERION AIRCRAFT INC.	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	27-2098662

APOLLO AIRCRAFT INC.	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	27-2098782
ARTEMIS (DELOS) LIMITED	[As set forth in Grantor Supplement of Artemis (Delos) Limited

3.14-1

SCHEDULE 3.17(a)
PS POOL AIRCRAFT

	Airframe	Airfra	Engine Manufacturer
	Manufacturer and	me	and		Country of
	Model	MSN	Engine Model	Engine MSNs	Registration
1	Airbus A319-100	2404	IAE V2524-A5	V11863, V11864	Turkey
2	Airbus A319-100	2452	IAE V2524-A5	V11911, V11915	Turkey
3	Airbus A319-100	2738	IAE V2524-A5	V12248, V12255	Turkey
4	Airbus A319-100	3424	IAE V2524-A5	V12862, V12865	Thailand
5	Airbus A319-100	3454	IAE V2524-A5	V12890, V12882	Thailand
6	Airbus A320-200	427	CFM56-5A3	731878, 731912	Ireland
7	Airbus A320-200	542	IAE V2527-A5	V10209, V10211	Ireland
8	Airbus A320-200	2453	IAE V2527-A5	V11944, V11954	Singapore
9	Airbus A321-100	550	IAE V2530-A5	V10117, V10214	China
10	Airbus A321-100	591	IAE V2530-A5	V10158, V10159	China
11	Airbus A321-200	993	IAE V2533-A5	V10525, V10524	Hong Kong
12	Airbus A321-200	2707	CFM56-5B3/P	577531, 577533	France
13	Airbus A330-200	448	General Electric CF6-80E1-A3	811158, 811159	France
14	Airbus A330-200	480	Rolls-Royce TRENT 772B-60	41228, 41229	Canada
15	Airbus A330-200	532	Rolls-Royce TRENT772B-60	41261, 41262	Kingdom of Bahrain
16	Boeing 737-300	26293	CFM56-3C1	724885, 724886	Indonesia
17	Boeing 737-300	26314	CFM56-3C1	858245, 858302	United Arab Emirates
18	Boeing 737-300	26315	CFM56-3C1	858166, 859158	China
19	Boeing 737-300	26317	CFM56-3C1	858196, 858197	China
20	Boeing 737-300	26325	CFM56-3C1	858303, 858304	China
21	Boeing 737-400	25111	CFM56-3C1	857851, 857853	United States

3.17(a)-1

	Airframe	Airfra	Engine Manufacturer
	Manufacturer and	me	and		Country of
	Model	MSN	Engine Model	Engine MSNs	Registration
22	Boeing 737-400	26335	CFM56-3C1	858354, 858356	China
23	Boeing 737-400	27628	CFM56-3C1	858493, 858494	Turkey
24	Boeing 737-400	27632	CFM56-3C1	858491, 858492	Ireland
25	Boeing 737-400	28053	CFM56-3C1	858690, 858691	United States
26	Boeing 737-500	28052	CFM56-3C1	858790, 858791	Ireland
27	Boeing 737-700	30036	CFM56-7B22	890473, 890474	China
28	Boeing 737-800	30664	CFM56-7B27	888150, 889137	Denmark
29	Boeing 757-200ER	30045	Pratt & Whitney PW2040	P728788, P728789	Cape Verde
30	Boeing 757-200ER	27620	Pratt & Whitney PW2037	P727206, P727207	United States
31	Boeing 757-200ER	26250	Rolls-Royce RB211-535E4	31673, 31674	Ireland
32	Boeing 767-300ER	27616	General Electric CF6-80C2-B6F	704741, 704742	Ireland
33	Boeing 767-300ER	27610	General Electric CF6-80C2-B6F	704517, 704980	Ireland
34	Boeing 767-300ER	28111	Pratt & Whitney PW4062	P724106, P724403	Ireland
35	Boeing 767-300ER	28207	Pratt & Whitney PW4060	P727767, P727768	China
36	Boeing 767-300ER	29435	Pratt & Whitney PW4062	P727827, P727828	Ireland
37	Boeing 777-200ER	32717	General Electric GE90-94B	900470, 900471	Vietnam

3.17(a)-2

SCHEDULE 3.17(b)
LEASES
*
     B737-300 aircraft bearing serial number 26315
Amended and Restated Aircraft Lease Agreement, dated as of February 9, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee, and Air *, as Consenting Party.
Novation and Amendment Deed, dated as of October 21, 2004, between ILFC, as Lessor, *, as Prior Lessee, *, as New Lessee and *.
     B737-300 aircraft bearing serial number 26317
Amended and Restated Aircraft Lease Agreement, dated as of February 9, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee, and *, as Consenting Party.
Novation and Amendment Deed, dated as of October 21, 2004, between ILFC, as Lessor, *, as Prior Lessee, *, as New Lessee and *.
*
     A321-200 Aircraft bearing serial number 2707
Aircraft Lease Agreement, dated as of March 23, 2005 between *, as Lessee, and International Lease Finance Corporation, as Lessor.
*
     B737-400 aircraft bearing serial number 27632
Aircraft Lease Agreement, dated as of December 19, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee
Aircraft Headlease Agreement, dated as of December 19, 2005, between ILFC Ireland and International Lease Finance Corporation.
*
     A330-200 aircraft bearing serial number 480

*     Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.17(b)-1

Aircraft Lease Agreement, dated as of July 12, 2001, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B737-400 aircraft bearing serial number 25111
Aircraft Lease Agreement, dated as of January 22, 1990, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B737-300 Aircraft bearing serial number 26314
Aircraft Lease Agreement, dated as of April 10, 2009 between *, as Lessee, and International Lease Finance Corporation, as Lessor.
*
     A319-100 aircraft bearing serial number 3424
Aircraft Lease Agreement, dated as of July 27, 2007, between ILFC UK Limited (“ILFC UK”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of July 27, 2007, between ILFC UK, as Headlessee and International Lease Finance Corporation, as Headlessor.
     A319-100 aircraft bearing serial number 3454
Aircraft Lease Agreement, dated as of July 27, 2007, between ILFC UK Limited (“ILFC UK”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of July 27, 2007, between ILFC UK, as Headlessee and International Lease Finance Corporation, as Headlessor.
*
     B767-300ER aircraft bearing serial number 28111
Aircraft Lease Agreement, dated as of February 7, 2002, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Lease Agreement (Headlease), dated as of February 7, 2002, between International Lease Finance Corporation, as Lessor, and ILFC Ireland, as Lessee.
     B767-300ER aircraft bearing serial number 29435

*     Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

317(b)-2

Aircraft Lease Agreement, dated as of February 7, 2002, between *, as Lessor, and *, as Lessee.
Assignment, Assumption and Amendment Agreement, dated as of December 12, 2006, among *, International Lease Finance Corporation (“ILFC”), ILFC Ireland Limited (“ILFC Ireland”) and *.
Aircraft Headlease Agreement, dated as of December 12, 2006, between ILFC, as Lessor, and ILFC Ireland, as Lessee.
*
     B737-700 Aircraft bearing serial number 30036
Aircraft Lease Agreement, dated as of December 19, 2001, between International Lease Finance Corporation, as Lessor, *, as Lessee and *, as Consenting Party.
*
     B757-200ER aircraft bearing serial number 27620
Aircraft Lease Agreement, dated as of October 24, 2006, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     A330-200 aircraft bearing serial number 532
Aircraft Lease Agreement, dated as of July 30, 2008, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B737-300 aircraft bearing serial number 26325
Aircraft Lease Agreement, dated as of March 9, 1995, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
     B737-400 aircraft bearing serial number 26335
Aircraft Lease Agreement, dated as of March 9, 1995, between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*     Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3.17(b)-3

*
     A321-200 aircraft bearing serial number 993
Aircraft Lease Agreement, dated as of January 21, 1998, between International Lease Finance Corporation, as Lessor, and *, as Lessee
*
     A319-100 aircraft bearing serial number 2404
Aircraft Lease Agreement, dated as of January 21, 2006, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
     A319-100 aircraft bearing serial number 2452
Aircraft Lease Agreement, dated as of January 21, 2006, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     A320-200 aircraft bearing serial number 2453
Aircraft Lease Agreement, dated as of September 3, 2004, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B767-300ER aircraft bearing serial number 27610
Aircraft Lease Agreement, dated as of January 24, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of January 24, 2005, between International Lease Finance Corporation, as Lessor, and ILFC Ireland, as Lessee.
*
     B737-400 aircraft bearing serial number 28053
Aircraft Lease Agreement, dated as of February 16, 2006, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B757-200ER aircraft bearing serial number 26250

*     Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3.17(b)-4

Aircraft Lease Agreement, dated as of June 9, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of June 9, 2009, between International Lease Finance Corporation, as Headlessor, and ILFC Ireland, as Headlessee.
*
     B737-3Q8 aircraft bearing serial number 26293
Aircraft Lease Agreement, dated as of March 17, 2003, between Banque AIG (“Banque AIG”), as Lessor, and *, as Lessee.
Aircraft Lease Agreement (Headlease), dated as of March 17, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and Banque AIG, as Lessee.
*
     B737-800 aircraft bearing serial number 30664
Aircraft Lease Agreement, dated as of June 6, 2008, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B767-300ER aircraft bearing serial number 28207
Aircraft Lease Agreement, dated as of November 15, 2002, among ILFC Ireland Limited (AILFC Ireland@), as Lessor, *, as Lessee, and *, as Consenting Party.
Aircraft Headlease Agreement, dated as of November 15, 2002, between ILFC Ireland, as Lessee, and International Lease Finance Corporation, as Lessor.
*
     A321-100 aircraft bearing serial number 550
Aircraft Lease Agreement, dated as of August 21, 2003, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of August 21, 2003, between International Lease Finance Corporation, as Lessor, and ILFC Ireland, as Lessee.

*     Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.17(b)-5

     A321-100 aircraft bearing serial number 591
Aircraft Lease Agreement, dated as of June 10, 2004, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of June 10, 2004, between International Lease Finance Corporation, as Lessor, and ILFC Ireland, as Lessee.
*
     A330-200 aircraft bearing serial number 448
Aircraft Lease Agreement, dated as of December 20, 2001, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
*
     A320-200 aircraft bearing serial number 427
Aircraft Lease Agreement, dated as of January 17, 2008, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of January 17, 2008, between International Lease Finance Corporation, as Headlessor, and ILFC Ireland, as Headlessee.
     B767-300ER aircraft bearing serial number 27616
Aircraft Lease Agreement, dated as of December 13, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of December 13, 2006, between International Lease Finance Corporation, as Headlessor, and ILFC Ireland, as Headlessee.
*
     B737-400 aircraft bearing serial number 27628
Aircraft Lease Agreement, dated as of August 20, 2009, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B737-500 aircraft bearing serial number 28052

*     Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.17(b)-6

Aircraft Lease Agreement, dated as of July 25, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of July 25, 2006, between International Lease Finance Corporation, as Lessor, and ILFC Ireland, as Lessee.
*
     B757-2Q8ER Aircraft bearing serial number 30045
Aircraft Lease Agreement, dated as of April 5, 2004 between T*, as Lessee, and International Lease Finance Corporation, as Lessor.
*
     A319-100 aircraft bearing serial number 2738
Aircraft Lease Agreement, dated as of April 25, 2006, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     B777-200ER aircraft bearing serial number 32717
Aircraft Lease Agreement, dated as of September 15, 2004, between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
     A320-200 aircraft bearing serial number 542
Aircraft Lease Agreement, dated as of March 23, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of March 23, 2005, between International Lease Finance Corporation, as Lessor, and ILFC Ireland, as Lessee.

*     Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.17(b)-7

SCHEDULE 9.01
NOTICES
If to any Obligor, to:
International Lease Finance Corporation
10250 Constellation Blvd., Suite 3400
Los Angeles, CA 90067
Attention: Treasurer with a copy to the General Counsel
Telecopy No. (310 788-1990)
If to the Administrative Agent, to:
Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer;
Facsimile No. (415) 503-5099
If to the Collateral Agent, to:
Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No. (415) 503-5099
If to the Syndication Agent, to:
Goldman Sachs Lending Partners LLC
200 West Street
New York, New York 10282
Attention: Elizabeth Fischer
Facsimile No. (646) 769-7984

9.01-1

EXHIBIT A
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$550,000,000	100.000000000%

Total	$550,000,000	100.000000000%

A-1

EXHIBIT B
EXECUTION VERSION
FORM OF SECURITY AGREEMENT
TERM LOAN 2 SECURITY AGREEMENT
Dated as of March 17, 2010
among
HYPERION AIRCRAFT INC.,
DELOS AIRCRAFT INC.,
ARTEMIS (DELOS) LIMITED,
APOLLO AIRCRAFT INC.,
and
THE ADDITIONAL GRANTORS REFERRED TO HEREIN
as the Grantors
and
BANK OF AMERICA, N.A.,
as the Collateral Agent

B-1

i

PAGE
Section 5.04 Reliance; Agents; Advice of Counsel	22
Section 5.05 No Individual Liability	24

ARTICLE VI SUCCESSOR COLLATERAL AGENT	24

Section 6.01 Resignation and Removal of the Collateral Agent	24
Section 6.02 Appointment of Successor	24

ARTICLE VII INDEMNITY AND EXPENSES	25

Section 7.01 Indemnity	25
Section 7.02 Secured Parties’ Indemnity	26
Section 7.03 No Compensation from Secured Parties	26
Section 7.04 Collateral Agent Fees	26

ARTICLE VIII MISCELLANEOUS	27

Section 8.01 Amendments; Waivers; Etc	27
Section 8.02 Addresses for Notices	27
Section 8.03 No Waiver; Remedies	28
Section 8.04 Severability	28
Section 8.05 Continuing Security Interest; Assignments	28
Section 8.06 Release and Termination	29
Section 8.07 Currency Conversion	29
Section 8.08 Governing Law	30
Section 8.09 Jurisdiction; Consent to Service of Process	30
Section 8.10 Counterparts	30
Section 8.11 Table of Contents, Headings, Etc	31
Section 8.12 Non-Invasive Provisions	31
Section 8.13 Limited Recourse	31

SCHEDULES

Schedule I Aircraft Objects
Schedule II Pledged Equity Interests; Pledged Debt
Schedule III Trade Names
Schedule IV Chief Place of Business and Chief Executive or Registered Office
Schedule V Insurance

EXHIBITS

Exhibit A-1 Form of Collateral Supplement
Exhibit A-2 Form of Grantor Supplement
Exhibit B Form of Charge Over Shares of Irish Subsidiary Holdco
Exhibit C Form of Account Control Agreement

ii

SECURITY AGREEMENT
          This SECURITY AGREEMENT (this “Agreement”), dated as of March 17, 2010, is made among HYPERION AIRCRAFT INC., a California corporation (“Parent Holdco”), DELOS AIRCRAFT INC., a California corporation (the “Borrower”), ARTEMIS (DELOS) LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish Subsidiary Holdco”), APOLLO AIRCRAFT INC., a California corporation (the “CA Subsidiary Holdco”) and the ADDITIONAL GRANTORS who from time to time become grantors under this Agreement (together with Parent Holdco, the Borrower, the Irish Subsidiary Holdco and the CA Subsidiary Holdco, the “Grantors”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as the collateral agent (in such capacity, and together with any permitted successor or assign thereto or any permitted replacement thereof, the “Collateral Agent”).
PRELIMINARY STATEMENTS:
          (1) International Lease Finance Corporation (“ILFC”), the Borrower, Parent Holdco, the Irish Subsidiary Holdco, the CA Subsidiary Holdco, the lenders identified therein (the “Lenders”), Bank of America, N.A. as the administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Agent have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lenders have made the Loans to the Borrower.
          (2) ILFC is the direct or indirect owner of certain Aircraft and ILFC and certain of its Affiliates are parties to lease and sub-lease contracts with respect to such Aircraft.
          (3) (a) Parent Holdco owns 100% of the outstanding capital stock of the Borrower, (b) the Borrower owns 100% of the outstanding capital stock of the CA Subsidiary Holdco and 100% of the Equity Interests of the Irish Subsidiary Holdco, (c) the Irish Subsidiary Holdco and the CA Subsidiary Holdco will acquire, from time to time, 100% of the Equity Interests in Lessor Subsidiaries that will, from time to time on or after the Effective Date, acquire Pool Aircraft from ILFC or its Affiliates and (d) CA Subsidiary Holdco or Irish Subsidiary Holdco will own 100% of the Equity Interests of any Intermediate Lessee that will, from time to time after the Effective Date, act as leasing intermediary with respect to certain Pool Aircraft.
          (4) The Grantors in each case party thereto have agreed pursuant to the Credit Agreement, and it is a condition precedent to the making and release of the Loans by the Lenders under the Credit Agreement, that the Grantors grant the security interests required by this Agreement.
          (5) Each Grantor will derive substantial direct and indirect benefit from the transactions described above.
          (6) Bank of America is willing to act as the Collateral Agent under this Agreement.

          NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Agent for its respective benefit and the benefit of the other Secured Parties as follows:
ARTICLE I
DEFINITIONS
          Section 1.01 Definitions. (a) Certain Defined Terms. For the purposes of this Agreement, the following terms have the meanings indicated below:
          “1881 Act” has the meaning set forth in Section 2.20.
          “Account Collateral” has the meaning specified in Section 2.01(d).
          “Account Control Agreement” means the collateral account control agreement in the form attached hereto as Exhibit C in respect of the Collateral Account dated on or about the Effective Date among the Securities Intermediary, the Borrower and the Collateral Agent.
          “Additional Grantor” has the meaning specified in Section 8.01(b).
          “Agreed Currency” has the meaning specified in Section 8.07.
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft Objects” means, collectively, the Aircraft Objects (as defined in the Protocol) described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.
          “Airframe” means, individually, each of the airframes described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.
          “Bank of America” has the meaning specified in the recital of parties to this Agreement.
          “Beneficial Interest Collateral” has the meaning specified in Section 2.01(c).
          “Borrower” has the meaning specified in the preliminary statements of this Agreement.
          “Cape Town Lease” means any Lease (including any Lease between Grantors) that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) (A) with a Cape Town Lessee or (B) where the related Aircraft Object is registered in a “Contracting State”.
          “Cape Town Lessee” means a lessee under a Lease that is “situated in” a “Contracting State”.

2

          “Certificated Security” means a certificated security (as defined in Section 8-102(a)(4) of the UCC) other than a Government Security.
          “Collateral” has the meaning specified in Section 2.01.
          “Collateral Agent” has the meaning specified in the recital of parties to this Agreement.
          “Collateral Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-1 executed and delivered by a Grantor.
          “Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
          “Eligible Institution” means (a) Bank of America in its capacity as the Collateral Agent under this Agreement; (b) any bank not organized under the laws of the United States of America so long as it has either (i) a long-term unsecured debt rating of A or better by Standard & Poor’s and A2 or better by Moody’s or (ii) a short-term unsecured debt rating of A-1+ by Standard & Poor’s and P-1 or better by Moody’s; or (c) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws), so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each of Standard & Poor’s and Moody’s or (B) a short-term unsecured debt rating of A-l+ by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code.
          “Engine” means, individually, each of the aircraft engines described on Schedule I hereto or in any Collateral Supplement or Grantor Supplement.
          “Equity Collateral” has the meaning specified in Section 2.07(a).
          “Event of Default” means any Event of Default (as defined in the Credit Agreement).
          “FAA” means the Federal Aviation Administration of the United States of America.
          “Government Security” means any security issued or guaranteed by the United States of America or an agency or instrumentality thereof that is maintained in book-entry on the records of the FRBNY and is subject to Revised Book-Entry Rules.
          “Grantor Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-2 executed and delivered by a Grantor.
          “Grantors” has the meaning specified in the recital of parties to this Agreement.
          “ILFC” has the meaning specified in the recital of parties in to Agreement.

3

          “Instrument” means any “instrument” as defined in Section 9-102(a)(47) of the UCC.
          “Insurances” means, in relation to each Pool Aircraft, any and all contracts or policies of insurance and reinsurance complying with the provisions of Schedule V hereto or an indemnity from a Governmental Authority as indemnitor, as appropriate, and required to be effected and maintained in accordance with this Agreement.
          “International Registry” means the International Registry under the Cape Town Convention.
          “Investment Collateral” has the meaning set forth in Section 2.01(d).
          “Lenders” has the meaning specified in the preliminary statements to this Agreement.
          “Membership Interest Collateral” has the meaning specified in Section 2.01(b).
          “Parent Holdco” has the meaning specified in the recital of parties in to Agreement.
          “Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom.
          “Pledged Beneficial Interests” means all of the beneficial interest in the Pledged Equity Parties described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
          “Pledged Borrower Debt” means any and all Indebtedness from time to time owing by the Borrower to any Borrower Party.
          “Pledged CA Subsidiary Holdco Debt” means any and all Indebtedness from time to time owing by the CA Subsidiary Holdco to any Borrower Party.
          “Pledged Debt” means the Pledged Parent Holdco Debt, the Pledged Borrower Debt, the Pledged Irish Subsidiary Holdco Debt, the Pledged CA Subsidiary Holdco Debt, the Pledged Lessor Subsidiary Debt and the Pledged Intermediate Lessee Debt.
          “Pledged Debt Collateral” has the meaning assigned to such term in Section 2.01(a)(iii).
          “Pledged Equity Interests” means the Pledged Beneficial Interests, the Pledged Membership Interests and the Pledged Stock.

4

          “Pledged Equity Party” means the Borrower, the Irish Subsidiary Holdco, the CA Subsidiary Holdco, each Lessor Subsidiary and each Intermediate Lessee.
          “Pledged Intermediate Lessee Debt” means any and all Indebtedness from time to time owing by any Intermediate Lessee to any Borrower Party.
          “Pledged Irish Subsidiary Holdco Debt” means any and all Indebtedness from time to time owing by the Irish Subsidiary Holdco to any Borrower Party.
          “Pledged Lessor Subsidiary Debt” means any and all Indebtedness from time to time owing by any Lessor Subsidiary to any Borrower Party.
          “Pledged Membership Interests” means all of the membership interests in the Pledged Equity Parties described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
          “Pledged Parent Holdco Debt” means any and all Indebtedness from time to time owing by Parent Holdco to any Borrower Party.
          “Pledged Stock” means the outstanding shares of capital stock and/or issued share capital of the Pledged Equity Parties described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
          “Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.
          “Received Currency” has the meaning specified in Section 8.07.
          “Relevant Collateral” has the meaning specified in Section 2.07(a).
          “Required Cape Town Registrations” has the meaning set forth in Section 2.08(d).
          “Revised Book-Entry Rules” means 31 C.F.R. § 357 (Treasury bills, notes and bonds); 12 C.F.R. § 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. §§ 910 and 912 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. § 81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. § 1511 (book-entry securities of the Resolution Funding Corporation); 31 C.F.R. § 354 (book-entry securities of the Student Loan Marketing Association); and any substantially comparable book-entry rules of any other Federal agency or instrumentality.
          “Secured Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.
          “Secured Party” means any of or, in the plural form, all of the Collateral Agent, the Lenders, the Administrative Agent and the Syndication Agent.

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          “Securities Account” means a securities account as defined in Section 8-501(a) of the UCC maintained in the name of the Collateral Agent as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) on the books and records of a Securities Intermediary whose “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) is the State of New York.
          “Securities Intermediary” means any “securities intermediary” with respect to the Collateral Agent as defined in 31 C.F.R. Section 357.2 or Section 8-102(a)(14) of the UCC.
          “Security Collateral” has the meaning specified in Section 2.01(a).
          “Third Party Event” has the meaning specified in Section 2.16(a).
          “UCC” means the Uniform Commercial Code as in effect on the date of determination in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.
          “Uncertificated Security” means an uncertificated security (as defined in Section 8-102(a)(18) of the UCC) other than a Government Security.
          (b) Terms Defined in the Cape Town Convention. The following terms shall have the respective meanings ascribed thereto in the Cape Town Convention: “Contracting State”, “Contract of Sale”, “International Interest” and “situated in”.
          (c) Terms Defined in the Credit Agreement. For all purposes of this Agreement, all capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.
          Section 1.02 Construction and Usage. Unless the context otherwise requires:
          (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.
          (b) The terms “herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
          (c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Agreement.
          (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

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          (e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.
          (f) References in this Agreement to an agreement or other document (including this Agreement) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Agreement with regard to any such amendment, replacement or modification), and the provisions of this Agreement apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.
          (g) References in this Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.
          (h) References in this Agreement to the Loans include the conditions applicable to the Loans and any reference to any amount of money due or payable by reference to the Loans shall include any sum covenanted to be paid by any Grantor under this Agreement in respect thereof.
          (i) References in this Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Agreement.
          (j) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Loan Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly; provided, however, that no additional interest shall be due in respect of such delay.
ARTICLE II
SECURITY
          Section 2.01 Grant of Security.
          To secure the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, and hereby grants to the Collateral Agent for its benefit and the benefit of the other Secured Parties a security interest in, all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Collateral”):
          (a) with respect to each Grantor, all of the following (the “Security Collateral”):

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          (i) the Pledged Stock and the certificates representing such Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;
          (ii) all additional shares of the capital stock of any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the capital stock of any other Pledged Equity Party that may be formed from time to time, and all certificates, if any, representing such additional shares of the capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares; and
          (iii) the Pledged Debt and all instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt (the “Pledged Debt Collateral”);
          (b) with respect to each Grantor, all of the following (the “Membership Interest Collateral”):
          (i) the Pledged Membership Interests, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Membership Interests, any contracts and instruments pursuant to which any such Pledged Membership Interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Membership Interests; and
          (ii) all of such Grantor’s right, title and interest in all additional membership interests in any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the membership interests in any other Pledged Equity Party that may be formed from time to time, and all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests;
          (c) with respect to each Grantor, all of the following (the “Beneficial Interest Collateral”):
          (i) the Pledged Beneficial Interest, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Beneficial Interest, any contracts and instruments pursuant to which any such Pledged Beneficial Interest are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Beneficial Interest; and

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          (ii) all of such Grantor’s right, title and interest in all additional beneficial interests in any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the beneficial interests in any other Pledged Equity Party that may be formed from time to time, the trust agreements and any other contracts and instruments pursuant to which any such Pledged Equity Party is created or issued, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests;
          (d) all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of such Grantor (the “Investment Collateral”) including written notification of all interest, dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Investment Collateral, but excluding any loans or advances made, or dividends or other amounts paid, by any Pledged Equity Party to any Transaction Party;
          (e) with respect to each Grantor, all right of such Grantor in and to the Collateral Account and all funds, cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account (collectively, the “Account Collateral”); and
          (f) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c), (d) and (e) of this Section 2.01);
provided, however, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right, to the exclusion of the Collateral Agent, to (i) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Security Collateral (other than the Pledged Debt), (ii) all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt, and (iii) the Investment Collateral (subject to the exclusion in Section 2.01(d), and once paid by a Grantor to a non-Grantor shall be free and clear of the Lien hereof and shall not constitute Collateral). The foregoing proviso shall in no event give rise to any right on behalf of any Transaction Party to cause the release of Loan amounts from the Collateral Account other than pursuant to a Release Request and subject to all related terms and conditions in the Loan Documents.
          Section 2.02 Security for Obligations. This Agreement secures the payment and performance of all Secured Obligations of the Grantors to each Secured Party (subject to the subordination provisions of this Agreement) and shall be held by the Collateral Agent in trust for the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to any Secured Party but for the fact that Secured Obligations are unenforceable or

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not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.
          Section 2.03 Representations and Warranties of the Grantors. Each Grantor represents and warrants as of the date of this Agreement, the Effective Date, each Release Date and as of each date on which any Grantor executes and delivers a Grantor Supplement or a Collateral Supplement, as follows:
          (a) Each Pool Aircraft is legally and beneficially owned by the Lessor Subsidiary identified in the applicable Release Request or legally owned by the Lessor Subsidiary and beneficially owned by a Subsidiary Holdco, except to the extent of the Local Requirements Exception. None of the Pool Aircraft Assets has been pledged, assigned, sold or otherwise encumbered except for Permitted Liens, and no Pool Aircraft Assets are described in (i) any UCC financing statements filed against any Transaction Party other than UCC financing statements which have been terminated and UCC Financing Statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry (which for the avoidance of doubt, shall not include any Contract of Sale in favor of any Lessor Subsidiary), or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens. The Grantors are the legal and beneficial owners of the Collateral. None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of the Loan Documents and except for Permitted Liens, no Collateral is described in (i) any UCC financing statements filed against any Pledged Equity Party other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry (which for the avoidance of doubt, shall not include any Contract of Sale in favor of any Pledged Equity Party), or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, this Agreement or any other security document in favor of the Collateral Agent for the benefit of the Secured Parties, or, with respect to any Lease, in favor of the applicable Lessor Subsidiary or the Lessee thereunder.
          (b) This Agreement creates a valid and (upon the taking of the actions required hereby) perfected security interest in favor of the Collateral Agent in the Collateral as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary to perfect and protect such security interest as a first priority security interest of the Collateral Agent have been (or in the case of future Collateral will be) duly taken, enforceable against the applicable Grantors and creditors of and purchasers from such Grantors.
          (c) No Grantor has any trade names except as set forth on Schedule III hereto.
          (d) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party (including, for the avoidance of doubt, the International Registry) is required under any applicable law either (i) for the grant by such Grantor of the assignment and security interest

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granted hereby, (ii) for the execution, delivery or performance of this Agreement by such Grantor or (iii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, except for (A) the filing of financing and continuation statements under the UCC, (B) the Required Cape Town Registrations, (C) the applicable Irish filings pursuant to Section 2.08(e) and (D) such other filings as are required under relevant local law in the case of Grantors that are not domiciled in the United States or a state thereof.
          (e) The chief place of business, organizational identification number (if applicable) and chief executive or registered office of such Grantor and the office where such Grantor keeps records of the Collateral are located at the address specified opposite the name of such Grantor on the attached Schedule IV.
          (f) The Pledged Stock constitutes the percentage of the issued and outstanding shares of capital stock of the issuers thereof indicated on the attached Schedule II. The Pledged Membership Interests constitute the percentage of the membership interest of the issuer thereof, as indicated on Schedule II hereto. The Pledged Beneficial Interests constitute the percentage of the beneficial interest of the issuer thereof indicated on Schedule II hereto.
          (g) The Pledged Stock, the Pledged Membership Interests and the Pledged Beneficial Interests have been duly authorized and validly issued and are fully paid up and nonassessable. The Pledged Debt has been duly authorized or issued and delivered, is the legal, valid and binding obligation of each Borrower Party thereunder.
          (h) The Pledged Stock and the Pledged Membership Interests constitute “certificated securities” within the meaning of Section 8-102(4) of the UCC. The terms of any Pledged Equity Interest expressly provide that such Pledged Equity Interest shall be governed by Article 8 of the Uniform Commercial Code as in effect in the jurisdiction of the issuer of such Pledged Membership Interest. Any Certificated Security or Instrument evidencing the Pledged Stock, the Pledged Debt, the Pledged Beneficial Interests, the Pledged Membership Interests and any Investment Collateral have been delivered to the Collateral Agent in accordance with Section 2.05 and 2.07. The Pledged Stock and the Pledged Membership Interest either (i) are in bearer form, (ii) have been indorsed, by an effective indorsement, to the Collateral Agent or in blank or (iii) have been registered in the name of the Collateral Agent. None of the Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person other than the Collateral Agent. Any Pledged Beneficial Interests either (i) constitute “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC, have been delivered to the Collateral Agent and are either (1) are in bearer form, (2) have been indorsed, by an effective indorsement, to the Collateral Agent or in blank or (3) have been registered in the name of the Collateral Agent or (ii) a fully executed “control agreement” has been delivered to the Collateral Agent with respect to such Pledged Beneficial Interests.
          Section 2.04 Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the

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exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) in each case, unless the Collateral Agent or any other Secured Party, expressly in writing or by operation of law, assumes or succeeds to the interests of any Grantor hereunder, no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor under the contracts and agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.
          Section 2.05 Delivery of Collateral. All certificates or instruments representing or evidencing any Collateral, if deliverable, shall be delivered to and held by or on behalf of the Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to evidence the security interests granted thereby. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Equity Interests, subject only to the revocable rights specified in Section 2.10(a). In addition, the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to exchange certificates or instruments representing or evidencing any Collateral for certificates or instruments of smaller or larger denominations.
          Section 2.06 As to the Pool Aircraft Collateral. (a) The Grantors shall provide a true and complete copy of all documents or instruments constituting Pool Aircraft Collateral to the Collateral Agent on or prior to the Release Date in respect of such Pool Aircraft. Subsequent to a Release Date in respect of a Pool Aircraft, upon (i) the inclusion of any additional such document or instrument in the Pool Aircraft Collateral in respect of such Pool Aircraft or (ii) the amendment or replacement thereof, the Grantors will deliver, or cause to be delivered, a copy thereof to the Collateral Agent. Each such document or instrument will have been duly authorized, executed and delivered by the relevant Transaction Party, will be in full force and effect and will be binding upon and enforceable against all parties thereto in accordance with its terms subject to customary exceptions.
          (b) The Grantors shall, at their expense:
          (i) use reasonable commercial efforts, in accordance with Leasing Company Practice to (A) perform and observe, or cause to be performed and observed, all the terms and provisions of the documents and instruments constituting Pool Aircraft Collateral to be performed or observed by a Transaction Party, (B) enforce or cause to be enforced such documents and instruments in accordance with their terms and (C) after an Event of Default has occurred and is continuing take all such action to such end as may be from time to time reasonably requested by the Collateral Agent; and
          (ii) furnish to the Collateral Agent promptly upon receipt copies of each amendment, supplement or waiver to a Lease received by such Grantor under, pursuant to or relating to the Pool Aircraft Collateral, and from time to time, subject to the provisions of the applicable Pool Aircraft Collateral relating to the Lessee’s

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obligation to furnish such information and subject to any confidentiality provisions therein, (A) furnish to the Collateral Agent such information and reports regarding the Pool Aircraft Collateral as the Collateral Agent may reasonably request and (B) upon reasonable request of the Collateral Agent make to each other party to any Pool Aircraft Collateral such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
          Section 2.07 As to the Equity Collateral and Investment Collateral. (a) All Security Collateral, Membership Interest Collateral and Beneficial Interest Collateral (collectively, the “Equity Collateral”) and all Investment Collateral (together with the Equity Collateral, the “Relevant Collateral”) shall be delivered to the Collateral Agent as follows:
          (i) in the case of each Certificated Security or Instrument, by (A) causing the delivery of such Certificated Security or Instrument to the Collateral Agent, registered in the name of the Collateral Agent or duly endorsed by an appropriate person to the Collateral Agent or in blank and, in each case, held by the Collateral Agent, or (B) if such Certificated Security or Instrument is registered in the name of any Securities Intermediary on the books of the issuer thereof or on the books of any Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Certificated Security or Instrument to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited;
          (ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Collateral Agent or (B) if such Uncertificated Security is registered in the name of a Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of a Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Uncertificated Security to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited; and
          (iii) in the case of each Government Security registered in the name of any Securities Intermediary on the books of the Federal Reserve Bank of New York or on the books of any securities intermediary of such Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such security to the collateral account maintained by such Securities Intermediary in the name of the Security Trustee and confirming in writing to the Security Trustee that it has been so credited.
          (b) Each Grantor and the Collateral Agent hereby represents, with respect to the Relevant Collateral, that it has not entered into, and hereby agrees that it will not enter into, any agreement (i) with any of the other parties hereto or any Securities Intermediary specifying any jurisdiction other than the State of New York as the “securities intermediary’s jurisdiction” within the meaning of Section 8-110(e) of the UCC in connection with any Securities Account with any Securities Intermediary referred to in Section 2.07(a) for purposes of 31 C.F.R. Section 357.11(b), Section 8-110(e) of the UCC or any similar state or Federal law, or (ii) with any other

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person relating to such account pursuant to which it has agreed that any Securities Intermediary may comply with entitlement orders made by such person. The Collateral Agent represents that it will, by express agreement with each Securities Intermediary, provide for each item of property constituting Relevant Collateral held in and credited to the Securities Account, including cash, to be treated as a “financial asset” within the meaning of Section 8-102(a)(9)(iii) of the UCC for the purposes of Article 8 of the UCC.
          (c) Without limiting the foregoing, each Grantor and the Collateral Agent agree, and the Collateral Agent shall cause each Securities Intermediary, to take such different or additional action as may be required in order to maintain the perfection and priority of the security interest of the Collateral Agent in the Equity Collateral in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and regulations of the U.S. Department of the Treasury governing transfers of interests in Government Securities.
          Section 2.08 Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action (including under the laws of any foreign jurisdiction), that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (except that only the Express Perfection Requirements shall be required to be satisfied). Without limiting the generality of the foregoing, each Grantor shall: (i) mark conspicuously its applicable records pertaining to the Collateral with a legend, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by an instrument or “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC) (other than a promissory note, unless an Event of Default shall have occurred and be continuing), deliver and pledge to the Collateral Agent hereunder such note or instrument or tangible chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment in blank; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, that may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby and (iv) execute, file, record, or register such additional documents and supplements to this Agreement, including any further assignments, security agreements, pledges, grants and transfers, as may be required under the laws of any foreign jurisdiction or as the Collateral Agent may reasonably request, to create, attach, perfect, validate, render enforceable, protect or establish the priority of the security interest and lien of this Agreement (except that only the Express Perfection Requirements shall be required to be satisfied).
          (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
          (c) Each Grantor shall furnish or cause to be furnished to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and

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such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          (d) Each Grantor shall ensure that at all times an individual shall be appointed as administrator with respect to each Lessor Subsidiary and each Intermediate Lessee for purposes of the International Registry and shall cause each such Lessor Subsidiary and each such Intermediate Lessee to register or cause to be registered with the International Registry (collectively, the “Required Cape Town Registrations”) (i) the International Interest provided for in any Cape Town Lease to which such Lessor Subsidiary or Intermediate Lessee is a lessor or lessee; and (ii) the Contract of Sale with respect to any Pool Aircraft by which title to such Pool Aircraft is conveyed by or to such Lessor Subsidiary, but only if the seller under such Contract of Sale is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State and if such seller agrees to such registration.
          (e) With respect to each Grantor holding an Equity Interest in a Pledged Equity Party incorporated under the laws of Ireland, such Grantor shall cause each Security Document executed by it and an Additional Charge Over Shares or, in each case, its relevant particulars to be filed in the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners within 21 days of execution thereof.
          Section 2.09 Place of Perfection; Records. Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Schedule IV or, upon 30 days’ prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 2.03(e) shall have been taken with respect to the Collateral. Subject to applicable confidentiality restrictions, each Grantor shall hold and preserve such records and shall permit representatives of the Collateral Agent upon reasonable prior notice at any time during normal business hours reasonably to inspect and make abstracts from such records, all at the sole cost and expense of such Grantor.
          Section 2.10 Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to all or any part of the Equity Collateral pledged by such Grantor for any purpose not inconsistent with the terms of this Agreement, the charter documents of such Grantor, or the Loan Documents; provided that such Grantor shall not exercise or shall refrain from exercising any such right if such action would constitute a breach of its obligations under the Loan Documents; and
          (ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies and other instruments as such Grantor may reasonably request in writing and provide for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 2.10(a)(i).

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          (b) After an Event of Default shall have occurred and be continuing, any and all distributions, dividends and interest paid in respect of the Equity Collateral pledged by such Grantor, including any and all (i) distributions, dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Security Collateral, Membership Interest Collateral or Beneficial Interest Collateral; (ii) distributions, dividends and other distributions paid or payable in cash in respect of such Security Collateral, Membership Interest Collateral or Beneficial Interest Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Security Collateral, Membership Interest Collateral or Beneficial Interest Collateral shall be forthwith delivered to the Collateral Agent and, if received by such Grantor, shall be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).
          (c) During the continuance of an Event of Default, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 2.10(a)(i) and 2.10(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.
          Section 2.11 Transfers and Other Liens; Additional Shares or Interests. (a) No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, in the case of clause (i) or (ii) other than (x) the pledge, assignment and security interest created by this Agreement, (y) as otherwise provided or permitted herein or in any other Loan Document and (z) or any Junior Lien in respect of the Junior Lien Collateral. In addition, the Grantors shall not, and shall cause each Lessor Subsidiary and each Intermediate Lessee to not, create or suffer to exist any Lien upon or with respect to any of the Pool Aircraft Collateral other than Permitted Liens.
          (b) Except as otherwise provided pursuant to the Loan Documents, the Grantors shall not issue, deliver or sell any shares, interests, participations or other equivalents except those pledged hereunder and except to the extent of the Local Requirements Exception. Any beneficial interests, membership interests or capital stock or other securities or interests issued in respect of or in substitution for the Pledged Stock, the Pledged Membership Interests or the Pledged Beneficial Interest shall be issued or delivered (with any necessary endorsement) to the Collateral Agent in accordance with Section 2.07.
          Section 2.12 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints, as security for the Secured Obligations, the Collateral Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion during the occurrence and continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

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          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
          (b) to receive, indorse and collect any drafts or other instruments and documents in connection included in the Collateral;
          (c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and
          (d) to execute and file any financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, in order to perfect (except in the case of the Beneficial Interest Collateral provided pursuant to Section 2.01(c)) and preserve the pledge, assignment and security interest granted hereby.
          Section 2.13 Collateral Agent May Perform. If any Grantor fails to perform any agreement contained in this Agreement, the Collateral Agent may (but shall not be obligated to) after such prior notice as may be reasonable under the circumstances, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection with doing so shall be payable by the Grantors.
          Section 2.14 Covenant to Pay. Each Grantor covenants with the Collateral Agent (for the benefit of the Secured Parties) that it will pay or discharge any monies and liabilities whatsoever that are now, or at any time hereafter may be, due, owing or payable by such Grantor in any currency, actually or contingently, solely and/or jointly, and/or severally with another or others, as principal or surety on any account whatsoever pursuant to the Loan Documents in accordance with their terms. Each Grantor agrees that no payment or distribution by such Grantor pursuant to the preceding sentence shall entitle such Grantor to exercise any rights of subrogation in respect thereof until the related Secured Obligations shall have been paid in full. All such payments shall be made in accordance with Section 3.02.
          Section 2.15 Delivery of Collateral Supplements. Upon the acquisition by any Grantor of any Security Collateral, Membership Interest Collateral or Beneficial Interest Collateral, each relevant Grantor shall concurrently execute and deliver to the Collateral Agent a Collateral Supplement duly completed with respect to such Collateral and shall take such steps with respect to the perfection of such Collateral as are called for by this Agreement for Collateral of the same type; provided that the foregoing shall not be construed to impair or otherwise derogate from any restriction on any such action in any Loan Document; and provided further that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the lien of this Agreement as to such Collateral.
          Section 2.16 Operational Covenants.
          (a) Operation and Use. Each Grantor agrees that no Pool Aircraft will be maintained, used or operated in violation of any law, rule or regulation (including airworthiness directives) of any government or Governmental Authority having jurisdiction over such Pool Aircraft or in violation of any airworthiness certificate, license or registration relating to such

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Pool Aircraft issued by any such government, except for minor violations, and except to the extent any Transaction Party (or, if a Lease is then in effect with respect to such Pool Aircraft, any Lessee of such Pool Aircraft) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of such Pool Aircraft or any material risk of subjecting any Secured Party to criminal liability or materially impair the Liens created by any Security Document; provided that the Transaction Parties shall only be entitled to contest mandatory grounding orders if they (or the applicable Lessee) do not operate such Pool Aircraft during such contest. The Grantors will not operate any Pool Aircraft, or permit any Pool Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 2.17 and Schedule V of this Agreement or (ii) in any war zone or recognized or threatened areas of hostilities unless covered by war risk insurance in accordance with Section 2.17 and Schedule V of this Agreement, in either case unless indemnified by a government authority as provided therein or unless located there due to an emergency or an event outside the Lessee’s control, but only for so long as such emergency or event continues.
          Notwithstanding the other provisions of this Section 2.16, no breach of Section 2.16 shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person claiming by or through a Lessee or a sub-lessee, or of any Person which has possession of the Pool Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Pool Aircraft (other than seizure or confiscation arising from a breach by the Grantors of this Section 2.16(a)) (each, a “Third Party Event”); provided that (i) no Transaction Party consents or has consented to such Third Party Event; and (ii) ILFC or the Lessor Subsidiary which is the lessor or owner of such Pool Aircraft promptly and diligently takes such commercially reasonable actions in accordance with Leasing Company Practice in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Pool Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Pool Aircraft or Engine.
          (b) Registration. Each Grantor shall cause each Pool Aircraft to remain duly registered, under the laws of a country or jurisdiction that is not a Prohibited Country or that is the country in which such Pool Aircraft is registered as of the date hereof, in the name of the relevant Lessor Subsidiary and reflecting the applicable Lessor Subsidiary (and, if applicable, the applicable Intermediate Lessee) as lessor, in each case, if so permitted under the applicable registry; provided that a Pool Aircraft may be unregistered for a temporary period in connection with modification or maintenance of such Pool Aircraft.
          (c) Extension, Amendment or Replacement of Leases. Upon execution of any renewal, extension or replacement Lease, the Grantors shall comply with the provisions of Section 2.08 of this Agreement, as applicable, and shall deliver the following to the Collateral Agent:
          (i) certificates of insurance from qualified brokers of aircraft insurance (or other evidence satisfactory to the Collateral Agent), evidencing all

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insurance required to be maintained by the applicable Lessee, together with the endorsements required pursuant to Section 2.17 and Schedule V of this Agreement;
          (ii) promptly and in any case within 15 days of the effectiveness of the leasing of such Pool Aircraft, a copy of such Lease, and an amended and restated Schedule 3.17(b) to the Credit Agreement incorporating all information required under such schedule with respect to such renewal, extension or replacement Lease; and
          (iii) with respect to any renewal, extension or replacement Lease, copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other matters customary for such transactions, in each case to the extent that receiving such legal opinions is consistent with Leasing Company Practice.
          Section 2.17 Insurance. The Grantors shall cause to be maintained, or procure that the relevant Lessee maintains, hull and third party liability insurance policies, maintained with insurers or reinsured with reinsurers of recognized responsibility or pursuant to governmental indemnities, in respect of each Pool Aircraft in accordance with the terms of Schedule V hereto.
          Section 2.18 Covenant Regarding Control. No Grantor shall cause nor permit any Person other than the Collateral Agent to have “control” (as defined in Section 8-106 of the UCC) of the Collateral Account pursuant to the terms of the Credit Agreement and the Account Control Agreement.
          Section 2.19 Covenant Regarding Collateral Account. Borrower shall enter into the Account Control Agreement as of the date hereof.
          Section 2.20 As to Irish Law. Notwithstanding anything to the contrary contained in this Agreement and in addition to and without prejudice to any other rights or power of the Collateral Agent under this Agreement or under general law in any relevant jurisdiction, at any time that the Collateral shall become enforceable, the Collateral Agent shall be entitled to appoint a receiver under this Agreement or under the Conveyancing and Law of Property Act, 1881 (as amended and as the same may be amended, modified or replaced from time to time, the “1881 Act”) and such receiver shall have all such powers, rights and authority conferred under the 1881 Act, this Agreement and otherwise under the laws of Ireland without any limitation or restriction imposed by the 1881 Act or otherwise under the laws of Ireland which may be excluded or removed. Sections 17 and 20 of the 1881 Act shall not apply to the Collateral or any receiver appointed under this Agreement or under the 1881 Act and Section 24(b) of the 1881 Act shall not apply to the Collateral or to any receiver appointed under this Agreement.
          Section 2.21 Irish Charges Over Shares. Each Grantor undertakes with the Collateral Agent to enter into an Additional Charge Over Shares in respect of the Equity Interests held by it of any Subsidiary of a Grantor which is incorporated under the laws of Ireland.

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ARTICLE III
REMEDIES
          Section 3.01 Remedies. Notwithstanding anything herein or in any other Loan Document to the contrary, if any Event of Default shall have occurred and be continuing, and in each case subject to the quiet enjoyment rights of the applicable Lessee of any Pool Aircraft:
          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (including, for the avoidance of doubt, the rights and remedies of the Collateral Agent provided for in Section 2.10(c)), all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all of the rights and remedies under applicable law and also may (i) require any Grantor to, and such Grantor hereby agrees that it shall at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell or cause the sale of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 3.02. Any sale or sales conducted in accordance with the terms of this Section 3.01 shall be deemed conclusive and binding on each Grantor and the Secured Parties.
          Section 3.02 Priority of Payments. The Collateral Agent hereby agrees that all cash proceeds received by the Collateral Agent in respect of any Collateral pursuant to Section 3.01 hereof and any payments by any Grantor to the Collateral Agent following an Event of Default shall be paid by the Collateral Agent in the order of priority set forth below:
          (a) first, to the Collateral Agent for the benefit of the Secured Parties, until payment in full in cash of the Secured Obligations then outstanding; and
          (b) second, all remaining amounts to the relevant Grantors or whomsoever may be lawfully entitled to receive such amounts.
ARTICLE IV
SECURITY INTEREST ABSOLUTE
          Section 4.01 Security Interest Absolute. A separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether

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any action is brought against any other Grantor or whether any other Grantor is joined in any such action or actions. Except as otherwise provided in the Loan Documents, all rights of the Collateral Agent and the security interests and Liens granted under, and all obligations of each Grantor under, until the Secured Obligations then outstanding are paid in full, this Agreement and each other Loan Document shall be absolute and unconditional, irrespective of:
          (a) any lack of validity or enforceability of any Loan Document, Assigned Document or any other agreement or instrument relating thereto;
          (b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
          (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Grantors;
          (e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
          (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third-party grantor of a security interest or a Person deemed to be a surety.
ARTICLE V
THE COLLATERAL AGENT
          The Collateral Agent and the Secured Parties agree among themselves as follows:
          Section 5.01 Authorization and Action. (a) Each Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Bank of America as the initial Collateral Agent to take such action as trustee on behalf of the Secured Parties and to exercise such powers and discretion under this Agreement and the other Loan Documents as are specifically delegated to the Collateral Agent by the terms of this Agreement and of the Loan Documents, and no implied duties and covenants shall be deemed to arise against the Collateral Agent.
          (b) The Collateral Agent accepts such appointment and agrees to perform the same but only upon the terms of this Agreement (including any quiet enjoyment covenants given to the Lessees) and agrees to receive and disburse all moneys received by it in accordance with the terms of this Agreement. The Collateral Agent in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or simple negligence in the handling of funds or breach of any of its

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representations or warranties set forth in this Agreement) and the Collateral Agent shall not be liable for any action or inaction of any Grantor or any other parties to any of the Loan Documents.
          Section 5.02 Absence of Duties. The powers conferred on the Collateral Agent under this Agreement with respect to the Collateral are solely to protect its interests in this Agreement and shall not impose any duty upon it, except as explicitly set forth herein, to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Agreement, the Collateral Agent shall not have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve or perfect rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall not have any duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Grantor or Lessee.
          Section 5.03 Representations or Warranties. The Collateral Agent shall not make nor shall it be deemed to have made any representations or warranties as to the validity, legality or enforceability of this Agreement, any other Loan Document or any other document or instrument or as to the correctness of any statement contained in any thereof, or as to the validity or sufficiency of any of the pledge and security interests granted hereby, except that the Collateral Agent in its individual capacity hereby represents and warrants (a) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will at such time be duly authorized to execute and deliver such document on its behalf, and (b) this Agreement is or will be the legal, valid and binding obligation of the Collateral Agent in its individual capacity, enforceable against the Collateral Agent in its individual capacity in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.
          Section 5.04 Reliance; Agents; Advice of Counsel. (a) The Collateral Agent shall not incur any liability to anyone as a result of acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Collateral Agent may accept a copy of a resolution of the board or other governing body of any party to this Agreement or any Loan Document, certified by the Secretary or an Assistant Secretary thereof or other duly authorized Person of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board or other governing body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described in this Agreement, the Collateral Agent shall be entitled to receive and may for all purposes hereof conclusively rely, and shall be fully protected in acting or refraining from acting, on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent for any action taken or omitted to be taken by them in good faith in reliance thereon. The Collateral Agent shall assume, and shall be fully protected in assuming, that each other party to this Agreement is authorized by its constitutional documents

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to enter into this Agreement and to take all action permitted to be taken by it pursuant to the provisions of this Agreement, and shall not inquire into the authorization of such party with respect thereto.
          (b) The Collateral Agent may execute any of its powers hereunder or perform any duties under this Agreement either directly or by or through agents, including financial advisors, or attorneys or a custodian or nominee, provided, however, that the appointment of any agent shall not relieve the Collateral Agent of its responsibilities or liabilities hereunder.
          (c) The Collateral Agent may consult with counsel and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of counsel.
          (d) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation hereto, at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Collateral Agent reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
          (e) The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible or liable for the manner of performance of, any obligations of any Grantor under any of the Loan Documents.
          (f) If the Collateral Agent incurs expenses or renders services in connection with an exercise of remedies specified in Section 3.01, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.
          (g) The Collateral Agent shall not be charged with knowledge of an Event of Default unless the Collateral Agent obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from any of the Secured Parties.
          (h) The Collateral Agent shall not have any duty to monitor the performance of any Grantor or any other party to the Loan Documents, nor shall the Collateral Agent have any liability in connection with the malfeasance or nonfeasance by such parties. The Collateral Agent shall not have any liability in connection with compliance by any Grantor or any Lessee under a Lease with statutory or regulatory requirements related to the Collateral, any Pool Aircraft or any Lease. The Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Collateral, any Pool Aircraft or any Lease or the

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validity or sufficiency of any assignment or other disposition of the Collateral, any Pool Aircraft or any Lease.
          Section 5.05 No Individual Liability. The Collateral Agent shall not have any individual liability in respect of all or any part of the Secured Obligations, and all shall look, subject to the lien and priorities of payment provided herein and in the Loan Documents, only to the property of the Grantors (to the extent provided in the Loan Documents) for payment or satisfaction of the Secured Obligations pursuant to this Agreement and the other Loan Documents.
ARTICLE VI
SUCCESSOR COLLATERAL AGENT
          Section 6.01 Resignation and Removal of the Collateral Agent. The Collateral Agent may resign at any time without cause by giving at least 30 days’ prior written notice to the Borrower and the Lenders. The Required Lenders may at any time remove the Collateral Agent without cause by an instrument in writing delivered to the Borrower, the Lenders and the Collateral Agent. No resignation by or removal of the Collateral Agent pursuant to this Section 6.01 shall become effective prior to the date of appointment by the Required Lenders of a successor Collateral Agent and the acceptance of such appointment by such successor Collateral Agent.
          Section 6.02 Appointment of Successor. (a) In the case of the resignation or removal of the Collateral Agent, the Required Lenders shall promptly appoint a successor Collateral Agent. So long as no Event of Default shall have occurred and be continuing, any such successor Collateral Agent shall as a condition to its appointment be reasonably acceptable to the Borrower. If a successor Collateral Agent shall not have been appointed and accepted its appointment hereunder within 60 days after the Collateral Agent gives notice of resignation, the retiring Collateral Agent, the Administrative Agent or the Required Lenders may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Any successor Collateral Agent so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.
          (b) Any successor Collateral Agent shall execute and deliver to the relevant Secured Parties an instrument accepting such appointment. Upon the acceptance of any appointment as Collateral Agent hereunder, a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to this Agreement, and such other instruments or notices, as may be necessary, or as the Administrative Agent may request in order to continue the perfection (if any) of the Liens granted or purported to be granted hereby, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The retiring Collateral Agent shall take all steps necessary to transfer all Collateral in its possession and all its control over the Collateral to the successor Collateral Agent. All actions under this paragraph (b) shall be at the expense of the Borrower; provided that if a successor Collateral Agent has been appointed as a result of the circumstances

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described in Section 6.02(d), any actions under this paragraph (b) as relating to such appointment shall be at the expense of the successor Collateral Agent.
          (c) The Collateral Agent shall be an Eligible Institution, if there be such an institution willing, able and legally qualified to perform the duties of the Collateral Agent hereunder and unless such institution is an Affiliate of a Secured Party or an Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
          (d) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation to which substantially all the business of the Collateral Agent may be transferred, shall be the Collateral Agent under this Agreement without further act.
ARTICLE VII
INDEMNITY AND EXPENSES
          Section 7.01 Indemnity. (a) Each of the Grantors shall indemnify, defend and hold harmless the Collateral Agent (and its officers, directors, employees, representatives and agents) from and against, any loss, liability or expense (including reasonable legal fees and expenses) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties hereunder and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part. The Collateral Agent (i) must provide reasonably prompt notice to the applicable Grantor of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the applicable Grantor, which consent shall not be unreasonably withheld. No Grantor shall be required to reimburse any expense or indemnity against any loss or liability incurred by the Collateral Agent through negligence or bad faith.
          Each Grantor, as applicable, may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the Collateral Agent and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the applicable Grantor may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the applicable Grantor shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the Collateral Agent are in conflict with those of such Grantor and (iii) the indemnified person shall have the right to approve the counsel designated by such Grantor which consent shall not be unreasonably withheld.

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          (b) Each Grantor shall within ten (10) Business Days after demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement (in accordance with fee arrangements agreed between the Collateral Agent and ILFC), (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party against such Grantor hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
          Section 7.02 Secured Parties’ Indemnity. (a) The Collateral Agent shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by the Lenders to the sole satisfaction of the Collateral Agent before proceeding to exercise any right or power under this Agreement at the request or direction of the Administrative Agent.
          (b) In order to recover under clause (a) above, the Collateral Agent: (i) must provide reasonably prompt notice to the Administrative Agent of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the Administrative Agent which consent shall not be unreasonably withheld.
          (c) The Administrative Agent may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the Collateral Agent and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the Administrative Agent may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the Administrative Agent shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the Collateral Agent are in conflict with those of the Administrative Agent and (iii) the indemnified person shall have the right to approve the counsel designated by the Administrative Agent which consent shall not be unreasonably withheld.
          (d) The provisions of Section 7.01 and this Section 7.02 shall survive the termination of this Agreement or the earlier resignation or removal of the Collateral Agent.
          Section 7.03 No Compensation from Secured Parties. The Collateral Agent agrees that it shall have no right against the Secured Parties for any fee as compensation for its services in such capacity.
          Section 7.04 Collateral Agent Fees. In consideration of the Collateral Agent’s performance of the services provided for under this Agreement, the Grantors shall pay to the Collateral Agent an annual fee set forth under a separate agreement between the Borrower and

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the Collateral Agent and shall reimburse the Collateral Agent for expenses incurred including those associated with the International Registry.
ARTICLE VIII
MISCELLANEOUS
          Section 8.01 Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party from the provisions of this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and each party hereto. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Collateral Agent may, but shall have no obligation to, execute and deliver any amendment or modification which would affect its duties, powers, rights, immunities or indemnities hereunder.
          (b) Upon the execution and delivery by any Person of a Grantor Supplement, (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, (ii) Annexes I, II, III and IV attached to each Grantor Supplement shall be incorporated into, become a part of and supplement Schedules I, II, III and IV, respectively, and the Collateral Agent may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented and (iii) such Additional Grantor shall be a Grantor for all purposes under this Agreement and shall be bound by the obligations of the Grantors hereunder.
          (c) Upon the execution and delivery by a Grantor of a Collateral Supplement, Annexes I and II to each Collateral Supplement shall be incorporated into, become a part of and supplement Schedules I and II, respectively, and the Collateral Agent may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented.
          Section 8.02 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier) and telecopied or delivered to the intended recipient at its address specified, as follows:

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For each Grantor:

International Lease Finance Corporation
10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Attention: Treasurer with a copy to the General Counsel
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

For the Collateral Agent:

Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No. (415) 503-5099
or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 8.02. Each such notice shall be effective (a) on the date personally delivered to an authorized officer of the party to which sent, or (b) on the date transmitted by legible telecopier transmission with a confirmation of receipt.
          Section 8.03 No Waiver; Remedies. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          Section 8.04 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.
          Section 8.05 Continuing Security Interest; Assignments. Subject to Section 8.06, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of the payment in full in cash of the Secured Obligations then outstanding to the Secured Parties, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing subsection (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document to which it is a party in accordance with the terms thereof to any other permitted Person or entity, and such other permitted Person or entity shall thereupon become vested with all the rights in respect thereof granted to such Secured Party herein or otherwise.

28

          Section 8.06 Release and Termination. (a) Upon any sale, transfer or other disposition of any Pool Aircraft (or Lessor Subsidiary) in accordance with the terms of the Loan Documents, the Pledged Equity Interest in the applicable Lessor Subsidiary of such Pool Aircraft, or if applicable, Irish Subsidiary Holdco or CA Subsidiary Holdco and their related guarantees in accordance with Section 2.10(f) of the Credit Agreement, will be deemed released from the Lien hereof, and the Collateral Agent will, at the relevant Grantor’s expense, execute and deliver to the Grantor of such item of Collateral such documents as such Grantor shall reasonably request and provide to the Collateral Agent to evidence the release of such item of Collateral from the assignment and security interest granted hereby, and to the extent that (A) the Collateral Agent’s consent is required for any deregistration of the interests in such released Collateral from any registry or (B) the Collateral Agent is required to initiate any such deregistration, the Collateral Agent shall ensure that such consent or such initiation of such deregistration is effected.
          Any amounts released from the Collateral Account by the Collateral Agent pursuant to a Release Request in accordance with the terms of the Loan Documents shall be deemed released from the Lien hereof.
          (b) Upon the payment in full in cash of the Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01 hereof shall terminate, the Collateral Agent shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 8.06(b)) relating to the Secured Obligations, the Secured Parties or the Collateral Agent shall cease to be of any effect insofar as they relate to the Secured Obligations, the Secured Parties or the Collateral Agent. Upon any such termination, the Collateral Agent will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
          (c) If, prior to the termination of this Agreement, the Collateral Agent ceases to be the Collateral Agent in accordance with the definition of “Collateral Agent” in Section 1.01, all certificates, instruments or other documents being held by the Collateral Agent at such time shall, within five (5) Business Days from the date on which it ceases to be the Collateral Agent, be delivered to the successor Collateral Agent.
          Section 8.07 Currency Conversion. If any amount is received or recovered by the Collateral Agent in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Collateral Agent, to the extent permitted by law, shall only constitute a discharge of the relevant Grantor to the extent of the amount of the Agreed Currency which the Collateral Agent was or would have been able in accordance with its or his normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Collateral Agent is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the relevant Grantor, such Grantor shall pay to the Collateral Agent for the benefit of the Secured Parties such amount as it shall determine to be necessary to indemnify the Collateral Agent and the Secured Parties against any loss sustained by it as a result (including the cost of making any such

29

purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that, to the extent permitted by law, (i) such indemnity shall constitute a separate and independent obligation of each Grantor distinct from its obligation to discharge the amount which was originally payable by such Grantor and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Collateral Agent and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by any Grantor or any judgment or order and no proof or evidence of any actual loss shall be required.
          Section 8.08 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          Section 8.09 Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower Party or its properties in the courts of any jurisdiction.
          (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          Section 8.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Lenders shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of

30

the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
          Section 8.11 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
          Section 8.12 Non-Invasive Provisions. (a) Notwithstanding any other provision of the Loan Documents, the Collateral Agent agrees that, so long as no Event of Default shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of this Agreement.
          (b) Notwithstanding any other provision of the Loan Documents, the Collateral Agent agrees that, so long as no “Event of Default” (or similar term) under a Lease (as defined in such Lease) shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights of the Lessee with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of such Lease.
          Section 8.13 Limited Recourse. (a) In the event that the direct or indirect assets of the Grantors are insufficient, after payment of all other claims, if any, ranking in priority to the claims of the Collateral Agent or any Secured Party hereunder, to pay in full such claims of the Collateral Agent or such Secured Party (as the case may be), then the Collateral Agent or the Secured Party shall have no further claim against the Grantors (other than the Borrower) in respect of any such unpaid amounts; provided that the foregoing limitation on recourse shall in no way limit the right of any Secured Party to enforce the obligations of ILFC as a Guarantor Party set forth in Article 7 of the Credit Agreement.
          (b) To the extent permitted by applicable law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder (not including any Grantor as a shareholder of any Pledged Equity Party hereunder), officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders (not including any Grantor as

31

a shareholder of any other Grantor hereunder), officers or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder (not including any Grantor as a shareholder of any Pledged Equity Party hereunder), officer or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.
          (c) The guarantees, obligations, liabilities and undertakings granted by any Pledged Equity Party organized under the laws of France under this Agreement and the other Loan Documents shall, for each relevant financial year, be, in any and all cases, strictly limited to 90% of the annual net margin generated by such Pledged Equity Party or Pledged Equity Parties in connection with back-to-back leasing activities between it and any other Pledged Equity Party with respect to the lease of Pool Aircraft.
[The Remainder of this Page is Intentionally Left Blank]

32

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its representative or officer thereunto duly authorized as of the date first above written.

HYPERION AIRCRAFT INC., as a Grantor
By
Name:
Title:

DELOS AIRCRAFT INC., as a Grantor
By
Name:
Title:

APOLLO AIRCRAFT INC., as a Grantor
By
Name:
Title:

33

BANK OF AMERICA, N.A. not in its individual capacity but solely as the Collateral Agent
By
Name:
Title:

34

SCHEDULE I
SECURITY AGREEMENT
AIRCRAFT OBJECTS

	Airframe
	Manufacturer and		Engine Manufacturer and
	Model	Airframe MSN	Engine Model	Engine MSNs
1	Airbus A319-100	2404	IAE V2524-A5	V11863, V11864
2	Airbus A319-100	2452	IAE V2524-A5	V11911, V11915
3	Airbus A319-100	2738	IAE V2524-A5	V12248, V12255
4	Airbus A319-100	3424	IAE V2425-A5	V12862, V12865
5	Airbus A319-100	3454	IAE V2425-A5	V12890, V12882
6	Airbus A320-200	427	CFM CFM56-5A3	731878, 731912
7	Airbus A320-200	542	IAE V2527-A5	V10209, V10211
8	Airbus A320-200	2453	IAE V2527-A5	V11944, V11954
9	Airbus A321-100	550	IAE V2530-A5	V10117, V10214
10	Airbus A321-100	591	IAE V2530-A5	V10158, V10159
11	Airbus A321-200	993	IAE V2533-A5	V10525, V10524
12	Airbus A321-200	2707	CFM CFM56-5B3/P	577531, 577533
13	Airbus A330-200	448	General Electric CF6-80E1-A3	811158, 811159
14	Airbus A330-200	480	Rolls-Royce TRENT 772B-60	41228, 41229
15	Airbus A330-200	532	Rolls-Royce TRENT 772B-60	41261, 41262
16	Boeing 737-300	26293	CFM CFM56-3C1	724885, 724886
17	Boeing 737-300	26314	CFM CFM56-3C1	858245, 858302
18	Boeing 737-300	26315	CFM CFM56-3C1	858166, 859158
19	Boeing 737-300	26317	CFM CFM56-3C1	858196, 858197
20	Boeing 737-300	26325	CFM CFM56-3C1	858303, 858304
21	Boeing 737-400	25111	CFM CFM56-3C1	857851, 857853
22	Boeing 737-400	26335	CFM CFM56-3C1	858354, 858356
23	Boeing 737-400	27628	CFM CFM56-3C1	858493, 858494
24	Boeing 737-400	27632	CFM CFM56-3C1	858491, 858492
25	Boeing 737-400	28053	CFM CFM56-3C1	858690, 858691
26	Boeing 737-500	28052	CFM CFM56-3C1	858790, 858791
27	Boeing 737-700	30036	CFM CFM56-7B22	890473, 890474
28	Boeing 737-800	30664	CFM CFM56-7B27	888150, 889137
29	Boeing 757-200ER	30045	Pratt & Whitney PW2040	P728788, P728789
30	Boeing 757-200ER	27620	Pratt & Whitney PW2037	P727206, P727207
31	Boeing 757-200ER	26250	Rolls-Royce RB211-535E4	31673, 31674
32	Boeing 767-300ER	27616	General Electric CF6-80C2-B6F	704741, 704742
33	Boeing 767-300ER	27610	General Electric CF6-80C2-B6F	704517, 704980
34	Boeing 767-300ER	28111	Pratt & Whitney PW4062	P724106, P724403

	Airframe
	Manufacturer and		Engine Manufacturer and
	Model	Airframe MSN	Engine Model	Engine MSNs
35	Boeing 767-300ER	28207	Pratt & Whitney PW4060	P727767, P727768
36	Boeing 767-300ER	29435	Pratt & Whitney PW4062	P727827, P727828
37	Boeing 777-200ER	32717	General Electric GE90-94B	900470, 900471

I-2

SCHEDULE II
SECURITY AGREEMENT
PLEDGED EQUITY INTERESTS
PLEDGED STOCK

Percentage of
Pledged Equity Party	Par Value	Certificate No(s).	Number of Shares	Outstanding Shares
DELOS AIRCRAFT INC.	N/A	1	100	100%

APOLLO AIRCRAFT INC.	N/A	1	100	100%

ARTEMIS (DELOS)	[As set forth in	[As set forth in	[As set forth in	[As set forth in
LIMITED	Grantor Supplement	Grantor Supplement	Grantor Supplement	Grantor Supplement
	of Artemis (Delos)	of Artemis (Delos)	of Artemis (Delos)	of Artemis (Delos)
	Limited]	Limited]	Limited]	Limited]
PLEDGED BENEFICIAL INTERESTS

Percentage of
Pledged Equity Party	Certificate No.	Beneficial Interest

N/A	N/A	N/A
PLEDGED MEMBERSHIP INTERESTS

Percentage of
Pledged Equity Party	Certificate No.	Membership Interest

N/A	N/A	N/A
PLEDGED DEBT

Intercompany Lender	Intercompany Borrower	Description of Instrument of Pledged Debt	Amount of Pledged Debt

N/A	N/A	N/A	N/A

II-1

SCHEDULE III
SECURITY AGREEMENT
TRADE NAMES
1.	Grantor: Hyperion Aircraft Inc. Trade Name: Hyperion Aircraft Inc.

2.	Grantor: Delos Aircraft Inc. Trade Name: Delos Aircraft Inc.

3.	Grantor: Artemis (Delos) Limited Trade Name: [As set forth in Grantor Supplement of Artemis (Delos) Limited]

4.	Grantor: Apollo Aircraft Inc. Trade Name: Apollo Aircraft Inc.

III-1

SCHEDULE IV
SECURITY AGREEMENT
CHIEF PLACE OF BUSINESS AND CHIEF EXECUTIVE OR REGISTERED OFFICE

Name of Grantor	Chief Executive Office, Chief Place of Business or Registered Office and Organizational ID (if applicable)

Hyperion Aircraft Inc.	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C3278477

Delos Aircraft Inc.	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C3278513

Apollo Aircraft Inc.	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C3278478

Artemis (Delos) Limited	[As set forth in Grantor Supplement of Artemis (Delos) Limited]

IV-1

SCHEDULE V
SECURITY AGREEMENT
INSURANCE
1.	Obligation to Insure

So long as this Agreement shall remain in effect, the Grantors will ensure that there is effected and maintained appropriate insurances in respect of each Pool Aircraft and the Collateral Agent, the Administrative Agent, the Lenders and its operation including insurance for:
(a)	loss or damage to each Pool Aircraft and each part thereof; and

(b)	any liability for injury to or death of persons and damage to or the destruction of public or private property arising out of or in connection with the operation, storage, maintenance or use of (in each case to the extent available) the Pool Aircraft and of any other part thereof not belonging to the Grantors but from time to time installed on the airframe.
2.	Specific Insurances

The Grantors will maintain or will cause to be maintained the following specific insurances with respect to each Pool Aircraft (subject to paragraph 3):
(a)	All Risks Hull Insurance — All risks hull insurance policy on the Pool Aircraft in an amount at least equal to 110% of the outstanding principal of the Loans allocable to such Pool Aircraft, calculated based on the most recent appraised value (the “Required Insured Value”) on an agreed value basis and naming the Collateral Agent (for and on behalf of itself and the Secured Parties) as a loss payee for the Required Insured Value (provided, however, that, if the applicable Lessee’s insurance program uses AVN67B or a successor London market endorsement similar thereto, the Grantor shall use reasonable commercial efforts to procure that the Collateral Agent and the Administrative Agent are also named as a “Contract Party” and shall ensure that the Collateral Agent and the Administrative Agent are also named as a “Contract Party” in respect of any new Lease entered into);

(b)	Hull War Risk Insurance — Hull war risk and allied perils insurance, including hijacking, (excluding, however, confiscation by government of registry or country of domicile to the extent coverage of such risk is not generally available to the applicable Lessee in the relevant insurance market at a commercially reasonable cost or is not customarily obtained by operators in such jurisdiction at such time) on the Pool Aircraft where the custom in the industry is to carry war risk for aircraft operating on routes or kept in locations similar to the Pool Aircraft in an amount not less than the Required Insured Value on an agreed value basis and naming the Collateral Agent (for and on behalf of itself and the other Secured Parties) as a loss payee for the Required Insured Value (provided, however, that, if the applicable Lessee’s insurance program uses AVN67B or a successor London market endorsement similar thereto, the Grantors shall use reasonable commercial efforts to procure that the Collateral Agent and the Administrative Agent are also named as a “Contract Party” and shall ensure that the Collateral Agent and the Administrative Agent are also named as a “Contract Party” in respect of any new Lease entered into);
(c)	Legal Liability Insurance — Third party legal liability insurance (including war and allied perils) for a combined single limit (bodily injured and property damage) of not less than $500,000,000 for a Narrowbody Aircraft, and not less than $750,000,000 for Widebody Aircraft. The Collateral Agent and the Administrative Agent (on behalf of themselves and the Secured Parties) shall be named as additional insureds on such policies; provided that the Grantors shall ensure that the Collateral Agent and the Administrative Agent are also named as an additional insured in respect of any new Lease.

(d)	Aircraft Spares Insurance — Insurance for the engines and the parts while not installed on the airframe for their replacement cost or an agreed value basis.
3.	Variations on Specific Insurance Requirements

In certain circumstances, it is customary that not all of the insurances described in paragraph 2 be carried for the Pool Aircraft. For example, when a Pool Aircraft is not on lease to a passenger air carrier or is in storage or is being repaired or maintained, ferry or ground rather than passenger flight coverage for the Pool Aircraft are applicable. Similarly, indemnities may be provided by a Governmental Authority in lieu of particular insurances; provided, however, that the Grantors shall not, without the prior written consent of the Collateral Agent, be entitled to accept any new such governmental indemnities other than when such indemnities are granted by a Governmental Authority of a country or jurisdiction that is not a Prohibited Country. The relevant Grantor will determine the necessary coverage for the Pool Aircraft in such situations consistent with Leasing Company Practice with respect to similar aircraft.

4.	Hull Insurances in Excess of Required Insurance Value

For the avoidance of doubt, any Grantor and/or any Lessee may carry hull risks and hull war and allied perils insurance on the Pool Aircraft in excess of the Required Insured Value which (subject in the case of the Grantors to no Event of Default having occurred and being continuing) will not be payable to the Collateral Agent. Such excess insurances will be payable to (i) if payable to the Grantors, to the relevant Grantor, unless an Event of Default has occurred and is continuing in which case the excess shall be payable to the Collateral Agent or (ii) if payable to the Lessee to the Lessee in all circumstances.

5.	Currency

All insurance and reinsurances effected pursuant to this Schedule V shall be payable in Dollars, save that in the case of the insurances referred to in paragraph 2(c) (if such denomination is (a) required by the law of the state of registration of the Pool Aircraft; or (b) the normal practice of airlines in the relevant country that operate aircraft leased from lessors located outside such country; or (c) otherwise agreed by the Collateral Agent) or paragraph 2(d).
6.	Specific Terms of Insurances

Insurance policies which are underwritten in the London and/or other non-US insurance market and which pertain to financed or leased aircraft equipment contain the coverage and endorsements described in AVN67B as it may be amended or revised or its equivalent. Each of the Grantors agrees that, so long as this Agreement shall remain in effect, the Pool Aircraft will be insured and the applicable insurance policies endorsed either (i) in a manner consistent with AVN67B, as it may be amended or revised or its equivalent or (ii) as may then be customary in the airline industry for aircraft of the same type as the Pool Aircraft utilised by operators in the same country and whose operational network for such Pool Aircraft and credit status is similar to the type of business as the Lessee (if any) and at the time commonly available in the insurance market. In all cases, the relevant Grantor will set the standards, review and manage the insurances on the Pool Aircraft consistent with Leasing Company Practice with respect to similar aircraft.

7.	Insurance Brokers and Insurers

In reviewing and accepting the insurance brokers (if any) and reinsurance brokers (if any) and insurers and reinsurers (if any) providing coverage with respect to the Pool Aircraft, the relevant Grantor will utilize standards consistent with Leasing Company Practice with respect to similar aircraft. It is recognized that airlines in certain countries are required to utilize brokers (and sometimes even no brokers) or carry insurance with local insurance brokers and insurers. If at any time any Pool Aircraft is not subject to a Lease, the relevant Grantor will cause its insurance brokers to provide the Collateral Agent with evidence that the insurances described in this Schedule V are in full force and effect.

8.	Deductible Amounts, Self-Insurance and Reinsurance

With respect to the type of aircraft concerned, the nationality and creditworthiness of the airline operator, the airline operator’s use and operation thereof and to the scope of and the amount covered by the insurances carried by the Lessee, the relevant Grantor will apply standards consistent with Leasing Company Practice with respect to similar aircraft in reviewing and accepting the amount of any insurance deductibles, whether the Lessee may self-insure any of the risks covered by the insurances and the scope and terms of reinsurance, if any, including a cut-through and assignment clause.

9.	Renewals

The Grantors will monitor the insurances on the Pool Aircraft and their expiration dates. The relevant Grantor shall, when requested by the Collateral Agent, promptly inform the Collateral Agent as to whether or not it has been advised that renewal instructions for any of the insurances have been given by the airline operator or its broker prior to or on the scheduled expiry date of the relevant insurance. The relevant Grantor shall promptly notify the Collateral Agent in writing if it receives notice that any of the insurances have in fact expired without renewal. Promptly after receipt, the relevant Grantor will provide to the Collateral Agent evidence of renewal of the insurances and reinsurance (if any).
10.	Information

Subject to applicable confidentiality restrictions, each of the Grantors shall provide the Collateral Agent or shall ensure that the Collateral Agent is provided with any information reasonably requested by it from time to time concerning the insurances maintained with respect to the Pool Aircraft or, if reasonably available to the Grantors, in connection with any claim being made or proposed to be made thereunder.

EXHIBIT A-1
SECURITY AGREEMENT
FORM OF COLLATERAL SUPPLEMENT
Bank of America, N.A., as the Collateral Agent
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No. (415) 503-5099
[Date]
          Re: Term Loan 2 Security Agreement, dated as of March 17, 2010
Ladies and Gentlemen:
          Reference is made to the Term Loan 2 Security Agreement, dated as of March 17, 2010 (the “Security Agreement”), among Hyperion Aircraft Inc., a California corporation (“Parent Holdco”), Delos Aircraft Inc., a California corporation (the “Borrower”), Artemis (Delos) Limited, a private limited liability company incorporated under the laws of Ireland (the “Irish Subsidiary Holdco”), Apollo Aircraft Inc., a California corporation (the “CA Subsidiary Holdco”), and the ADDITIONAL GRANTORS who from time to time become grantors under the Security Agreement (together with Parent Holdco, the Borrower, the Irish Subsidiary Holdco and the CA Subsidiary Holdco, the “Grantors”), and BANK OF AMERICA, N.A., a national banking association, as the collateral agent (in such capacity, and together with any permitted successor or assign thereto or any permitted replacement thereof, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.
          The undersigned hereby delivers, as of the date first above written, the attached Annexes I and II pursuant to Section 2.15 of the Security Agreement.
          The undersigned Grantor hereby confirms that the property included in the attached Annexes constitutes part of the Collateral and hereby makes each representation and warranty set forth in Section 2.03 of the Security Agreement (as supplemented by the attached Annexes).
          Attached are duly completed copies of Annexes I and II hereto.

A -1 - 1

          This Collateral Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.
Very truly yours,
[                                        ]

By:
Name:
Title:

Acknowledged and agreed to as of the date first above written:
BANK OF AMERICA, N.A.,
not in its individual capacity, but
solely as the Collateral Agent

By:
Name:
Title:

A-1-2

ANNEX I
COLLATERAL SUPPLEMENT
AIRCRAFT OBJECTS

	Airframe Manufacturer		Engine Manufacturer
Airframe MSN	and Model	Engine MSNs	and Model

A-1-3

ANNEX II
COLLATERAL SUPPLEMENT
PLEDGED EQUITY INTERESTS
PLEDGED BENEFICIAL INTERESTS

Percentage of
Pledged Equity Party	Certificate No.	Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Percentage of
Pledged Equity Party	Certificate No.	Membership Interest

PLEDGED STOCK

Pledged Equity Party	Certificate No.	Percentage Stock

PLEDGED DEBT
[-]

A-1-4

EXHIBIT A-2
SECURITY AGREEMENT
FORM OF GRANTOR SUPPLEMENT
Bank of America, N.A., as the Collateral Agent
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No. (415) 503-5099

[Date]
          Re: Term Loan 2 Security Agreement, dated as of March 17, 2010
Ladies and Gentlemen:
          Reference is made to the Term Loan 2 Security Agreement, dated as of March 17, 2010 (the “Security Agreement”), among Hyperion Aircraft Inc., a California corporation (“Parent Holdco”), Delos Aircraft Inc., a California corporation (the “Borrower”), Artemis (Delos) Limited, a private limited liability company incorporated under the laws of Ireland (the “Irish Subsidiary Holdco”), Apollo Aircraft Inc., a California corporation (the “CA Subsidiary Holdco”), and the ADDITIONAL GRANTORS who from time to time become grantors under the Security Agreement (together with Parent Holdco, the Borrower, the Irish Subsidiary Holdco and the CA Subsidiary Holdco, the “Grantors”), and BANK OF AMERICA, N.A., a national banking association, as the collateral agent (in such capacity, and together with any permitted successor or assign thereto or any permitted replacement thereof, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.
          The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to “Grantor” shall also mean and be a reference to the undersigned.
          Grant of Security Interest. To secure the Secured Obligations, the undersigned Grantor hereby assigns and pledges to the Collateral Agent for its benefit and the benefit of the other Secured Parties and hereby grants to the Collateral Agent for its benefit and the benefit of the other Secured Parties a first priority security interest in, all of its right, title and interest in and to the following (collectively, the “Supplementary Collateral”):
          (a) with respect to each Grantor, all of the following:

A-2-1

          (i) the Pledged Stock and the certificates representing such Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock; and
          (ii) all additional shares of the capital stock of any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the capital stock of any other Pledged Equity Party that may be formed from time to time, and all certificates, if any, representing such additional shares of the capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares;
          (b) with respect to each Grantor, all of the following:
          (i) the Pledged Membership Interests, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Membership Interests, any contracts and instruments pursuant to which any such Pledged Membership Interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Membership Interests; and
          (ii) all of such Grantor’s right, title and interest in all additional membership interests in any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the membership interests in any other Pledged Equity Party that may be formed from time to time, and all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests;
          (c) with respect to each Grantor, all of the following:
               (i) the Pledged Beneficial Interest, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Beneficial Interest, any contracts and instruments pursuant to which any such Pledged Beneficial Interest are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Beneficial Interest; and
               (ii) all of such Grantor’s right, title and interest in all additional beneficial interests in any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the beneficial interests in any other Pledged Equity Party that may be formed from time to time, the trust agreements and any other contracts and instruments pursuant to which any such Pledged Equity Party is created or issued, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests;
          (d) all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of such Grantor including written notification of all interest, dividends, instruments and

A-2-2

other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Investment Collateral, but excluding any loans or advances made, or dividends or other amounts paid, by any Pledged Equity Party to any Transaction;
          (e) with respect to each Grantor, all right of such Grantor in and to the Collateral Account and all funds, cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account; and
          (f) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c), (d) and (e) above.
          The undersigned Grantor hereby makes each representation and warranty set forth in Section 2.03 of the Security Agreement (as supplemented by the attached Annexes) and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement. Each reference in the Security Agreement to the Security Collateral, the Membership Interest Collateral, the Beneficial Interest Collateral, the Investment Collateral and the Account Collateral shall be construed to include a reference to the corresponding Collateral hereunder.
          The undersigned hereby agrees, together with the other Grantors, jointly and severally to indemnify the Collateral Agent and its officers, directors, employees and agents in the manner set forth in Section 8.01 of the Security Agreement.
          Attached are duly completed copies of Annexes I, II, III and IV hereto.
[Signature Page Follows]

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          This Grantor Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.
Very truly yours,
[NAME OF GRANTOR]
By:
Name:
Title:
Acknowledged and agreed to as of the date first above written:
BANK OF AMERICA, N.A.,
not in its individual capacity, but solely as the
Collateral Agent

By:
Name:
Title:

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ANNEX I
GRANTOR SUPPLEMENT
AIRCRAFT OBJECTS

	Airframe Manufacturer		Engine Manufacturer
Airframe MSN	and Model	Engine MSNs	and Model

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ANNEX II
GRANTOR SUPPLEMENT
PLEDGED EQUITY INTERESTS
PLEDGED BENEFICIAL INTERESTS

Percentage of
Pledged Equity Party	Certificate No.	Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Percentage of
Pledged Equity Party	Certificate No.	Membership Interest

PLEDGED STOCK

Pledged Equity Party	Certificate No.	Percentage Stock

PLEDGED DEBT

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ANNEX III
GRANTOR SUPPLEMENT
TRADE NAMES

A-2-7

ANNEX IV
GRANTOR SUPPLEMENT

Chief Executive Office, Chief Place of
Business and Registered Office and Organizational ID
Name of Grantor	(if applicable)

A-2-8

EXHIBIT B
SECURITY AGREEMENT
FORM OF CHARGE OVER SHARES OF IRISH SUBSIDIARY HOLDCO

B-1

EXHIBIT C
SECURITY AGREEMENT
FORM OF ACCOUNT CONTROL AGREEMENT
March 17, 2010
Banc of America Securities LLC
Mutual Fund Operations, NC1-004-03-45
200 North College Street
Charlotte, NC 28255
Whereas, Delos Aircraft Inc. (“Pledgor”) has granted to Bank of America, N.A., as Collateral Agent (“Pledgee”), for the benefit of the Secured Parties, a security interest in Account number 24901405 (the “Collateral Account”), held by Banc of America Securities LLC (the “Securities Intermediary”) together with all financial funds, investments, instruments, assets, investment property, securities, cash and other property now or hereafter held therein, and the proceeds thereof, including without limitation dividends payable in cash or stock and shares or other proceeds of conversions or splits of any securities in the Collateral Account (collectively, the “Collateral”). Pledgor, Pledgee and the Securities Intermediary agree that the Collateral Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”) and that all Collateral held in the Collateral Account will be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
Whereas, the grant of security interest described above is pursuant to that certain Term Loan 2 Security Agreement dated as of the date hereof among Hyperion Aircraft Inc., the Pledgor, Artemis (Delos) Limited, Apollo Aircraft Inc., the additional grantors referred to therein, and the Pledgee (the “Security Agreement”).
Terms used but not defined herein shall have the meaning set forth in the Security Agreement.
In connection therewith, the parties hereto agree (which agreement by the Pledgor will be construed as instructions to the Securities Intermediary):
1.	The Securities Intermediary is instructed to register the pledge on its books. Securities Intermediary shall hold all certificated securities that comprise all or part of the Collateral with proper endorsements to the Securities Intermediary or in blank, or will deliver possession of such certificated securities to the Pledgee. The Securities Intermediary acknowledges the security interest granted by the Pledgor in favor of the Pledgee in the Collateral.

2.	The Securities Intermediary represents, warrants and agrees that the Collateral Account (i) has been established and is and will be maintained with the Securities Intermediary on its books and records and (ii) is and will be a “securities account” (as defined in Section 8-501(a) of the UCC) in respect of which the (A) Securities Intermediary is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), (B) the Pledgor is the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) of the Collateral Account subject to the “control” (as defined in Section 8-106 of the UCC) of the Pledgee, (C) the “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the UCC) of the Securities Intermediary in respect of the Collateral Account is New York and (D) all financial assets carried in the Collateral Account will have been duly credited thereto in compliance with Section 8-501 of the UCC.

3.	The Securities Intermediary is instructed to deliver to the Pledgee copies of monthly statements on the Collateral Account.

4.	The Collateral Account will be styled: “Delos Aircraft Inc. Collateral Account for Bank of America, N.A.”

5.	All dividends, interest, gains and other profits with respect to the Collateral Account will be reported in the name and tax identification number of the Pledgor.

6.	(a) The Securities Intermediary may not, without the prior written consent of Pledgee, deliver, release or otherwise dispose of the Collateral or any interest therein unless the proceeds thereof are held or reinvested in the Collateral Account as part of the Collateral or applied by Securities Intermediary to the satisfaction of an Unsubordinated Obligation (as defined below) owed to it. Except for such limitation and unless and until the Securities Intermediary receives and has a reasonable period of time to act upon written notice from the Pledgee which states that Pledgee is exercising exclusive control over the Collateral Account (a “Notice of Exclusive Control”), the Securities Intermediary may comply with any investment orders or instructions from Pledgor concerning the Collateral Account, or as set forth in Section 6(b) below. A Notice of Exclusive Control (Exhibit A) may be delivered by the Pledgee at any time upon the occurrence and continuance of an Event of Default, and shall designate the account, person or other location to which the financial assets in the Collateral Account, and cash dividends, interest, income, earnings and other distributions received with respect thereto, shall thereafter be delivered. As between Pledgor and Pledgee, Pledgee agrees not to deliver a Notice of Exclusive Control until the occurrence of an Event of Default (as defined in the Security Agreement) that is continuing. For the avoidance of doubt, Securities Intermediary shall have no responsibility for monitoring or determining whether an Event of Default has occurred or is continuing.

(b)	On each Release Date, subject to the terms and conditions of the Loan Documents (including, without limitation, the satisfaction of the conditions precedent in Section 4.02 of the Credit Agreement), the Pledgee shall issue an “entitlement order” to the Securities Intermediary to distribute amounts from the Collateral Account to the Pledgor in the relevant Aggregate Requested Release Amount to the account set forth in the applicable Release Request; provided that, in the event the terms and conditions of the Loan Documents are satisfied to the satisfaction of the Pledgee and the Pledgee fails to promptly issue an “entitlement order” to the Securities Intermediary, the Pledgor shall have the right to issue an “entitlement order” to the Securities Intermediary to distribute amounts from the Collateral Account to the Pledgor in the relevant Aggregate Requested Release Amount to the account set forth in the applicable Release Request.

7.	The Pledgor authorizes the Securities Intermediary, and the Securities Intermediary agrees, to comply with any order or instruction from Pledgee concerning the Collateral Account, including an order or instruction directing sale, transfer (to the extent that the Collateral is transferable), release or redemption of all or part of the Collateral and the remittance of the proceeds thereof, if any, to Pledgee or as otherwise instructed by the Pledgee, without further consent by the Pledgor. Securities Intermediary shall have no responsibility or liability to Pledgor for complying with any order or instruction, whether oral or written, concerning the Collateral Account, the Collateral, any interest therein, or the proceeds thereof originated by Pledgee and shall have no responsibility to investigate the appropriateness of any such order or instruction, even if Pledgor notifies Securities Intermediary that Pledgee is not legally entitled to originate any such order or instruction. Securities Intermediary shall have no responsibility or liability to Pledgee for complying with any order or instruction, whether oral or written, concerning the Collateral Account, the Collateral, any interest therein, or the proceeds thereof originated by Pledgor except to the extent such compliance would cause Securities Intermediary to violate (i) paragraph 6 hereof or (ii) written orders or instructions previously received from Pledgee, including without limitation, a Notice of Exclusive Control, but only to the extent Securities Intermediary has had reasonable opportunity to act thereon. Securities Intermediary shall be able to rely upon any notice, order or instruction that it reasonably believes to be genuine. Securities Intermediary shall have no responsibility or liability to Pledgee with respect to the value of the Collateral Account or any of the Collateral. This Agreement does not create any obligation or duty on the part of Securities Intermediary other than those expressly set forth herein.

8.	The Pledgor agrees to indemnify and hold the Securities Intermediary, its directors, officers, employees, and agents harmless from and against any and all claims, causes of action, liabilities, losses, lawsuits, demands, damages, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses and allocated costs of in house counsel, that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary’s gross negligence or willful misconduct. The obligations of the Pledgor set forth in this paragraph 8 shall survive the termination of this Agreement.

9.	The Securities Intermediary is instructed that the Collateral Account is to remain a “cash account” within the meaning of Regulation T issued by the Board of Governors of the Federal Reserve System. The Securities Intermediary represents that it has not received notice regarding any lien, encumbrance or other claim to the Collateral or the Collateral Account from any other person and has not entered into an agreement with any third party to act on such third party’s instructions without further consent of the Pledgor. The Securities Intermediary further agrees not to enter into any such agreement with any third party.

10.	The Securities Intermediary subordinates to the lien and security interest of the Pledgee any right of setoff, encumbrance, security interest, lien or other claim that it may have against the Collateral, except for any lien, claim, encumbrance or right of set off against the Collateral Account for (i) customary commissions and fees arising from permitted trading activity within the Collateral Account, and (ii) payment owed to Securities Intermediary for open trade commitments for the purchase and/or sale of financial assets in and for the Collateral Account (the “Unsubordinated Obligations”).

11.	To the extent a conflict exists between the terms of this Agreement and any account agreement between the Pledgor and the Securities Intermediary, the terms of this Agreement will control, provided that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Securities Intermediary and Pledgor.

12.	The terms of this Agreement may not be modified except by a writing signed by all parties hereto.

13.	Securities Intermediary reserves the right, unilaterally, to terminate this Agreement, such termination to be effective thirty (30) days after written notice thereof is given to Pledgor and Pledgee. At the end of such thirty (30) day period, Securities Intermediary will deliver all assets held in the Collateral Account to Pledgee unless Pledgee and Pledgor deliver joint instructions to Securities Intermediary during such thirty (30) day period to deliver or transfer the assets held in the Collateral Account to another party or securities intermediary. In the event that it is not possible or practicable, in the judgment of the Securities Intermediary, to transfer the Collateral or deliver the Collateral to any other party, the Securities Intermediary will sell such assets and deliver the proceeds according to the instructions provided by the Pledgee or the joint instructions given by the Pledgee and Pledgor. Nothing set forth in this provision shall be deemed to limit the right of Pledgee to issue orders or instructions to the Securities Intermediary pursuant to paragraph 6 hereof. Pledgee may terminate this Agreement by giving notice to Securities Intermediary and Pledgor. Termination shall not affect any of the rights or liabilities of the parties hereto incurred before the date of termination.

14.	This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to paragraph 10 above, supersedes any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

15.	Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered in person, sent by facsimile or other electronic means if electronic confirmation of error free receipt is received, or sent by United States mail, postage prepaid, addressed to the party at the address set forth below.

16.	The Securities Intermediary will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Securities Intermediary, if (i) such failure or delay is caused by circumstances beyond the reasonable control of the Securities Intermediary, including without limitation legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, terrorism, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communication or transmission facilities, equipment failure, or act, negligence or default of Pledgor or (ii) such failure or delay resulted from Securities Intermediary’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

17.	Pledgor agrees to pay Securities Intermediary, upon receipt of Securities Intermediary’s invoice, all reasonable costs, expenses and attorneys’ fees incurred in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder). Pledgor agrees to pay Securities Intermediary, upon receipt of Securities Intermediary’s invoice, all reasonable costs, expenses and attorneys’ fees incurred by Securities Intermediary in connection with the enforcement of this Agreement or any instrument or agreement required hereunder, including without limitation any reasonable costs, expenses, and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Securities Intermediary’s rights hereunder in a case arising under Title 11, United States Code. This paragraph 16 shall survive termination of this Agreement.

18.	Notwithstanding any of the other provisions of this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Pledgor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Pledgor, Securities Intermediary may act as Securities Intermediary deems necessary to comply with all applicable provisions of governing statutes and Pledgor shall not assert any claim against Securities Intermediary for so doing.

19.	If any term or provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

20.	This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

21.	This Agreement shall be governed and construed in accordance with the law of the State of New York excluding choice of law principles that would require application of the laws of a jurisdiction other than the State of New York.
* * * * * *

IN WITNESS WHEREOF, the Pledgor and the Pledgee have agreed to the terms of this Agreement as of the date indicated above.

PLEDGOR:	PLEDGEE:

DELOS AIRCRAFT INC.	BANK OF AMERICA, N.A., as Collateral
Agent

By:	By:

Name:	Name:

Title:	Title:

Telephone No.:	Telephone No.:

Address:	Address:

10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067 Attention: Treasurer with a copy to the General Counsel Facsimile No. (310) 788-1990	1455 Market Street, 5th Floor CA5-701-05-19 San Francisco, CA 94103 Attention: Robert Rittelmeyer Facsimile No. (415) 503-5099

Date: , 2010______	Date: , 2010______
Acknowledged and Agreed to:
SECURITIES INTERMEDIARY
BANC OF AMERICA SECURITIES LLC

By:

Name:	John J. Fader
Title:	AVP
Date: March 17, 2010
Banc of America Securities LLC
Mutual Fund Operations, NC1-004-03-45
200 North College Street
Charlotte, NC 28255
Facsimile No. (704) 335-6727

Exhibit A
[Letterhead of the Pledgee]
[Date]
     A. BY FACSIMILE TRANSMISSION
((704) 335-6727) AND CERTIFIED MAIL
Banc of America Securities LLC
Mutual Fund Operations
NC1-004-03-45
200 North College Street
Charlotte, NC 28255

Re:	Delos Aircraft Inc. Account No. 24901405
     B. NOTICE OF EXCLUSIVE CONTROL
Ladies and Gentlemen:
As referenced in the Collateral Account Control Agreement, dated as of March 17, among Delos Aircraft Inc., as Pledgor, Bank of America N.A., as Collateral Agent for the Secured Parties, as Pledgee, and Banc of America Securities LLC, as Securities Intermediary, we hereby give you notice of our exclusive control over securities account number 24901405 (the “Collateral Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instruction or entitlement order with respect to the Collateral Account or the financial assets credited thereto from any person other than the undersigned.
You are hereby instructed to [deliver][invest] the financial assets in the Collateral Account and cash dividends, interest, income, earning, and other distributions received with respect thereto, as follows:

[

]

Very truly yours, BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

cc: Delos Aircraft Inc.

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

C-1

1.	Assignor[s]: ________________________

________________________

2.	Assignee[s]: ________________________

________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Delos Aircraft Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Term Loan 2 Credit Agreement dated as of March 17, 2010 among International Lease Finance Corporation, as a Guarantor, Delos Aircraft Inc., as the Borrower, Hyperion Aircraft Inc., as a Guarantor, Artemis (Delos) Limited, as a Guarantor, Apollo Aircraft Inc., as a Guarantor, the lenders identified therein, as Lenders, Bank of America, N.A., as the Administrative Agent, Bank of America, N.A., as the Collateral Agent, and Goldman Sachs Lending Partners LLC, as Syndication Agent

6.	Assigned Interest[s]:

		Aggregate		Percentage
		Amount of	Amount of	Assigned of
		Commitment/Loans	Commitment/Loans	Commitment/		CUSIP
Assignor[s][5]	Assignee[s][6]	for all Lenders[7]	Assigned	Loans[8]		Number
		$	$		%

		$	$		%

		$	$		%

[7.	Trade Date: _________][9]
Effective Date: _________, 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.

[6]	List each Assignee, as appropriate.

[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

C-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and]10 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Title:

[Consented to and]11 Accepted:

DELOS AIRCRAFT INC., as Borrower
By:
Title:

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[11]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

C-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.05 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.05 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.09 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) without limitation to Section 9.05 of the Credit Agreement, if as a result of circumstances existing at the Effective Date, the Borrower would be obliged to make a payment to [the][such] Assignee under Section 2.08 or 2.09 of the Credit Agreement, then the rights of [the][such] Assignee to receive payment under such Sections by reference to the circumstances existing as at the Effective Date

C-4

(or a continuation of such circumstances) shall be limited to the extent of the entitlement of [the][the relevant] Assignor had the assignment of [the][the relevant] Assigned Interest not occurred; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

C-5

EXHIBIT D-1A
Form of Opinion of Clifford Chance US LLP
March 17, 2010
To the Addressees Listed on Schedule 1
Ladies and Gentlemen:
We have acted as New York counsel to International Lease Finance Corporation (the “Company”) and the other Obligors as defined below in connection with the Term Loan 2 Credit Agreement (the “Credit Agreement”) dated as of March 17, 2010 among Delos Aircraft Inc. as Borrower (“Delos”), the Company, Hyperion Aircraft Inc. (“Hyperion”), Apollo Aircraft Inc. (“Apollo”), Artemis (Delos) Limited (“Artemis”), the Lenders party thereto, Goldman Sachs Lending Partners LLC, as Syndication Agent, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”).
Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement. This opinion is delivered pursuant to Section 4.01(e) of the Credit Agreement.
In rendering the opinions expressed below, we have examined executed copies of the following documents:
(a)	Credit Agreement;

(b)	Security Agreement (the “Security Agreement”) dated as of March 17, 2010 among Hyperion, Delos, Apollo, the additional grantors party thereto and the Collateral Agent.

(c)	Collateral Account Control Agreement (the “Account Control Agreement”) dated as of March 17, 2010 among the Securities Intermediary, Delos and the Collateral Agent.

(d)	Intercreditor Agreement (the “Intercreditor Agreement”) dated as of March 17, 2010 among Hyperion, Delos, the Company and the Collateral Agent.
Each of the Company, Delos, Hyperion and Apollo is referred to herein as a “Obligor”. Each of the Credit Agreement, the Security Agreement, the Intercreditor Agreement and the Account Control Agreement is referred to herein as a “Transaction Document”. Each of the Security Agreement and the Account Control Agreement is referred to herein as a “Security Document”.
We have also examined and relied upon such records and statements and certificates of public officials and representatives and officers of the Obligors and other persons as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon the foregoing and the representations and warranties made in or pursuant to the Transaction Documents. We have not reviewed the dockets or other records of any court, arbitrator or governmental or regulatory body or agency or conducted any other investigation or inquiry or otherwise established or verified any factual matter.
In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or photostatic copies.

We have assumed that the Collateral does not include any Aircraft, Engines or Parts (as such terms are defined in the FAA Act), or Aircraft Objects (as defined in the Cape Town Convention), or leases thereof or other interests therein.
Except as expressly opined on by us below, we have assumed, without investigation: (i) the due organization, valid existence and, to the extent applicable, good standing of each party to the Transaction Documents; (ii) that each party to the Transaction Documents has requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party; (iii) that each Transaction Document has been duly authorized, executed and delivered by each party thereto; (iv) that each Transaction Document constitutes a valid, binding and enforceable obligation of each party thereto; (v) that the execution, delivery and performance by each party of the Transaction Documents to which it is a party do not contravene such party’s constitutional documents, violate any law, rule or regulation applicable to such party or result in any conflict with or breach of any agreement or instrument to which such party is a party or by which such party is bound; (vi) that each party to the Transaction Documents has obtained or made all consents, approvals, authorizations, filings, registrations, qualifications or recordations with each Governmental Authority required in connection with the execution, delivery and performance of the Transaction Documents; (vii) all applicable filings, registrations, recordations or other actions necessary to perfect as to ownership or security interest (except as set forth herein) including under the Cape Town Convention have been made; and (viii) the accuracy and completeness as of the date hereof of the certificates and other information and statements delivered or made to us by representatives and officers of each Obligor.
We have made no investigation or review of any matters relating to the Obligors or any other person or entity other than as expressly described herein. Further, we have made no special investigation of the business operations of the Obligors or any other person or entity for the purpose of identifying laws or regulations to which the Obligors or any other person or entity are subject. With reference particularly to our opinion in paragraph 3 below, we note that our representation of the Obligors is limited to this and similar transactions and that we are not generally familiar with their respective affairs or operations.
We have also assumed that:
          (i) all applicable chattel paper (as such term is defined in Article 9 of the Uniform Commercial Code of the State of New York (the “NYUCC”) constitutes “tangible chattel paper” within the meaning of Section 9-102 of the NYUCC and is located only in the State of California and is in the possession of the Collateral Agent;
          (ii) the Collateral subject to the Lien of the Security Documents exists, and each applicable Obligor has rights in the applicable Collateral and has the power to transfer its respective rights in the applicable Collateral;
          (iii) the descriptions of the Collateral contained in, or attached as schedules to, the applicable Security Documents sufficiently describe the Collateral intended to be covered by such Security Documents;
          (iv) the Collateral does not include any “cooperative interest” or “commercial tort claim” (as such terms are defined in Article 9 of the NYUCC);
          (v) for purposes of Article 9 of the NY UCC, no statute, regulation or treaty of the United States is applicable to any of the Collateral;

          (vi) the certificates representing the Pledged Stock (used herein to mean the Pledged Stock certificates listed in a schedule to the Security Agreement) of Delos and Apollo are in the possession of the Collateral Agent, together with the duly executed in blank instruments of transfer in respect thereof; and
          (vii) the instruments representing the Pledged Debt (used herein to mean the Pledged Debt instruments listed in a schedule to the Security Agreement) are each in the possession of the Collateral Agent.
Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:
     1. Each Transaction Document is a valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms.
     2. The execution and delivery by each Obligor of the Transaction Documents to which it is a party does not, and the performance by each Obligor of its obligations thereunder will not, cause such Obligor to violate any Generally Applicable Law (defined below).
     3. No consent, approval or authorization of, and no filing, registration, qualification or recordation with, United States federal or State of New York governmental authorities pursuant to any Generally Applicable Law is required in connection with the execution, delivery and performance by any Obligor of the Transaction Documents to which it is a party, other than (a) those that are specified in the Transaction Documents, (b) filings necessary to create, record, perfect or maintain the security interests created by the Security Agreement, (c) those that have been duly obtained, taken or made and (d) in the case of Collateral constituting securities, as may be required in connection with any disposition of such Collateral.
     4. The Security Agreement is effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of each Obligor in the Collateral (as defined in the Security Agreement) to secure the Secured Obligations, in each case to the extent a security interest therein may be created under Article 9 of the NYUCC.
     5. Each Uniform Commercial Code financing statement a copy of which is attached hereto (“Financing Statement”) is in the form required by the Uniform Commercial Code of the jurisdiction named therein.
     6. To the extent that the creation of security interests in the Collateral is governed by the NYUCC, perfection of such security interests in such collateral consisting of investment property, general intangibles, tangible chattel paper, accounts, equipment and other goods and other rights and/or property in which a security interest can be perfected under the NYUCC is governed, under Section 9-301 of the NYUCC, by the local laws of the jurisdiction where the applicable grantor is located, except that perfection of a possessory security interest in such Collateral is governed, under Section 9-301 of the NYUCC, by the local laws of the jurisdiction of the location of such Collateral. Except for (a) the Collateral Agent taking delivery of (i) instruments which represent the entire interest of the Pledged Debt and (ii) the certificates which represent the entire interest of the Pledged Stock in each of Delos and Apollo, along with, in each case, a duly executed in blank instrument of transfer of such Pledged Stock, and (b) the filing of each Financing Statement in the filing office named therein with respect to the Collateral, no further action, including the filing or recording of any document, is necessary under the Uniform Commercial Code of the State of California (the “CALUCC”), the Uniform Commercial Code of the District of Columbia (the “DCUCC”) or the laws of the State of New York or of the United States in order to perfect the security interests created under the Security Agreement in such Pledged Stock or other Collateral to the extent the perfection of a security interest thereon may be effected under the NYUCC by the filing of a Financing Statement under the NYUCC.
     7. The Collateral Agent’s security interest in that portion of the Collateral consisting of (i) the Collateral Account (as defined in the Account Control Agreement) and (ii) security entitlements (as defined in the NYUCC) being credited by book entry to the Collateral Account (the “Pledged Financial Assets”) will be perfected upon the execution and delivery by each party thereto of the Account Control Agreement.
As used herein, “Generally Applicable Law” means any law otherwise included within the scope of this opinion that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being currently applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, excluding securities laws and any law that is applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, solely because of the specific assets or business of any party to any of the Transaction Documents or any of its affiliates. In particular, but without limitation, we express no opinion upon the application or effect of (i) any customs, international trade or other laws relating to the possession, import, export, use, operation, maintenance, repair or replacement of or the nature of any equipment, or any interest therein; (ii) federal or state antitrust and unfair competition, environmental, intellectual property, pension and employee benefit, or securities (including “blue sky”) laws; (iii) federal or state laws relating to aviation, banking, communications, customs, insurance, international trade, public utilities or taxation; (iv) federal and state laws and policies relating to (A) national and local emergencies and (B) deference to acts of sovereign states, including court orders; (v) federal or state criminal and civil forfeiture laws; (vi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (vii) the laws of any counties, cities, towns, municipalities and special political subdivisions or agencies thereof; and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.
Our opinions set forth above are subject to the following qualifications and limitations:
     (a) Our opinion set forth in paragraph 1 above is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (b) We express no opinion on the effect of the Cape Town Convention or the Convention on the International Recognition of Rights in Aircraft signed at Geneva on June 19, 1948 on any issue covered in this opinion letter.
     (c) We express no opinion as to any provision of a Transaction Document that provides the terms thereof may not be waived or modified except in writing, which may be limited under certain circumstances.
     (d) We express no opinion as to any provision in a Transaction Document asserting that the partial invalidity of one or more provisions thereof shall not invalidate the remaining provisions thereof.
     (e) We express no opinion with respect to any indemnification or reimbursement obligation or limitation on liability contained in a Transaction Document, insofar as such provision provides exculpation or exemption from, or requires indemnification or reimbursement of a party for, its own action or inaction, where such action or inaction involves such party’s gross negligence, recklessness or wilful or unlawful misconduct or to the extent any such provision is contrary to public policy.
     (f) Certain of the remedial provisions of a Security Document may be further limited or rendered unenforceable by applicable law, but, subject to the other qualifications set forth herein, in our opinion such law does not make the remedies afforded by such Security Document inadequate for the practical realization of the principal benefits intended to be provided thereby.
     (g) United States federal court jurisdiction is limited by Section 28 U.S.C. § 1332 where diversity of citizenship is lacking and, even where diversity exists, federal courts retain the power to transfer an action from one federal court to another under 28 U.S.C. § 1404(a) or to dismiss by reason of the doctrine of forum non conveniens.
     (h) We express no opinion as to title to any property or whether a United States federal court or state court outside of the State of New York would give effect to the choice of New York law provided for in a Transaction Document. Our opinion as to the legality, validity, binding effect and enforceability of the governing law provisions of each Transaction Document is based solely on Section 5-1401 of the New York General Obligations Law. Our opinion as to the legality, validity, binding effect and enforceability of the provisions of each Transaction Document in respect of the submission to the jurisdiction of the courts of the State of New York is based solely on Section 5-1402 of the New York General Obligations Law.
     (i) We express no opinion, except as expressly set forth herein, as to the creation, perfection or priority of any lien, pledge or security interest.
     (j) We express no opinion as to Section 8.07 of the Security Agreement insofar as such Sections relate to indemnities against loss in converting from amounts denominated or paid in one currency into a second currency. We note that, generally, all judgments and decrees rendered by a federal or state court sitting in the State of New York are denominated in U.S. Dollars; under the laws of the State of New York, however, where a cause of action is based on an obligation denominated in another currency, any judgments or decrees must be rendered or entered in such currency and be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.
     (k) We express no opinion as to any provision of a Transaction Document that purports to (i) grant rights of set-off to any person not a party thereto or (ii) permit set-off to be made without notice.
     (l) We express no opinion as to any provision of any Transaction Documents that purports to waive or exclude the rights of any person to commence any bankruptcy, reorganization, insolvency or similar proceeding or purports to waive notice of acceleration.
     (m) We express no opinion as to the effect of (i) the compliance or non-compliance of any Obligor, the Collateral Agent or any other person or entity with any state or federal laws or regulations applicable to such party because of its legal or regulatory status or the nature of its business or (ii) the failure of any person or entity to be duly authorized to conduct business in any jurisdiction.

     (n) We also express no opinion as to the applicability to, or effect on, the obligations of any Opinion Party under any Transaction Document of Section 547 or 548 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (as amended from time to time, the “Bankruptcy Code”) or Article 10 of the New York Debtor and Creditor Law or any other New York or Federal law relating to preferences or fraudulent transfers and obligations.
     (o) We call to your attention that a security interest of the Collateral Agent in any Collateral constituting “payment intangibles”, “general intangibles” or “accounts” (as such terms are defined in Article 9 of the NYUCC) may be subject to the rights, claims and defenses of account debtors and the terms of agreements with account debtors. In the case of any Collateral which is itself secured by other property, we express no opinion with respect to the Collateral Agent’s rights in and to such underlying property.
     (p) Our opinion set forth in paragraph 4 above is subject to the further qualification that: (i) in the case of proceeds, the Collateral Agent’s security interest is limited as provided in Sections 9-315 and 9-322 of the NYUCC; and (ii) Section 552 of the Bankruptcy Code limits (subject to the exceptions set forth therein) the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
     (q) In rendering our opinion set forth in paragraph 4 above, we have assumed that value has been given to each Obligor party to a Security Document.
     (r) In the case of Collateral in which the security interest of the Collateral Agent has been perfected by the filing of a Financing Statement, Article 9 of the Uniform Commercial Code requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of such filings.
     (s) The perfection of the Collateral Agent’s security interest will be terminated as to any Collateral acquired by an Obligor more than four months after such Obligor so changes its name as to make the Financing Statement filed in respect of such Obligor seriously misleading, unless an amendment to such Financing Statement indicating the new name of the relevant entity is properly filed before the expiration of such four months.
     (t) If any Obligor changes its jurisdiction of organization to a new jurisdiction, the Collateral Agent’s security interest in certain of the Collateral will terminate four months after such change (or, if earlier, when perfection would have ceased under the law of the former jurisdiction), unless such security interest is perfected in such new jurisdiction before termination.
The opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and, insofar as may be relevant to our opinions expressed herein in paragraphs 5 and 6, the laws of the State of New York and the CALUCC and the DCUCC. We are members of the bar of the State of New York and our opinions relating to the CALUCC or the DCUCC are based solely on our review of statutory compilations of such laws appearing in recognized reporting services.
The opinions set forth herein are rendered as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact that may hereafter be brought to our attention.

This opinion is rendered solely for your benefit (and the benefit of your successors and permitted assigns) in connection with the Credit Agreement and may not be relied upon for any other purpose, or relied upon by any other person or entity without our prior written consent in each instance.
Very truly yours,
Clifford Chance US LLP

UCC Financing Statements

Schedule 1
Bank of America, N.A., as administrative agent, collateral agent and lender
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger

EXHIBIT D-1B
Form of Opinion of In-House Counsel to the Obligors
[ILFC Letterhead]
March 17, 2010
To the addressees listed on Schedule I attached hereto
Ladies and Gentlemen:
     This opinion is being delivered to you by the undersigned as Corporate Counsel of International Lease Finance Corporation, a California corporation (“ILFC”), in connection with that certain Term Loan 2 Credit Agreement, dated as of March 17, 2010 (the “Term Loan 2 Credit Agreement”), among Delos Aircraft Inc., a California corporation (the “Term Loan 2 Borrower”), ILFC, Hyperion Aircraft Inc., a California corporation (the “Parent Holdco”), Apollo Aircraft Inc., a California corporation (the “CA Subsidiary Holdco”), Artemis (Delos) Limited, a private limited liability company incorporated under the laws of Ireland (the “Irish Subsidiary Holdco” and together with ILFC, the Parent Holdco and the CA Subsidiary Holdco, the “Guarantors”), the lenders from time to time party to the Term Loan 2 Credit Agreement (collectively, the “Term Loan 2 Lenders”), Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Term Loan 2 Administrative Agent”), Bank of America, as collateral agent (in such capacity, the “Term Loan 2 Collateral Agent”) and Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as syndication agent (in such capacity, the “Term Loan 2 Syndication Agent”).
     This opinion is being furnished pursuant to Section 4.01(e) of the Term Loan 2 Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Term Loan 2 Credit Agreement.
     In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:
     (a) an executed copy of the Term Loan 2 Credit Agreement;
     (b) an executed copy of that certain Security Agreement, dated as of March 17, 2010 (the “Security Agreement”), among the Term Loan 2 Borrower, the Parent Holdco, the CA Subsidiary Holdco, the Irish Subsidiary Holdco, the additional grantors from time to time party thereto and the Term Loan 2 Collateral Agent;
     (c) an executed copy of that certain Collateral Account Control Agreement, dated March 17, 2010 (the “Account Control Agreement”), among the Term

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

Loan 2 Borrower, the Term Loan 2 Collateral Agent and Banc of America Securities LLC, as the securities intermediary;
     (d) an Intercreditor Agreement, dated as of March 17, 2010 (the “Intercreditor Agreement”) among the Parent Holdco, the Term Loan 2 Borrower, ILFC and the Term Loan 2 Collateral Agent;
     (e) a Share Charge dated March 17, 2010 (the “Share Charge”) between the Term Loan 2 Borrower and Bank of America in respect of the shares of the Irish Subsidiary Holdco;
     (f) a true and complete copy of the Restated Articles of Incorporation of ILFC, as certified by the Secretary of ILFC on March 12, 2010 (“ILFC’s Articles of Incorporation”);
     (g) a true and complete copy of the Articles of Incorporation of the Term Loan 2 Borrower, as certified by the Secretary of the Term Loan 2 Borrower on March 12, 2010 (the “Term Loan 2 Borrower’s Articles of Incorporation”);
     (h) a true and complete copy of the Articles of Incorporation of the Parent Holdco, as certified by the Secretary of the Parent Holdco on March 12, 2010 (the “Parent Holdco’s Articles of Incorporation”);
     (i) a true and complete copy of the Articles of Incorporation of the CA Subsidiary Holdco, as certified by the Secretary of the CA Subsidiary Holdco on March 12, 2010 (the “CA Subsidiary Holdco’s Articles of Incorporation” and together with ILFC’s Articles of Incorporation, the Term Loan 2 Borrower’s Articles of Incorporation and the Parent Holdco’s Articles of Incorporation, the “Opinion Parties’ Articles of Incorporation”);
     (j) a true and complete copy of the Amended and Restated Bylaws of ILFC, as certified by the Secretary of ILFC on March 12, 2010 (“ILFC’s Bylaws”);
     (k) a true and complete copy of the Bylaws of the Term Loan 2 Borrower, as certified by the Secretary of the Term Loan 2 Borrower on March 12, 2010 (the “Term Loan 2 Borrower’s Bylaws”);
     (l) a true and complete copy of the Bylaws of the Parent Holdco, as certified by the Secretary of the Parent Holdco on March 12, 2010 (the “Parent Holdco’s Bylaws”);
     (m) a true and complete copy of the Bylaws of the CA Subsidiary Holdco, as certified by the Secretary of the CA Subsidiary Holdco on March 12, 2010

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

     (the “CA Subsidiary Holdco’s Bylaws” and together with ILFC’s Bylaws, the Term Loan 2 Borrower’s Bylaws and the Parent Holdco’s Bylaws, the “Opinion Parties’ Bylaws”);
     (n) a true and complete copy of the resolutions of the Board of Directors of ILFC, adopted on March 11, 2010 (“ILFC’s Resolutions”) by unanimous written consent;
     (o) a true and complete copy of the resolutions of the Board of Directors of the Term Loan 2 Borrower, adopted on March 12, 2010 (“Term Loan 2 Borrower’s Resolutions”) by unanimous written consent;
     (p) a true and complete copy of the resolutions of the Board of Directors of the Parent Holdco, adopted on March 12, 2010 (“Parent Holdco’s Resolutions”) by unanimous written consent;
     (q) a true and complete copy of the resolutions of the Board of Directors of the CA Subsidiary Holdco, adopted on March 12, 2010 (“CA Subsidiary Holdco’s Resolutions”) by unanimous written consent; and
     (r) a true and complete copy of the certificates, each dated March 15, 2010, from the Secretary of State of the State of California and the Franchise Tax Board of the State of California, as to Term Loan 2 Borrower and each Guarantor’s existence and good standing in the State of California.
     ILFC, the Parent Holdco, the Term Loan 2 Borrower and the CA Subsidiary Holdco are referred to herein, individually, as an “Opinion Party” and, collectively, as the “Opinion Parties”. The Term Loan 2 Credit Agreement, the Security Agreement, the Account Control Agreement, the Intercreditor Agreement and the Share Charge are referred to herein, individually, as a “Term Loan 2 Loan Document” and, collectively, as the “Term Loan 2 Loan Documents”.
     I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

representations of other officers and other representatives of the Opinion Parties and others and of public officials.
     The opinions set forth below are subject to the following further qualifications, further assumptions and limitations:
     (a) the opinion set forth in paragraph 1 below with respect to the due incorporation, valid existence and good standing status of each Opinion Party under the laws of the State of California is based solely upon the certificates issued by the Secretary of State of the State of California and the Franchise Tax Board of the State of California;
     (b) for purposes of the opinions set forth below, (i) “Applicable Laws” means those laws, rules and regulations of the State of California and those federal laws, rules and regulations of the United States of America, in each case that, in my experience, are normally or customarily applicable to transactions of the type contemplated by the Term Loan 2 Loan Documents, but without having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Applicable Contracts” means those agreements or instruments identified on Schedule II attached hereto which are all of the agreements or instruments that are material to the business or financial condition of the Opinion Parties; (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws where the failure to obtain such consent, approval, license, authorization, validation, filing, qualification or registration will result in a Material Adverse Effect, and other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Opinion Parties) in the transactions contemplated by the Term Loan 2 Loan Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties or required to be obtained after the date hereof; and (iv) “Governmental Authority” means any court, regulatory body, administrative agency or governmental body of the State of California or the United States of America having jurisdiction over an Opinion Party under Applicable Laws;
     (c) I do not express any opinion as to the validity, binding effect or enforceability of the Term Loan 2 Loan Documents; and
     (d) I do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Term Loan 2 Loan Documents (other than the Opinion Parties to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Opinion Parties to the extent necessary to render the opinions set forth herein).

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

     I am admitted to the bar of the State of California, and I do not express any opinion as to any laws other than the laws of the State of California and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:
     1. Each Opinion Party is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
     2. Each Opinion Party has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Term Loan 2 Loan Documents to which it is a party. The execution, delivery and performance by each Opinion Party of the Term Loan 2 Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Opinion Party.
     3. The execution and delivery of each of the Term Loan 2 Loan Documents to which it is a party, does not, and the performance by each of the Opinion Parties of its obligations thereunder, each in accordance with its terms, do not (a) conflict with such Opinion Party’s Articles of Incorporation or Bylaws, (b) contravene any provision of any Applicable Law, (c) constitute a violation of or a default under any Applicable Contract or (d) result in or cause the creation of any security interest or lien upon any of the property of an Opinion Party pursuant to any Applicable Contract.
     4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of each of the Term Loan 2 Loan Documents to which it is a party, each in accordance with its terms, by an Opinion Party.
     5. In any proceedings duly taken in the courts of the State of California or a United States federal court sitting in the State of California to enforce any of the the Term Loan 2 Credit Agreement, the Security Agreement, the Intercreditor Agreement and the Account Control Agreement, the choice of New York law as the substantive law governing such Term Loan 2 Loan Documents should be recognized and such law should be applied except as may otherwise be provided under the Term Loan 2 Loan Documents and the California Uniform Commercial Code, including the California Uniform Commercial Code Sections 9-301 to 9-307. The foregoing assumes that the transactions contemplated by such Term Loan 2 Loan Documents bear a reasonable

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

relationship to the State of New York and that the application of New York law would not result in a violation of a fundamental public policy of the State of California.
     The opinions set forth herein are solely for the benefit of the addressees (and their successors and assigns) identified at the beginning of this opinion letter (the “Addressees”) in connection with the execution and delivery of the Term Loan 2 Loan Documents to which it is a party by the Opinion Parties, and may not be relied upon in any manner or for any purpose by, nor may copies of this opinion letter be delivered or distributed to, any other person or entity without my prior written consent. The opinions set forth herein are limited to the matters stated herein and expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion letter is being provided to the Addressees as of the date hereof, and the Opinion Parties and I do not assume any obligation to update this opinion letter for events occurring after the date of this opinion letter or to provide the Addressees with any additional information that may come to our attention after the date hereof. Each Addressee’s recourse, if any, on account of any opinion herein proving inaccurate, shall be against the Opinion Parties. I am rendering these opinions and this opinion letter in my capacity as Corporate Counsel of ILFC and not individually.
Very truly yours,
Czar Vigil
Corporate Counsel

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

Schedule I
Bank of America, N.A., as Term Loan 2 Administrative Agent and Term Loan 2 Collateral Agent
1455 Market Street, 5th Floor
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No.: (415) 503-5099
Goldman Sachs Lending Partners LLC, as Term Loan 2 Syndication Agent and Joint Lead Arranger
200 West Street
New York, NY 10282
Attention: Elizabeth Fischer
Facsimile No. (646) 769-7984
Banc of America Securities LLC, as Joint Lead Arranger
One Bryant Park
New York, New York 10036
Bank of America, N.A., as Lender
One Bryant Park
New York, New York 10036

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

Schedule II
Applicable Contracts
1. Restated Articles of Incorporation of ILFC.
2. Amended and Restated By-Laws of ILFC.
3. Indenture dated as of November 1, 1991, between ILFC and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee.
4. First supplemental indenture, dated as of November 1, 2000, to the Indenture between ILFC and U.S. Bank Trust National Association.
5. Second Supplemental Indenture, dated as of February 28, 2001, to the Indenture between ILFC and U.S. Bank Trust National Association.
6. Third Supplemental Indenture, dated as of September 26, 2001, to the Indenture between ILFC and U.S. Bank Trust National Association.
7. Indenture dated as of November 1, 2000, between ILFC and the Bank of New York, as Trustee.
8. First Supplemental Indenture, dated as of August 16, 2002 to the indenture between ILFC and the Bank of New York.
9. Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between ILFC and U.S. Bank National Association.
10. Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between ILFC and U.S. Bank National Association.
11. Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between ILFC and U.S. Bank National Association.
12. Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between ILFC and U.S. Bank National Association.
13. Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between ILFC and U.S. Bank National Association.

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

14. Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between ILFC and U.S. Bank National Association.
15. Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between ILFC and U.S. Bank National Association.
16. Agency Agreement (Amended and Restated), dated September 15, 2006, by and among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
17. Supplemental Agency Agreement, dated September 7, 2007, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
18. Supplemental Agency Agreement, dated September 5, 2008, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
19. Supplemental Agency Agreement, dated September 4, 2009, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
20. Indenture, dated as of August 1, 2006, between ILFC and Deutsche Bank Trust Company Americas, as Trustee.
21. Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor and the Bank of Scotland and the other banks listed therein.
22. Extension Letter, dated May 30, 2006, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
23. Extension Letter, dated May 30, 2007, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
24. Extension Letter, dated May 29, 2008, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
25. Extension Letter, dated May 11, 2009, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

26. $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among ILFC, CitiCorp USA, Inc as Administrative Agent, and the other financial institutions listed therein.
27. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among ILFC, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
28. $2,500,000,000 Five-Year Revolving Credit Agreement, dated as of October 13, 2006, among ILFC, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
29. $2,000,000,000 Credit Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
30. $1,700,000,000 Amended and Restated Credit Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
31. First Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein for the benefit of the Federal Reserve Bank of New York.
32. Third Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein for the benefit of the Federal Reserve Bank of New York.
33. Amendment Agreement, dated as of November 23, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
34. Temporary Waiver and Amendment, dated as of December 1, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association.
35. Temporary Waiver and Amendment No. 2, dated as of December 4, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
36. Amendment to Credit Agreements and First Lien Borrower Party Guarantee Agreement, dated as of December 4, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and the Federal Reserve Bank of New York.

To the addressees set forth
on Schedule I attached hereto
March ___, 2010

37. Amendment to Schedules of Certain Loan Documents, dated as of December 15, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.
38. Amendment No. 2 to Schedules of Certain Loan Documents, dated as of January 29, 2010, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.

EXHIBIT D-1C
FORM OF OPINION OF A&L GOODBODY
The addressees outlined in Schedule 1 hereto (the Addressees)
Dear Sirs,
We have acted on behalf of International Lease Finance Corporation (ILFC) which has requested us to give you this opinion in connection with a credit agreement dated as of March 17, 2010 (the Credit Agreement) between Delos Aircraft Inc., as borrower, International Lease Finance Corporation (ILFC), Hyperion Aircraft Inc. and Apollo Aircraft Inc. as Guarantors, the lenders identified therein as Lenders, Bank of America N.A., as Administrative Agent and Collateral Agent (the Collateral Agent) and Goldman Sachs Lending Partners LLC as Syndication Agent (the Credit Agreement) (the Transaction).
1.	We have examined copies of
1.1.	the Credit Agreement;

1.2.	the Security Agreement among Hyperion Aircraft Inc., Delos Aircraft Inc., Apollo Aircraft Inc. and the additional grantors referred to therein as grantors and the Collateral Agent as collateral agent (the Security Agreement);

1.3.	the Intercreditor Agreement among Hyperion Aircraft Inc., Delos Aircraft Inc., Apollo Aircraft Inc., ILFC, the Collateral Agent as the senior collateral agent, and the junior lien representatives from time to time party thereto (the Intercreditor Agreement);

1.4.	the agreements listed in Schedule 2 hereto (the Agreements);

1.5.	a corporate certificate of Artemis (Delos) Limited (the Company) dated [ ] 2010 (the Certificate) attaching:
1.5.1.	copies of the certificate of incorporation and memorandum and articles of association of the Company;

1.5.2.	list of directors and secretary of the Company;

1.5.3.	a copy of the resolutions passed at the meeting of the board of directors of the Company dated [ ] 2010;

1.5.4.	a copy of the power of attorney of the Company dated [ ] 2010; and

1.5.5.	a copy of the specimen signatures;
and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

Terms defined in the Credit Agreement have the same meaning in this opinion letter. The Assumption Agreement and the Grantor Supplement (each as defined in Schedule 2 hereto) are together called the New York Law Agreements.

2.	For the purpose of giving this opinion we have assumed:
2.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2.	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;

2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the memorandum and articles of association of the Company attached to the Certificate are correct and up to date;

2.5.	the accuracy and completeness as to factual matters of the representations, warranties and certificates of the Company contained in the Certificate and the accuracy of all certificates provided to us by the Company;

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Agreements;

2.7.	without having made any investigation that the terms of the New York Law Agreements are lawful and fully enforceable under the laws of the State of New York and any other applicable laws other than the laws of Ireland and that the Grantor Supplement creates valid and enforceable security interests in accordance with its terms under the laws of the State of New York;

2.8.	without having made any investigation, that Delos Aircraft Inc. is the beneficial owner free from encumbrances of all right, title and interst in and to the Charged Property (as defined in the Share Charge) and that it has delivered, or will deliver, to the Collateral Agent each of the documents listed in Clause 3.2 of the Share Charge;

2.9.	the accuracy and completeness of all information appearing on public records; and

2.10.	that the Company has entered into the Transaction in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Transaction commensurate with the risks undertaken by it in the Transactions.
3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this letter. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that:
3.1.	the Company is a company duly incorporated under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on the date hereof, the Company is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

2

3.2.	the Company has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the obligations undertaken by it under the Agreements, and the implementation by the Company of the foregoing will not cause:
3.2.1.	any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded; or

3.2.2.	any law or order to be contravened;
3.3.	each of the Agreements to which the Company is party has been duly executed on behalf of the Company and the obligations on the part of Delos Aircraft Inc. under the Share Charge are valid and legally binding on and are in a form capable of enforcement against Delos Aircraft Inc. under the laws of Ireland in the courts of Ireland, in accordance with their terms;

3.4.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the Agreements are required to be obtained in Ireland;

3.5.	under the laws of Ireland in force at the date hereof, the claims of the Collateral Agent against the Company under the Agreements will rank at least pari passu with the claims of all other unsecured creditors, except claims which rank at law as preferential claims in a winding up, examinership or receivership;

3.6.	it is not necessary or advisable under the laws of Ireland in order to ensure the legality, validity, enforceability or priority of the obligations or rights of any party to the Agreements, or the perfection or priority of any security interest created under any Agreements, that any of the Agreements be filed, registered, recorded, or notarised in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded other than the requirement to file particulars of the charges created pursuant to the Grantor Supplement and the Share Charge with the Irish Registrar of Companies within 21 days of their execution;

3.7.	the Company is not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland;

3.8.	in any proceedings taken in Ireland for the enforcement of the New York Law Agreements, the choice of the law of the State of New York as the governing law of the contractual rights and obligations of the parties under the New York Law Agreements would be upheld by the Irish Courts in accordance with and subject to the provisions of the Rome I Regulation EC No 593/2008 on the Law Applicable to Contractual Obligations;

3.9.	in any proceedings taken in Ireland for the enforcement of a judgment obtained against the Company in the courts of New York (a Foreign Judgment) the Foreign Judgment should be recognised and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:

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3.9.1.	that the foreign court had jurisdiction, according to the laws of Ireland;

3.9.2.	that the Foreign Judgment was not obtained by fraud;

3.9.3.	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

3.9.4.	that the Foreign Judgment is final and conclusive;

3.9.5.	that the Foreign Judgment is for a definite sum of money; and

3.9.6.	that the procedural rules of the court giving the Foreign Judgment have been observed.
Any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by the Company but such order may be issued out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of the Company, amounts claimed by against the Company in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up;

3.10.	the enforcement of the Company’s obligations under the Credit Agreement, the Security Agreement and the Intercreditor Agreement in accordance with the terms of the Assumption Agreement, the Grantor Supplement and the laws of the State of New York will be recognised and upheld by the Irish courts in accordance with paragraphs 3.8 and 3.9 above. In this respect, we refer you to the assumption at paragraph 2.7 above and paragraph [ ] of the legal opinion of Clifford Chance as New York counsel to the Collateral Agent dated the date hereof;

3.11.	it is not necessary under the laws of Ireland (a) in order to enable the Collateral Agent to enforce its rights under the Agreements or (b) by reason of the execution of the Agreements, that the Collateral Agent should be licensed, qualified or otherwise entitled to carry on business in Ireland;

3.12.	the Agreements will not be liable to any ad valorem tax or duty, registration tax, stamp duty or any similar tax or duty imposed by a competent authority of or within Ireland;

3.13.	by reason only of the execution, delivery and performance of the Agreements by the Collateral Agent, it shall not be deemed to be resident, domiciled or carrying on a trade or business in Ireland;

3.14.	there is no applicable usury or interest limitation law in Ireland which would restrict the recovery of payments in accordance with the Agreements; and

3.15.	the Irish Courts will generally recognise the security interests created by the Company pursuant to the Grantor Supplement in accordance with its terms, provided

4

that such interests or their enforcement are not illegal or contrary to public policy as a matter of Irish law, that all Irish law formalities with regard to security interests and their enforcement have been complied with and that the party creating the security has absolute title, free from encumbrances and other third party rights, to such assets.
4.	The opinions set forth in this opinion letter are given subject to the following qualifications:
4.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

4.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.3.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

4.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the Agreements might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

4.5.	additional interest imposed by any clause of any Agreement might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the relevant Agreement but could restrict the amount recoverable by way of interest under such Agreement;

4.6.	claims may be or become subject to defences of set-off or counter-claim;

4.7.	pursuant to section 1001 of the Taxes Consolidation Act, 1997, the Collateral Agent may become liable to make certain payments to the Irish Revenue Commissioners (the Revenue) by reason of having been granted a fixed charge on book debts of the Company pursuant to the Grantor Supplement. Such liability would be computed by reference to (i) amounts of income tax deducted by the Company from the wages of its employees and (ii) amounts of value added tax in each case owing but not paid by the Company to the Revenue (Relevant Amounts). However, the liability to pay to the Revenue amounts received by it from the Company will be limited to amounts received after the Company shall have been notified in writing by the Revenue that such Relevant Amounts are due (the Revenue Notice). Further, if the Revenue have received, within 21 days of execution, prescribed details of the charge created thereby by the Security Agreement the liability of the Collateral Agent to discharge the Relevant Amounts will be limited to the Relevant Amounts accruing after the date of the Revenue Notice;

4.8.	under Section 1002 of the Taxes Consolidation Act, 1997, any debt to a person (including any deposit with a financial institution) may be attached by the Revenue Commissioners in order to discharge any liabilities of that person in respect of outstanding tax whether the liabilities are due on its own account or as an agent or

5

trustee. This right of the Revenue Commissioners (on which there is no case law) may override the rights of the holders of security (whether fixed or floating) in relation to the debt in question. Section 1002 could be relevant to the security created by the Grantor Supplement;

4.9.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with Council Regulation 2001/44/EC on Jurisdiction and the Enforcement of Judgments;

4.10.	there is some possibility that depending on the actual course of dealing between the parties to the Grantor Supplement, the fixed charges contained in the Grantor Supplement may not be construed as fixed charges but as floating charges and so become subject to prior claims of certain statutory preferential creditors;

4.11.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

4.12.	a waiver of all defences to any proceedings may not be enforceable;

4.13.	provisions in any of the Agreements providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

4.14.	any undertakings contained in any of the Agreements by the Company in respect of stamp duty may not be held to be binding on the Company;

4.15.	an Irish court may refuse to give effect to undertakings contained in any of the Agreements that the Company will pay legal expenses and costs in respect of any action before the Irish courts;

4.16.	we express no opinion as to the priority of any of the security created by the Grantor Supplement or the Share Charge or whether the property or assets comprised in such security is owned by a Grantor, or whether such property or assets is or are now or may become subject to any equities or subject to any rights or interests of any other person ranking in priority to or free of such security or whether they could be transferred to any other person free of any such security;

4.17.	we express no opinion on any taxation matters other than as expressly set out in paragraph 3.11 or on the contractual terms of the relevant documents other than by reference to the legal character thereof;
This opinion is addressed only to the Addressees and may be relied upon only by each such Addressee for its sole benefit in connection with the Transaction and may not be relied on by any assignees of any such persons or any other person.
Yours faithfully,

6

SCHEDULE 1
The Addressees
Bank of America, N.A. in its capacity as Collateral Agent and Administrative Agent
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Goldman Sachs Lending Partners LLC in its capacity as Syndication Agent and Joint Lead Arranger
200 West Street
New York
NY 10282
Banc of America Securities LLC, as Joint Lead Arranger
One Bryant Park
New York
NY 10036
Bank of America, N.A. as Lender
One Bryant Park
New York
NY 10036

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SCHEDULE 2
The Agreements
All documents are dated as of [ ] 2010 unless otherwise stated
1.	Irish Subsidiary Holdco Request and Assumption Agreement between the Company and the Collateral Agent as administrative agent and collateral agent (the Assumption Agreement)

2.	Grantor Supplement between the Company as grantor and the Collateral Agent as collateral agent (the Grantor Supplement)

3.	Share Charge among Delos Aircraft Inc. as chargor and the Collateral Agent as chargee in respect of shares in the Company (the Share Charge)

8

EXHIBIT E-1A
FORM OF OPINION OF CLIFFORD CHANCE US LLP,
COUNSEL TO THE RELEVANT RELEASE PARTIES
CC DRAFT 3/16/10
Subject to further Opinion Committee Review
[Release Date Opinion]
                    , 2010
To the Addressees Listed on Schedule 1
Ladies and Gentlemen:
We have acted as New York counsel to International Lease Finance Corporation (the “Company”) and the other Obligors as defined below in connection with the Term Loan 2 Credit Agreement (the “Credit Agreement”) dated as of March 17, 2010 among Delos Aircraft Inc. as Borrower (“Delos”), the Company, Hyperion Aircraft Inc. (“Hyperion”), Apollo Aircraft Inc. (“Apollo”), Artemis (Delos) Limited (“Artemis”), the Lenders party thereto, Goldman Sachs Lending Partners LLC, as Syndication Agent, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”).
Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement. This opinion is delivered pursuant to Section 4.02(d) of the Credit Agreement in connection with [Apollo’s][Artemis’] acquisition of the Pledged [Beneficial Interests][Membership Interests] [Stock] of [-]1 (collectively, the “Subject Lessor Subsidiaries”) [and of [-]2 (collectively, the “Subject Intermediate Lessees”)].
In rendering the opinions expressed below, we have examined executed copies of the following documents:
[(a)	Collateral Supplement (the “Apollo Collateral Supplement”[, and, together with the Artemis Collateral Supplement, the “Subject Collateral Supplements”]) dated as of the date hereof between Apollo and the Collateral Agent;]

[(b)	Collateral Supplement (the “Artemis Collateral Supplement”[, and, together with the Apollo Collateral Supplement, the “Subject Collateral Supplements”]) dated as of the date hereof between Artemis and the Collateral Agent;]

[(c)	Security Agreement (as amended, restated, supplemented or otherwise modified from time to time on or prior to the date hereof, the “Security Agreement”) dated as of March 17, 2010 among Hyperion, Delos, Artemis, Apollo, the additional grantors party thereto and the Collateral Agent;]

[1]	Insert name of each Lessor Subsidiary whose Equity Interest will be pledged.

[2]	Insert name of each Intermediate Lessee whose Equity Interest will be pledged.

[(d)	Credit Agreement;]

[(e)	list any amendments (the “Amendments”)]
Each of the Company, Delos, Hyperion and Apollo is referred to herein as a “US Obligor”. Artemis and each US Obligor is referred to herein as an “Obligor”. Each of the [Credit Agreement, the Security Agreement, and the [-]3][and [the Amendments] is referred to herein as a “Transaction Document”.
We have also examined and relied upon such records and statements and certificates of public officials and representatives and officers of the Obligors and other persons as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon the foregoing and the representations and warranties made in or pursuant to the Transaction Documents. We have not reviewed the dockets or other records of any court, arbitrator or governmental or regulatory body or agency or conducted any other investigation or inquiry or otherwise established or verified any factual matter.
In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or photostatic copies.
We have assumed that the Collateral does not include any Aircraft, Engines or Parts (as such terms are defined in the FAA Act), or Aircraft Objects (as defined in the Cape Town Convention), or leases thereof or other interests therein.
Except as expressly opined on by us below, we have assumed, without investigation: (i) the due organization, valid existence and, to the extent applicable, good standing of each party to the Transaction Documents; (ii) that each party to the Transaction Documents has requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party; (iii) that each Transaction Document has been duly authorized, executed and delivered by each party thereto; (iv) that each Transaction Document constitutes a valid, binding and enforceable obligation of each party thereto; (v) that the execution, delivery and performance by each party of the Transaction Documents to which it is a party do not contravene such party’s constitutional documents, violate any law, rule or regulation applicable to such party or result in any conflict with or breach of any agreement or instrument to which such party is a party or by which such party is bound; (vi) that each party to the Transaction Documents has obtained or made all consents, approvals, authorizations, filings, registrations, qualifications or recordations with each Governmental Authority required in connection with the execution, delivery and performance of the Transaction Documents; (vii) for purpose of the Uniform Commercial Code of the State of New York (the “NYUCC”), Artemis is deemed located in Washington, D.C.; (viii) all applicable filings, registrations, recordations or other actions necessary to perfect as to ownership or security interest (except as set forth herein) including under the Cape Town Convention have been made; and (ix) the accuracy and completeness as of the date hereof of the certificates and other information and statements delivered or made to us by representatives and officers of each Obligor.
We have made no investigation or review of any matters relating to the Obligors or any other person or entity other than as expressly described herein. Further, we have made no special investigation of the business operations of the Obligors or any other person or entity for the purpose of identifying laws or regulations to which the Obligors or any other person or entity are subject. With reference particularly to our opinion in paragraph 3 below, we note that our representation of the Obligors is limited to this and similar transactions and that we are not generally familiar with their respective affairs or operations.

[3]	Insert Apollo Collateral Supplement, Artemis Collateral Supplement or Subject Collateral Supplements, as applicable.

We have also assumed that:
          (i) all applicable chattel paper (as such term is defined in Article 9 of the NYUCC) constitutes “tangible chattel paper” within the meaning of Section 9-102 of the NYUCC and is located only in the State of California and is in the possession of the Collateral Agent;
          (ii) the Collateral subject to the Lien of the Security Agreement exists, and each applicable Obligor has rights in the applicable Collateral and has the power to transfer its respective rights in the applicable Collateral;
          (iii) the descriptions of the Collateral contained in, or attached as schedules to, the Security Agreement sufficiently describe the Collateral intended to be covered by the Security Agreement;
          (iv) the Collateral does not include any “cooperative interest” or “commercial tort claim” (as such terms are defined in Article 9 of the NYUCC);
          (v) for purposes of Article 9 of the NY UCC, no statute, regulation or treaty of the United States is applicable to any of the Collateral;
          (vi) the certificates representing the Pledged [Beneficial Interests] [Membership Interests] [Stock] (used herein to mean the Pledged [Beneficial Interests] [Membership Interests] [Stock] certificates listed in a schedule to the Security Agreement) each Subject Lessor Subsidiary [and each Subject Intermediate Lessee] are in the possession of the Collateral Agent, together with the duly executed in blank instrument of transfer in respect thereof;
          (vii) the instruments representing the Pledged Debt (used herein to mean the Pledged Debt instruments listed in a schedule to the Security Agreement) of each Subject Lessor Subsidiary are in the possession of the Collateral Agent; and
          (viii) No Transaction Document has been amended or modified since original execution and delivery thereof, except as set forth in the Amendments.
Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:
     1. The Security Agreement is a valid and binding obligation of each Subsidiary Holdco, enforceable against such Subsidiary Holdco in accordance with its terms.
     2. The execution and delivery by each Subsidiary Holdco of the Security Agreement does not, and the performance by such Subsidiary Holdco of its obligations thereunder will not, cause such Subsidiary Holdco to violate any Generally Applicable Law (defined below).
     3. No consent, approval or authorization of, and no filing, registration, qualification or recordation with, United States federal or State of New York governmental authorities pursuant to any Generally Applicable Law is required in connection with the execution, delivery and performance by any Subsidiary Holdco of the Security Agreement to which it is a party, other than (a) those that are specified in the Transaction Documents, (b) filings necessary to create, record, perfect or maintain the security interests created by the Security Agreement, (c) those that have been duly obtained, taken or made and (d) in the case of Collateral constituting securities, as may be required in connection with any disposition of such Collateral.

     4. The Security Agreement is effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of each Subsidiary Holdco in the Collateral (as defined in the Security Agreement) to secure the Secured Obligations, in each case to the extent a security interest therein may be created under Article 9 of the NYUCC.
     5. Each Uniform Commercial Code financing statement a copy of which is attached hereto (“Financing Statement”) is in the form required by the Uniform Commercial Code of the jurisdiction named therein.
     6. To the extent that the creation of security interests in the Collateral is governed by the NYUCC, perfection of such security interests in such collateral consisting of investment property, general intangibles, tangible chattel paper, accounts, equipment and other goods and other rights and/or property in which a security interest can be perfected under the NYUCC is governed, under Section 9-301 of the NYUCC, by the local laws of the jurisdiction where the applicable grantor is located, except that perfection of a possessory security interest in such Collateral is governed, under Section 9-301 of the NYUCC, by the local laws of the jurisdiction of the location of such Collateral. Except for (a) the Collateral Agent taking delivery of the certificates which represent the entire interest of the Pledged [Beneficial Interest] [Membership Interest] [Stock] in Subject Lessor Subsidiary and each Subject Intermediate Lessee, along with, in each case, a duly executed in blank instrument of transfer of such Pledged Stock, and (b) the filing of each Financing Statement in the filing office named therein with respect to the Collateral, no further action, including the filing or recording of any document, is necessary under the Uniform Commercial Code of the State of California (the “CALUCC”), the Uniform Commercial Code of the District of Columbia (the “DCUCC”) or the laws of the State of New York or of the United States in order to perfect the security interests created under the Security Agreement in such Pledged Stock or other Collateral to the extent the perfection of a security interest thereon may be effected under the NYUCC by the filing of a Financing Statement under the NYUCC.
As used herein, “Generally Applicable Law” means any law otherwise included within the scope of this opinion that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being currently applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, excluding securities laws and any law that is applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, solely because of the specific assets or business of any party to any of the Transaction Documents or any of its affiliates. In particular, but without limitation, we express no opinion upon the application or effect of (i) any customs, international trade or other laws relating to the possession, import, export, use, operation, maintenance, repair or replacement of or the nature of any equipment, or any interest therein; (ii) federal or state antitrust and unfair competition, environmental, intellectual property, pension and employee benefit, or securities (including “blue sky”) laws; (iii) federal or state laws relating to aviation, banking, communications, customs, insurance, international trade, public utilities or taxation; (iv) federal and state laws and policies relating to (A) national and local emergencies and (B) deference to acts of sovereign states, including court orders; (v) federal or state criminal and civil forfeiture laws; (vi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (vii) the laws of any counties, cities, towns, municipalities and special political subdivisions or agencies thereof; and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.
Our opinions set forth above are subject to the following qualifications and limitations:

     (a) Our opinion set forth in paragraph 1 above is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (b) We express no opinion on the effect of the Cape Town Convention or the Convention on the International Recognition of Rights in Aircraft signed at Geneva on June 19, 1948 on any issue covered in this opinion letter.
     (c) We express no opinion as to any provision of a Transaction Document that provides the terms thereof may not be waived or modified except in writing, which may be limited under certain circumstances.
     (d) We express no opinion as to any provision in a Transaction Document asserting that the partial invalidity of one or more provisions thereof shall not invalidate the remaining provisions thereof.
     (e) We express no opinion with respect to any indemnification or reimbursement obligation or limitation on liability contained in a Transaction Document, insofar as such provision provides exculpation or exemption from, or requires indemnification or reimbursement of a party for, its own action or inaction, where such action or inaction involves such party’s gross negligence, recklessness or wilful or unlawful misconduct or to the extent any such provision is contrary to public policy.
     (f) Certain of the remedial provisions of the Security Agreement may be further limited or rendered unenforceable by applicable law, but, subject to the other qualifications set forth herein, in our opinion such law does not make the remedies afforded by the Security Agreement inadequate for the practical realization of the principal benefits intended to be provided thereby.
     (g) United States federal court jurisdiction is limited by Section 28 U.S.C. § 1332 where diversity of citizenship is lacking and, even where diversity exists, federal courts retain the power to transfer an action from one federal court to another under 28 U.S.C. § 1404(a) or to dismiss by reason of the doctrine of forum non conveniens.
     (h) We express no opinion as to title to any property or whether a United States federal court or state court outside of the State of New York would give effect to the choice of New York law provided for in a Transaction Document. Our opinion as to the legality, validity, binding effect and enforceability of the governing law provisions of each Transaction Document is based solely on Section 5-1401 of the New York General Obligations Law. Our opinion as to the legality, validity, binding effect and enforceability of the provisions of each Transaction Document in respect of the submission to the jurisdiction of the courts of the State of New York is based solely on Section 5-1402 of the New York General Obligations Law.
     (i) We express no opinion, except as expressly set forth herein, as to the creation, perfection or priority of any lien, pledge or security interest.
     (j) We express no opinion as to Section 8.07 of the Security Agreement insofar as such Sections relate to indemnities against loss in converting from amounts denominated or paid in one currency into a second currency. We note that, generally, all judgments and decrees rendered by a federal or state court sitting in the State of New York are denominated in U.S. Dollars; under the laws of the State of New York, however, where a cause of action is based on an obligation denominated in another currency, any judgments or decrees must be rendered or entered in such currency and be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.
     (k) We express no opinion as to any provision of a Transaction Document that purports to (i) grant rights of set-off to any person not a party thereto or (ii) permit set-off to be made without notice.
     (l) We express no opinion as to any provision of any Transaction Documents that purports to waive or exclude the rights of any person to commence any bankruptcy, reorganization, insolvency or similar proceeding or purports to waive notice of acceleration.
     (m) We express no opinion as to the effect of (i) the compliance or non-compliance of any Obligor, the Collateral Agent or any other person or entity with any state or federal laws or regulations applicable to such party because of its legal or regulatory status or the nature of its business or (ii) the failure of any person or entity to be duly authorized to conduct business in any jurisdiction.
     (n) We also express no opinion as to the applicability to, or effect on, the obligations of any Opinion Party under any Transaction Document of Section 547 or 548 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (as amended from time to time, the “Bankruptcy Code”) or Article 10 of the New York Debtor and Creditor Law or any other New York or Federal law relating to preferences or fraudulent transfers and obligations.
     (o) We call to your attention that a security interest of the Collateral Agent in any Collateral constituting “payment intangibles”, “general intangibles” or “accounts” (as such terms are defined in Article 9 of the NYUCC) may be subject to the rights, claims and defenses of account debtors and the terms of agreements with account debtors. In the case of any Collateral which is itself secured by other property, we express no opinion with respect to the Collateral Agent’s rights in and to such underlying property.
     (p) Our opinion set forth in paragraph 4 above is subject to the further qualification that: (i) in the case of proceeds, the Collateral Agent’s security interest is limited as provided in Sections 9-315 and 9-322 of the NYUCC; and (ii) Section 552 of the Bankruptcy Code limits (subject to the exceptions set forth therein) the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
     (q) In rendering our opinion set forth in paragraph 4 above, we have assumed that value has been given to each Obligor party to the Security Agreement.
     (r) In rendering our opinion set forth in paragraph 6 above, we have assumed that the place of business or chief executive office, as applicable, for Artemis is not located in a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the collateral.
     (s) In the case of Collateral in which the security interest of the Collateral Agent has been perfected by the filing of a Financing Statement, Article 9 of the Uniform Commercial Code

requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of such filings.
     (t) The perfection of the Collateral Agent’s security interest will be terminated as to any Collateral acquired by a US Obligor more than four months after such US Obligor so changes its name as to make the Financing Statement filed in respect of such US Obligor seriously misleading, unless an amendment to such Financing Statement indicating the new name of the relevant entity is properly filed before the expiration of such four months.
     (u) If any US Obligor changes its jurisdiction of organization to a new jurisdiction, the Collateral Agent’s security interest in certain of the Collateral will terminate four months after such change (or, if earlier, when perfection would have ceased under the law of the former jurisdiction), unless such security interest is perfected in such new jurisdiction before termination.
The opinions expressed herein are limited to the federal laws of the United States, and to the laws of the State of New York and, insofar as may be relevant to our opinions expressed herein in paragraphs 5 and 6, the laws of the State of New York and the CALUCC and the DCUCC. We are members of the bar of the State of New York and our opinions relating to the CALUCC or the DCUCC are based solely on our review of statutory compilations of such laws appearing in recognized reporting services.
The opinions set forth herein are rendered as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact that may hereafter be brought to our attention.
This opinion is rendered solely for your benefit (and the benefit of your successors and permitted assigns) in connection with the Transaction Documents and may not be relied upon for any other purpose, or relied upon by any other person or entity without our prior written consent in each instance.
Very truly yours,
Clifford Chance US LLP

UCC Financing Statements

Schedule 1
Bank of America, N.A. as administrative agent, collateral agent and lender
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger
[Additional Lenders]

EXHIBIT E-1B
FORM OF OPINION OF IN-HOUSE COUNSEL
TO THE RELEVANT RELEASE PARTIES
[ILFC Letterhead]
                          , 20
To the addressees listed on Schedule I attached hereto
Ladies and Gentlemen:
     This opinion is being delivered to you by the undersigned as Corporate Counsel of International Lease Finance Corporation, a California corporation (“ILFC”), in connection with that certain Term Loan 2 Credit Agreement, dated as of March 17, 2010 (the “Term Loan 2 Credit Agreement”), among Delos Aircraft Inc., a California corporation (the “Term Loan 2 Borrower”), ILFC, Hyperion Aircraft Inc., a California corporation (the “Parent Holdco”), Apollo Aircraft Inc., a California corporation (the “CA Subsidiary Holdco”), Artemis (Delos) Limited, a private limited liability company incorporated under the laws of Ireland (the “Irish Subsidiary Holdco” and together with ILFC, the Parent Holdco and the CA Subsidiary Holdco, the “Guarantors”), the lenders from time to time party to the Term Loan 2 Credit Agreement (collectively, the “Term Loan 2 Lenders”), Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Term Loan 2 Administrative Agent”), Bank of America, as collateral agent (in such capacity, the “Term Loan 2 Collateral Agent”) and Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as syndication agent (in such capacity, the “Term Loan 2 Syndication Agent”).
     This opinion is being furnished pursuant to Section 4.02(d) of the Term Loan 2 Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Term Loan 2 Credit Agreement.
     In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:
     (a) an executed copy of that certain Collateral Supplement, dated as of ___, 20___(the “Collateral Supplement No. [___]”), made by the CA Subsidiary Holdco to the Term Loan 2 Collateral Agent and duly acknowledged and agreed to by the Term Loan 2 Collateral Agent;
     (b) an executed copy of that certain Security Agreement, dated as of March 17, 2010 (the “Security Agreement”), among the Term Loan 2 Borrower, the Parent Holdco, the CA Subsidiary Holdco, the Irish Subsidiary Holdco, the additional grantors from time to time party thereto and the Term Loan 2 Collateral Agent;

To the addressees set forth
on Schedule I attached hereto
                          , 20

     (c) a Share Charge, dated as of                           , 20      (the “Share Charge”), between the CA Subsidiary Holdco and the Term Loan 2 Collateral Agent, in respect of the shares of each of the relevant Lessor Subsidiaries [and each of the relevant Intermediate Lessees];
     (d) a true and complete copy of the Articles of Incorporation of the CA Subsidiary Holdco, as certified by the Secretary of the CA Subsidiary Holdco on                           , 20      (the “CA Subsidiary Holdco’s Articles of Incorporation”);
     (e) a true and complete copy of the Bylaws of the CA Subsidiary Holdco, as certified by the Secretary of the CA Subsidiary Holdco on                           , 20      (the “CA Subsidiary Holdco’s Bylaws”);
     (f) a true and complete copy of the resolutions of the Board of Directors of the CA Subsidiary Holdco, adopted on March 11, 2010 (“CA Subsidiary Holdco’s Resolutions”) by unanimous written consent; and
     (g) a true and complete copy of the certificates, each dated                           , 20     , from the Secretary of State of the State of California and the Franchise Tax Board of the State of California, as to the CA Subsidiary Holdco’s existence and good standing in the State of California.
     The Collateral Supplement, the Security Agreement and the Share Charge are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents”.
     I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the CA Subsidiary Holdco and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the CA Subsidiary Holdco and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of other officers and other representatives of the CA Subsidiary Holdco and others and of public officials.
     The opinions set forth below are subject to the following further qualifications, further assumptions and limitations:

To the addressees set forth
on Schedule I attached hereto
                          , 20

     (a) the opinion set forth in paragraph 1 below with respect to the due incorporation, valid existence and good standing status of the CA Subsidiary Holdco under the laws of the State of California is based solely upon the certificates issued by the Secretary of State of the State of California and the Franchise Tax Board of the State of California;
     (b) for purposes of the opinions set forth below, (i) “Applicable Laws” means those laws, rules and regulations of the State of California and those federal laws, rules and regulations of the United States of America, in each case that, in my experience, are normally or customarily applicable to transactions of the type contemplated by the Transaction Documents, but without having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Applicable Contracts” means those agreements or instruments identified on Schedule II attached hereto; (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws where the failure to obtain such consent, approval, license, authorization, validation, filing, qualification or registration will result in a Material Adverse Effect, and other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the CA Subsidiary Holdco) in the transactions contemplated by the Transaction Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties or required to be obtained after the date hereof; and (iv) “Governmental Authority” means any court, regulatory body, administrative agency or governmental body of the State of California or the United States of America having jurisdiction over an CA Subsidiary Holdco under Applicable Laws;
     (c) I do not express any opinion as to the validity, binding effect or enforceability of the Transaction Documents; and
     (d) I do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Transaction Documents (other than the CA Subsidiary Holdco to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the CA Subsidiary Holdco to the extent necessary to render the opinions set forth herein).
     I am admitted to the bar of the State of California, and I do not express any opinion as to any laws other than the laws of the State of California and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The

To the addressees set forth
on Schedule I attached hereto
                          , 20

opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:
     1. CA Subsidiary Holdco is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
     2. CA Subsidiary Holdco has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance by the CA Subsidiary Holdco of the Transaction Documents has been duly authorized by all necessary action on the part of the CA Subsidiary Holdco.
     3. The execution and delivery of the Transaction Documents, does not, and the performance by the CA Subsidiary Holdco of its obligations thereunder, each in accordance with its terms, do not (a) conflict with the CA Subsidiary Holdco’s Articles of Incorporation or Bylaws, (b) contravene any provision of any Applicable Law, (c) constitute a violation of or a default under any Applicable Contract or (d) result in or cause the creation of any security interest or lien upon any of the property of an CA Subsidiary Holdco pursuant to any Applicable Contract.
     4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of Transaction Documents to which it is a party, each in accordance with its terms, by the CA Subsidiary Holdco.
     5. In any proceedings duly taken in the courts of the State of California or a United States federal court sitting in the State of California to enforce any of the Transaction Documents, the choice of New York law as the substantive law governing such Transaction Documents should be recognized and such law should be applied except as may otherwise be provided under the Transaction Documents and the California Uniform Commercial Code, including the California Uniform Commercial Code Sections 9-301 to 9-307. The foregoing assumes that the transactions contemplated by the Transaction Documents bear a reasonable relationship to the State of New York and that the application of New York law would not result in a violation of a fundamental public policy of the State of California.
     The opinions set forth herein are solely for the benefit of the addressees (and their successors and assigns) identified at the beginning of this opinion letter (the “Addressees”) in connection with the execution and delivery of the Transaction Documents to which it is a party by the CA Subsidiary Holdco, and may not be relied upon in any manner or for any purpose by, nor may copies of this opinion letter be

To the addressees set forth
on Schedule I attached hereto
                          , 20

delivered or distributed to, any other person or entity without my prior written consent. The opinions set forth herein are limited to the matters stated herein and expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion letter is being provided to the Addressees as of the date hereof, and the CA Subsidiary Holdco and I do not assume any obligation to update this opinion letter for events occurring after the date of this opinion letter or to provide the Addressees with any additional information that may come to our attention after the date hereof. Each Addressee’s recourse, if any, on account of any opinion herein proving inaccurate, shall be against the CA Subsidiary Holdco. I am rendering these opinions and this opinion letter in my capacity as Corporate Counsel of ILFC and not individually.
Very truly yours,
Czar Vigil
Corporate Counsel

To the addressees set forth
on Schedule I attached hereto
                          , 20

Schedule I
Bank of America, N.A., as Term Loan 2 Administrative Agent and Term Loan 2 Collateral Agent
1455 Market Street, 5th Floor
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No.: (415) 503-5099
Goldman Sachs Lending Partners LLC, as Term Loan 2 Syndication Agent and Joint Lead Arranger
200 West Street
New York, NY 10282
Attention: Elizabeth Fischer
Facsimile No. (646) 769-7984
Banc of America Securities LLC, as Joint Lead Arranger
One Bryant Park
New York, New York 10036
[Lenders]

To the addressees set forth
on Schedule I attached hereto
                          , 20

Schedule II
Applicable Contracts
1. Restated Articles of Incorporation of ILFC.
2. Amended and Restated By-Laws of ILFC.
3. Indenture dated as of November 1, 1991, between ILFC and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee.
4. First supplemental indenture, dated as of November 1, 2000, to the Indenture between ILFC and U.S. Bank Trust National Association.
5. Second Supplemental Indenture, dated as of February 28, 2001, to the Indenture between ILFC and U.S. Bank Trust National Association.
6. Third Supplemental Indenture, dated as of September 26, 2001, to the Indenture between ILFC and U.S. Bank Trust National Association.
7. Indenture dated as of November 1, 2000, between ILFC and the Bank of New York, as Trustee.
8. First Supplemental Indenture, dated as of August 16, 2002 to the indenture between ILFC and the Bank of New York.
9. Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between ILFC and U.S. Bank National Association.
10. Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between ILFC and U.S. Bank National Association.
11. Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between ILFC and U.S. Bank National Association.
12. Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between ILFC and U.S. Bank National Association.
13. Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between ILFC and U.S. Bank National Association.

To the addressees set forth
on Schedule I attached hereto
                          , 20

14. Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between ILFC and U.S. Bank National Association.
15. Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between ILFC and U.S. Bank National Association.
16. Agency Agreement (Amended and Restated), dated September 15, 2006, by and among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
17. Supplemental Agency Agreement, dated September 7, 2007, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
18. Supplemental Agency Agreement, dated September 5, 2008, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
19. Supplemental Agency Agreement, dated Septemeber 4, 2009, among ILFC, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
20. Indenture, dated as of August 1, 2006, between ILFC and Deutsche Bank Trust Company Americas, as Trustee.
21. Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor and the Bank of Scotland and the other banks listed therein.
22. Extension Letter, dated May 30, 2006, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
23. Extension Letter, dated May 30, 2007, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
24. Extension Letter, dated May 29, 2008, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
25. Extension Letter, dated May 11, 2009, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.

To the addressees set forth
on Schedule I attached hereto
                          , 20

26. $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among ILFC, CitiCorp USA, Inc as Administrative Agent, and the other financial institutions listed therein.
27. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among ILFC, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
28. $2,500,000,000 Five-Year Revolving Credit Agreement, dated as of October 13, 2006, among ILFC, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
29. $2,000,000,000 Credit Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
30. $1,700,000,000 Amended and Restated Credit Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
31. First Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein for the benefit of the Federal Reserve Bank of New York.
32. Third Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among ILFC, certain subsidiaries of ILFC named therein for the benefit of the Federal Reserve Bank of New York.
33. Amendment Agreement, dated as of November 23, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
34. Temporary Waiver and Amendment, dated as of December 1, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association.
35. Temporary Waiver and Amendment No. 2, dated as of December 4, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
36. Amendment to Credit Agreements and First Lien Borrower Party Guarantee Agreement, dated as of December 4, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, and the Federal Reserve Bank of New York.

To the addressees set forth
on Schedule I attached hereto
                          , 20

37. Amendment to Schedules of Certain Loan Documents, dated as of December 15, 2009, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.
38. Amendment No. 2 to Schedules of Certain Loan Documents, dated as of January 29, 2010, among ILFC, certain subsidiaries of ILFC named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.

EXHIBIT E-1C
FORM OF OPINION OF A&L GOODBODY,
COUNSEL TO THE RELEVANT RELEASE PARTIES
The addressees outlined in Schedule 1 hereto (the Addressees)
Dear Sirs,
We have acted on behalf of International Lease Finance Corporation (ILFC) which has requested us to give you this opinion in connection with a credit agreement dated as of March 17, 2010 (the Credit Agreement) between Delos Aircraft Inc., as borrower, International Lease Finance Corporation (ILFC), Artemis (Delos) Limited (Artemis), Hyperion Aircraft Inc. and Apollo Aircraft Inc. (Apollo) as Guarantors, the lenders identified therein as Lenders, Banc of America N.A., as Administrative Agent and Collateral Agent (the Collateral Agent), Goldman Sachs Lending Partners LLC as Syndication Agent and Banc of America Securities LLC and Goldman Sachs Lending Partners LLC as Joint Lead Arrangers (the Credit Agreement) (the Transaction).
1.	We have examined copies of
1.1.	the Credit Agreement;

1.2.	the Security Agreement dated [ ] 2010 among Delos Aircraft Inc., the Company and the additional grantors referred to therein as grantors and the Collateral Agent as collateral agent (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the Security Agreement);

1.3.	the agreements listed in Schedule 2 hereto (the Agreements);

1.4.	a corporate certificate of Artemis dated [ ] 2010 (the Artemis Certificate) attaching:
1.4.1.	copies of the certificate of incorporation and memorandum and articles of association of Artemis;

1.4.2.	list of directors and secretary of Artemis;

1.4.3.	a copy of the resolutions passed at the meeting of the board of directors of Artemis dated [ ] 2010;

1.4.4.	a copy of the power of attorney of Artemis dated [ ] 2010; and

1.4.5.	a copy of the specimen signatures;
1.5.	[a corporate certificate of [insert details of Irish-incorporated Subject Lessor Subsidiary] (the Subject Lessor Subsidiary) dated [ ] 2010 (the Subject Lessor Subsidiary Certificate) attaching:
1.5.1.	copies of the certificate of incorporation and memorandum and articles of association of the Subject Lessor Subsidiary;

1.5.2.	list of directors and secretary of the Subject Lessor Subsidiary;

1.5.3.	a copy of the resolutions passed at the meeting of the board of directors of the Subject Lessor Subsidiary dated [ ] 2010;

1.5.4.	a copy of the power of attorney of the Subject Lessor Subsidiary dated [ ] 2010; and

1.5.5.	a copy of the specimen signatures;]
1.6.	[a corporate certificate of [insert details of Irish-incorporated Subject Intermediate Lessee] (the Subject Intermediate Lessee) dated [ ] 2010 (the Subject Intermediate Lessee Certificate) attaching:
1.6.1.	copies of the certificate of incorporation and memorandum and articles of association of the Subject Intermediate Lessee;

1.6.2.	list of directors and secretary of the Subject Intermediate Lessee;

1.6.3.	a copy of the resolutions passed at the meeting of the board of directors of the Subject Intermediate Lessee dated [ ] 2010;

1.6.4.	a copy of the power of attorney of the Subject Intermediate Lessee dated [ ] 2010; and

1.6.5.	a copy of the specimen signatures;]
and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

Terms defined in the Credit Agreement have the same meaning in this opinion letter.

[Artemis, the Subject Lessor Subsidiary and the Subject Intermediate Lessee are together called the Companies and each a Company. The Artemis Certificate, the Subject Lessor Subsidiary Certificate and the Subject Intermediate Lessee Certificate are together called the Certificates and each a Certificate.]
2.	For the purpose of giving this opinion we have assumed:
2.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2.	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;

2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the memorandum and articles of association of the Companies attached to each of the Certificates are correct and up to date;

2

2.5.	the accuracy and completeness as to factual matters of the representations, warranties and certificates of the Companies contained in each of the Certificates and the accuracy of all certificates provided to us by the Companies;

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Agreements;

2.7.	without having made any investigation that the terms of the Agreements[, other than the Share Charges,][1] are lawful and fully enforceable under the laws of the State of New York and any other applicable laws other than the laws of Ireland and that the Agreements[, other than the Share Charges,][2] create valid and enforceable security interests in accordance with its terms under the laws of the State of New York;

2.8.	without having made any investigation, that [Artemis]/[Apollo] is the beneficial owner free from encumbrances of all right, title and interst in and to the [Charged Property] (as defined in the Share Charges) and that it has delivered, or will deliver, to the Collateral Agent each of the documents listed in Clause [ ] of each of the Share Charges;

2.9.	the accuracy and completeness of all information appearing on public records; and

2.10.	that each of the Companies has entered into the Transaction in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Transaction commensurate with the risks undertaken by it in the Transactions.
3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this letter. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that:
3.1.	each of the Companies is a company duly incorporated under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on the date hereof, each of the Companies is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

3.2.	each of the Companies has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the obligations undertaken by it under the Agreements, and the implementation by the Companies of the foregoing will not cause:
3.2.1.	any limit on it or on its directors (whether imposed by the documents constituting the Companies or by statute or regulation) to be exceeded; or

3.2.2.	any law or order to be contravened;

[1]	To be inserted where Share Charges are governed by Irish law

[2]	To be inserted where Share Charges are governed by Irish law

3

3.3.	the Agreements to which any Company is party has been duly executed on behalf of that Company [and the obligations on the part of [Artemis]/[Apollo] under the Share Charges are valid and legally binding on and are in a form capable of enforcement against [Artemis]/[Apollo] under the laws of Ireland in the courts of Ireland, in accordance with their terms][3];

3.4.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the Agreements are required to be obtained in Ireland;

3.5.	under the laws of Ireland in force at the date hereof, the claims of the Collateral Agent against the Companies under the Agreements will rank at least pari passu with the claims of all other unsecured creditors, except claims which rank at law as preferential claims in a winding up, examinership or receivership;

3.6.	it is not necessary or advisable under the laws of Ireland in order to ensure the legality, validity, enforceability or priority of the obligations or rights of any party to the Agreements, or the perfection or priority of any security interest created under the Agreements, that the Agreements be filed, registered, recorded, or notarised in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded other than the requirement to file particulars of the charges created pursuant to the Agreements with the Irish Registrar of Companies within 21 days of their execution.

3.7.	the Companies are not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland;

3.8.	in any proceedings taken in Ireland for the enforcement of the Collateral Supplement (as defined in Schedule 2 hereto)[4], the choice of the law of the State of New York as the governing law of the contractual rights and obligations of the parties under the Agreement would be upheld by the Irish Courts in accordance with and subject to the provisions of the Rome I Regulation EC No 593/2008 on the Law Applicable to Contractual Obligations;

3.9.	in any proceedings taken in Ireland for the enforcement of a judgment obtained against Artemis[5] in the courts of New York (a Foreign Judgment) the Foreign Judgment should be recognised and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:
3.9.1.	that the foreign court had jurisdiction, according to the laws of Ireland;

[3]	To be inserted where Share Charges are governed by Irish law

[4]	Include reference to any other document governed by a foreign law

[5]	Include reference to any other Irish-incorporated entity party to a New York law Agreement

4

3.9.2.	that the Foreign Judgment was not obtained by fraud;

3.9.3.	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

3.9.4.	that the Foreign Judgment is final and conclusive;

3.9.5.	that the Foreign Judgment is for a definite sum of money; and

3.9.6.	that the procedural rules of the court giving the Foreign Judgment have been observed.
Any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by Artemis but such order may be issued out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of Artemis, amounts claimed by or against Artemis in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up;
3.10.	the enforcement of the Company’s obligations under the Security Agreement in accordance with the terms of the Assumption Agreement dated [ ] 2010, the Collateral Supplement and the laws of the State of New York will be recognised and upheld by the Irish courts in accordance with paragraphs 3.8 and 3.9 above. In this respect, we refer you to the assumption at paragraph 2.7 above and paragraph [ ] of the legal opinion of Clifford Chance as New York counsel to the Collateral Agent dated [ ] 2010[6];

3.11.	it is not necessary under the laws of Ireland (a) in order to enable the Collateral Agent to enforce its rights under the Agreements or (b) by reason of the execution of the Agreements, that the Collateral Agent should be licensed, qualified or otherwise entitled to carry on business in Ireland;

3.12.	the Agreements will not be liable to any ad valorem tax or duty, registration tax, stamp duty or any similar tax or duty imposed by a competent authority of or within Ireland;

3.13.	by reason only of the execution, delivery and performance of the Agreements by the Collateral Agent, it shall not be deemed to be resident, domiciled or carrying on a trade or business in Ireland;

3.14.	there is no applicable usury or interest limitation law in Ireland which would restrict the recovery of payments in accordance with the Agreements; and

3.15.	the Irish Courts will generally recognise the security interests created by the Companies pursuant to the Agreements in accordance with its terms, provided that such interests or their enforcement are not illegal or contrary to public policy as a matter of Irish law, that all Irish law formalities with regard to security interests and

[6]	Insert date of CC Effective Date opinion

5

their enforcement have been complied with and that the party creating the security has absolute title, free from encumbrances and other third party rights, to such assets.
4.	The opinions set forth in this opinion letter are given subject to the following qualifications:
4.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

4.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.3.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

4.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in any of the Agreements might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

4.5.	additional interest imposed by any clause of any of the Agreements might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the relevant Agreement but could restrict the amount recoverable by way of interest under such Agreement;

4.6.	claims may be or become subject to defences of set-off or counter-claim;

4.7.	pursuant to section 1001 of the Taxes Consolidation Act, 1997, the Collateral Agent may become liable to make certain payments to the Irish Revenue Commissioners (the Revenue) by reason of having been granted a fixed charge on book debts of the Companies pursuant to the Agreements. Such liability would be computed by reference to (i) amounts of income tax deducted by the relevant Company from the wages of its employees and (ii) amounts of value added tax in each case owing but not paid by the relevant Company to the Revenue (Relevant Amounts). However, the liability to pay to the Revenue amounts received by it from the Companies will be limited to amounts received after the relevant Company shall have been notified in writing by the Revenue that such Relevant Amounts are due (the Revenue Notice). Further, if the Revenue have received, within 21 days of execution, prescribed details of the charges created thereby by the Agreement the liability of the Collateral Agent to discharge the Relevant Amounts will be limited to the Relevant Amounts accruing after the date of the Revenue Notice;

4.8.	under Section 1002 of the Taxes Consolidation Act, 1997, any debt to a person (including any deposit with a financial institution) may be attached by the Revenue Commissioners in order to discharge any liabilities of that person in respect of outstanding tax whether the liabilities are due on its own account or as an agent or trustee. This right of the Revenue Commissioners (on which there is no case law) may override the rights of the holders of security (whether fixed or floating) in relation

6

to the debt in question. Section 1002 could be relevant to the security created by the Agreements;

4.9.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with Council Regulation 2001/44/EC on Jurisdiction and the Enforcement of Judgments;

4.10.	there is some possibility that depending on the actual course of dealing between the parties to the Agreements, the fixed charges contained in the Agreements may not be construed as fixed charges but as floating charges and so become subject to prior claims of certain statutory preferential creditors;

4.11.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

4.12.	a waiver of all defences to any proceedings may not be enforceable;

4.13.	provisions in any of the Agreements providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

4.14.	any undertakings contained in any of the Agreements by any of the Companies in respect of stamp duty may not be held to be binding on the relevant Company;

4.15.	an Irish court may refuse to give effect to undertakings contained in any Agreement that any of the Companies will pay legal expenses and costs in respect of any action before the Irish courts;

4.16.	we express no opinion as to the priority of any of the security created by the Agreements or whether the property or assets comprised in such security is owned by relevant chargor thereunder, or whether such property or assets is or are now or may become subject to any equities or subject to any rights or interests of any other person ranking in priority to or free of such security or whether they could be transferred to any other person free of any such security; and

4.17.	we express no opinion on any taxation matters other than as expressly set out in paragraph 3.11 or on the contractual terms of the relevant documents other than by reference to the legal character thereof.
This opinion is addressed only to the Addressees and may be relied upon only by each such Addressee for its sole benefit in connection with the Transaction and may not be relied on by any assignees of any such persons or any other person.
Yours faithfully,

7

SCHEDULE 1
The Addressees
Bank of America, N.A. in its capacity as Collateral Agent and Administrative Agent
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Goldman Sachs Lending Partners LLC in its capacity as Syndication Agent and Joint Lead Arranger
200 West Street
New York
NY 10282
Banc of America Securities LLC, as Joint Lead Arranger
One Bryant Park
New York
NY 10036
[Lenders]

8

SCHEDULE 2
The Agreements
Each of the Agreements is dated [ ] 2010 unless otherwise stated
1.	[Share Charge between [Artemis]/[Apollo] as chargor and the Collateral Agent as charge in respect of the shares in each Subject Lessor Subsidiary (the Subject Lessor Subsidiary Share Charge)][7]

2.	[Share Charge between [Artemis]/Apollo] as chargor and the Collateral Agent as charge in respect of the shares in each Subject Intermediate Lessee (the Subject Intermediate Lessee Share Charge, together with the Subject Lessor Subsidiary Share Charge, the Share Charges)][8]

3.	Collateral Supplement from Artemis to the Collateral Agent, duly acknowledged and agreed to by the Collateral Agent (the Collateral Supplement)

[7]	To be inserted where (i) Share Charges are governed by Irish law or (ii) chargor is Artemis

[8]	To be inserted where (i) Share Charges are governed by Irish law or (ii) chargor is Artemis

9

EXHIBIT E-2
FORM OF OPINION OF DAUGHERTY, FOWLER, PEREGRIN, HAUGHT & JENSON
DFPH&J DRAFT
___/___/10
(NO EXISTING IR REGISTRATIONS)
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
___, 2010
To the Parties Named on
        Schedule 1 attached hereto

RE:	One (1) _____ model ____ aircraft bearing manufacturer’s serial number ____ (the “Airframe”) and two (2) ________________ model _______ aircraft engines bearing manufacturer’s serial numbers ______ and ______ (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel, this opinion is furnished to you with respect to the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          Based upon our examination of such records of the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects;

2.	based upon the Priority Search Certificates dated ___, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

E-2-1

To the Parties Named on
Schedule 1 attached hereto
_________ ___, 2010

(a)	the Airframe and the Engines are not subject to any International Interests that have not been discharged; and,

(b)	the Sale has been duly registered on the IR and constitutes a Sale, with respect to the Airframe and the Engines;

3.	the Sale is entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto; and,

4.	no further registration on the IR of the Sale is required under the CTT in order to maintain the effectiveness and priority thereof.
          In the event the Sale is not subject to the CTT, then the interest created thereby is governed by applicable law.
          This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,

Robert M. Peregrin For the Firm

E-2-2

SCHEDULE 1
Delos Aircraft Inc.
International Lease Finance Corporation
Hyperion Aircraft Inc.
Apollo Aircraft Inc.
Artemis (Delos) Limited
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger
[Lenders]

E-2-3

SCHEDULE 2
[the Priority Search Certificates attached hereto]

E-2-2-4

SCHEDULE 3
Description of Sale
          Contract of Sale registered with the International Registry ___, 2010 between International Lease Finance Corporation, as Seller, and ___, as Buyer, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.

E-2-5

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
(i)
the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(ii)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;
(iii)	the Sale is effective to constitute a Sale subject to the CTT and registration on the IR;
(iv)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;
(v)
all registrations on the IR pertaining to the Airframe and the Engines are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(vi)
there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates.

In addition, since our examination was limited to records maintained by the IR, our opinion is subject to the following limitations:
(i)	in respect of rights derived from registrations with the IR does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof;

A-0

(ii)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(iii)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

A-1

DFPH&J DRAFT
___/___/10
(EXISTING IR REGISTRATION)
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
___, 2010
To the Parties Named on
     Schedule 1 attached hereto

RE:	One (1) _____ model ____ aircraft bearing manufacturer’s serial number ____ (the “Airframe”) and two (2) ________________ model _______ aircraft engines bearing manufacturer’s serial numbers ______ and ______ (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel, this opinion is furnished to you with respect to the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          Based upon our examination of such records of the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects;

2.	based upon the Priority Search Certificates dated ___, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

To the Parties Named on
Schedule 1 attached hereto
_________ ___, 2010

(a)	the Airframe and the Engines are subject only to the Lease International Interest, which has been assigned by the Lease Assignment Interest;

(b)	the Lease International Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

(c)	the Lease Assignment Interest has been duly registered on the IR as an assignment of the Lease International Interest; and,

(d)	the Sale has been duly registered on the IR and constitutes a Sale, with respect to the Airframe and the Engines;

3.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto; and,

4.	no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof.
          In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by applicable law.
          This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,

Robert M. Peregrin For the Firm

SCHEDULE 1
Delos Aircraft Inc.
International Lease Finance Corporation
Hyperion Aircraft Inc.
Apollo Aircraft Inc.
Artemis (Delos) Limited
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger
[Lenders]

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Lease International Interest
          International Interest registered with the International Registry ___between ___, as Debtor, and International Lease Finance Corporation, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Lease Assignment Interest
          Assignment of an International Interest registered with the International Registry ___ ___, 2010 between International Lease Finance Corporation, as Assignor, and ___, as Assignee, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sale
          Contract of Sale registered with the International Registry ___, 2010 between International Lease Finance Corporation, as Seller, and ___, as Buyer, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of CTT Interests
          The Lease International Interest, the Lease Assignment Interest and the Sale are referred to collectively as the “CTT Interests”.

Σ 3 - 1

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
(i)
the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(ii)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(iii)	the CTT Interests are effective to constitute an International Interest, an Assignment of an International Interest or a Sale subject to the CTT and registration on the IR;

(iv)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(v)
all registrations on the IR pertaining to the Airframe and the Engines are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(vi)
there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates.

In addition, since our examination was limited to records maintained by the IR, our opinion is subject to the following limitations:
(i)	in respect of rights derived from registrations with the IR does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof;

A- 0

(ii)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(iii)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

A - 1

DFPH&J DRAFT
___/___/10
(MULTIPLE EXISTING IR REGISTRATIONS)
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
______ ___, 2010
To the Parties Named on
     Schedule 1 attached hereto

RE:	One (1) _____ model ____ aircraft bearing manufacturer’s serial number ____ (the “Airframe”) and two (2) ________________ model _______ aircraft engines bearing manufacturer’s serial numbers ______ and ______ (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel this opinion is furnished to you with respect to the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          Based upon our examination of such records of the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects;

2.	based upon the Priority Search Certificates dated ___, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

To the Parties Named on
Schedule 1 attached hereto
______ ___, 2010

(a)	the Airframe and the Engines are subject only to the Lease International Interest, which has been assigned by the Lease Assignment Interest;

(b)	the Lease International Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

(c)	the Lease Assignment Interest has been duly registered on the IR as an assignment of the Lease International Interest;

(d)	the Sale has been duly registered on the IR and constitutes a Sale, with respect to the Airframe and the Engines; and,

(e)	the Discharge has been duly registered on the IR as a Discharge of the Head Lease International Interest;

3.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto; and,

4.	no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof.
          In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by applicable law.
          This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,

Robert M. Peregrin
For the Firm

SCHEDULE 1
Delos Aircraft Inc.
International Lease Finance Corporation
Hyperion Aircraft Inc.
Apollo Aircraft Inc.
Artemis (Delos) Limited
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger
[Lenders]

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Lease International Interest
          International Interest registered with the International Registry ___, 20___between ___, as Debtor, and ILFC Ireland Limited, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Lease Assignment Interest
          Assignment of an International Interest registered with the International Registry ___ ___, 2010 between ILFC Ireland Limited, as Assignor, and ___, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sale
          Contract of Sale registered with the International Registry ___, 2010 between International Lease Finance Corporation, as Seller, and ___, as Buyer, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Discharge
          Discharge of an International Interest registered with the International Registry ___ ___, 2010 by International Lease Finance Corporation, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Head Lease International Interest
          International Interest registered with the International Registry ___, 20___between ILFC Ireland Limited, as Debtor, and International Lease Finance Corporation, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of CTT Interests
          The Lease International Interest, the Lease Assignment Interest, the Sale and the Discharge are referred to collectively as the “CTT Interests”.

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EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
(i)
the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(ii)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(iii)	the CTT Interests are effective to constitute an International Interest, an Assignment of an International Interest, a Sale or a Discharge subject to the CTT and registration on the IR;

(iv)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(v)
any registrations on the IR pertaining to the Airframe and the Engines are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(vi)
there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates.

In addition, since our examination was limited to records maintained by the IR, our opinion is subject to the following limitations:
(i)	in respect of rights derived from registrations with the IR does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof;

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(ii)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(iii)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

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DFPH&J DRAFT
___/___/10
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
________ __, 2010
To the Parties Named on
     Schedule 1 attached hereto

RE:	One (1) ________ model ______ (shown on the IR as _________ model _______) aircraft bearing manufacturer’s serial number _____ and U.S. Registration No. N_____ (the “Airframe”) and two (2) ________________ model ______ (shown on the IR as ___________________ model _________) aircraft engines bearing manufacturer’s serial numbers ______ and ______ (the “Engines”)
Ladies and Gentlemen:
     Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Civil Aircraft Registry (the “FAA”) under the requirements of Title 49 of the United States Code (the “Transportation Code”).
     Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
     On ___, 2010, we examined and filed with the FAA the following described instruments at the respective times listed below:

To the Parties Named on
Schedule 1 attached hereto
                       , 2010

(a)	AC Form 8050-2 Aircraft Bill of Sale dated ______, 2010 (the “FAA Bill of Sale”) by International Lease Finance Corporation (“ILFC”), as seller, conveying title to the Airframe to ______(the “Trust”), as purchaser, which FAA Bill of Sale was filed at ______.m., C.S.T.;

(b)	AC Form 8050-1 Aircraft Registration Application dated ___, 2010 (the “Aircraft Registration Application”) by the Trust, as applicant, with respect to the Airframe, which Aircraft Registration Application was filed at ___.m., C.S.T.;

(c)	Affidavit of Citizenship dated ___, 2010 (the “Affidavit”) by ___, as trustee (the “Trustee”) pursuant to Section 47.7(c)(2)(iii) of the Federal Aviation Regulations, which Affidavit was filed at ___.m., C.S.T.;

(d)	Trust Agreement dated as of ___, 2010 (the “Trust Agreement”) between the Trustee and ___, which Trust Agreement was filed at ___.m., C.S.T.; and,

(e)	Assignment and Assumption Agreement dated as of ___, 2010 (the “Assignment”) between ILFC, as assignor, and the Trust, as assignee, assigning all right, title and interest of ILFC in the Lease, with respect to the Airframe and the Engines, in favor of the Trust, which Assignment was filed at ___.m., C.S.T.
          We have also examined a copy of the Warranty Bill of Sale dated ___, 2010 (the “Warranty Bill of Sale”) from ILFC, as seller, conveying title to the Airframe and the Engines to the Trust, as purchaser.
          The interest created by the FAA Bill of Sale and the Warranty Bill of Sale is referred to herein as the “CTT Sale”. The interest created by the Lease is referred to herein as the “CTT Lease Interest”. The assignment of the Lease created by the Assignment is referred to herein as the “CTT Assignment Interest”. The CTT Sale, the CTT Lease Interest and the CTT Assignment Interest are referred to herein collectively as the “CTT Interests”.

To the Parties Named on
Schedule 1 attached hereto
                       , 2010

          Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:
6.	the Airframe and the Engines constitute Aircraft Objects based upon the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA;

7.
the Aircraft Registration Application, the Affidavit and the Trust Agreement are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the Transportation Code;

8.	the FAA Bill of Sale and the Assignment are in due form for recordation by, and have been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

9.
the Airframe is eligible for registration by the FAA for purposes of the Transportation Code in the name of the Trust and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration Application, the Affidavit and the Trust Agreement will cause the FAA to register the Airframe, in due course, in the name of the Trust, at which time the FAA will issue an AC Form 8050-3 Certificate of Aircraft Registration in the name of the Trust, pursuant to and in accordance with the Transportation Code;

10.
the owner of the Airframe for registration purposes at the FAA is the Trust and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by the Lease, as assigned by the Assignment;

11.	the rights of the Trust, as lessor, and ___, as lessee, under the Lease, as assigned by the Assignment, with respect to the Airframe and the Engines are perfected at the FAA;

12.	the Assignment creates a valid assignment of all of the right, title and interest of ILFC in the Lease, with respect to the Airframe and the Engines, in favor of the Trust;

To the Parties Named on
Schedule 1 attached hereto
                       , 2010

13.	based upon the Priority Search Certificates dated ___, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

(a)	the Airframe and the Engines are subject only to the CTT Lease Interest, which has been assigned to the Trust by the CTT Assignment Interest;

(b)	the CTT Lease Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

(c)	the CTT Sale has been duly registered on the IR and constitutes a Sale with respect to the Airframe and the Engines; and,

(d)	the CTT Assignment Interest has been duly registered on the IR as an Assignment of the CTT Lease Interest;

14.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto;

15.
no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

(a)	maintain the registration of the Airframe in the name of the Trust; and,

(b)	maintain the lien and priority of the Lease, as assigned by the Assignment, with respect to the Airframe and the Engines; and,

16.
no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, as assigned by the Assignment, except for such filings as are referred to above and the prior filing of the Lease with the FAA.

To the Parties Named on
Schedule 1 attached hereto
                       , 2010

          In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.
          This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.
          In rendering this opinion we have relied upon the opinion of the Aeronautical Center Counsel dated ___, 2010 a copy of which is attached hereto.

Very truly yours,

Robert M. Peregrin
For the Firm

SCHEDULE 1
Delos Aircraft Inc.
International Lease Finance Corporation
Hyperion Aircraft Inc.
Apollo Aircraft Inc.
Artemis (Delos) Limited
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger
[Lenders]

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Lease

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
(i)	the records maintained by the FAA are accurate in all respects;

(ii)
the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(iii)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(iv)	at the time the Lease was concluded, the Debtor was situated, pursuant to the CTT, in the United States;

(v)	the necessary parties under each of the Lease and the Assignment have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;

(vi)	each of the CTT Interests is effective under applicable local law to constitute an Interest, a Sale or an Assignment subject to the CTT and registration on the IR;

(vii)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(viii)
all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(ix)	in rendering this opinion, we have assumed that:

(a)	the Trust qualifies as a “citizen of the United States” as defined in the Transportation Code;

(b)	the instruments described above are valid and enforceable under applicable local law; and,

(c)
there are no documents with respect to the Airframe and the Engines which have been filed for recordation with the FAA under the FAA’s recording system but which have not yet been listed in the available records of such system as having been so filed;

(x)
there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;

(xi)	the Airframe is not registered under the civil aircraft registry of any other country;

(xii)	the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA, insofar as it relates to the Airframe and the Engines, is accurate in all respects;

(xiii)	the Airframe and the Engines have been accurately described by manufacturer’s name, model and serial number by the parties in each of the Lease and the Assignment; and,

(xiv)
the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by UNIDROIT as the Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.

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In addition, our opinion is subject to the following limitations:
(i)
the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

(ii)	as to matters of United States Citizenship as defined in the Transportation Code, the undersigned has relied upon representations made in the Aircraft Registration Application;

(iii)	because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

(iv)	in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing, indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

(v)	no opinion is expressed herein as to laws other than the CTT and the Transportation Code;

(vi)	this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United States Registration; and,

(vii)	since our examination was limited to records maintained by the FAA and the IR, our opinion:

(a)	in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. ‘44108(a);

(b)
in respect of rights derived from FAA filings or registrations with the IR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, liens arising under 49 U.S.C. ‘46304 and certain artisan’s liens;

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(c)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(d)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

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EXHIBIT F
FORM OF NOTE

_________, 20___
     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to ____________or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Term Loan 2 Credit Agreement, dated as of March 17, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among International Lease Finance Corporation, as a Guarantor, Delos Aircraft Inc., as the Borrower, Hyperion Aircraft Inc., as a Guarantor, Artemis (Delos) Limited, as a Guarantor, Apollo Aircraft Inc., as a Guarantor, the lenders identified therein, as Lenders, Bank of America, N.A., as the Administrative Agent, Bank of America, N.A., as Collateral Agent and Goldman Sachs Lending Partners LLC, as Syndication Agent.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

DELOS AIRCRAFT INC.
By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

			Amount of Principal	Outstanding
		End of Interest	or Interest Paid	Principal Balance
Date	Amount of Loan Made	Period	This Date	This Date	Notation Made By

EXHIBIT G
FORM OF ADMINISTRATIVE QUESTIONNAIRE
ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO: Carla Ruiz-Ney

FAX # 704.264.2472

I. Borrower Name: Delos Aircraft Inc.
$550,000,000                      Type of Credit Facility: Term Loan
II. Legal Name of Lender of Record for Signature Page:
•	Signing Credit Agreement YES NO

•	Coming in via Assignment YES NO
III. Type of Lender:
(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices?                     YES                     NO

1

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):
Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)
VIII. Lender’s Fed Wire Payment Instructions:
Pay to:

(Bank Name)

(ABA#)	(City/State)

(Account #)	(Account Name)

(Attention)
IX. Organizational Structure and Tax Status

2

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):	-
Tax Withholding Form Delivered to Bank of America*:
                     W-9
                     W-8BEN
                     W-8ECI
                     W-8EXP
                     W-8IMY

Tax Contact
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON—U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
2. Flow-Through Entities

3

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under the Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
*Additional guidance and instructions as to where to submit this documentation can be found on Annex 1 to this form.
X. Bank of America Payment Instructions:

Pay to:	Bank of America ABA# 026009593 Acct# 001292000883 Acct Name: Large Corporate Loans Ref: Delos Aircraft Inc.

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EXHIBIT H
FORM OF INTERCREDITOR AGREEMENT
EXECUTION VERSION
INTERCREDITOR AGREEMENT
     INTERCREDITOR AGREEMENT (this “Agreement”), dated as of March 17, 2010, among HYPERION AIRCRAFT INC., a California corporation (“Parent Holdco”), DELOS AIRCRAFT INC., a California corporation (“Borrower”), APOLLO AIRCRAFT INC., a California corporation (“CA Subsidiary Holdco”), ARTEMIS (DELOS) LIMITED, a private limited liability company incorporated under the laws of Ireland (“Irish Subsidiary Holdco”), INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (“ILFC”), BANK OF AMERICA, N.A. (“Bank of America”), as the Senior Collateral Agent, and the Junior Lien Representatives from time to time party hereto in accordance with the terms hereof.
     WHEREAS, ILFC, Parent Holdco, the Borrower, the CA Subsidiary Holdco, the Irish Subsidiary Holdco, the lenders from time to time party thereto, Bank of America as the administrative agent, Bank of America as the collateral agent and Goldman Sachs Lending Partners LLC, as syndication agent are parties to that certain Term Loan 2 Credit Agreement, dated as of March 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”);
     WHEREAS, Parent Holdco, the Borrower, the Subsidiary Holdcos, the other grantors from time to time party to thereto and Bank of America as the collateral agent are parties to that certain Term Loan 2 Security Agreement, dated as of March 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Senior Security Agreement” and, together with the Senior Loan Agreement and the other Loan Documents as defined in the Senior Loan Agreement, the “Senior Loan Documents”);
     WHEREAS, to secure the Senior Secured Obligations, each of Parent Holdco, the Borrower and each Subsidiary Holdco has granted a first priority security interest in the Collateral (including the Junior Collateral) to the Senior Collateral Agent, for its benefit and the benefit of the other Senior Secured Parties;
     WHEREAS, from time to time, (i) ILFC will make certain unsecured and subordinated intercompany loans to certain Transaction Parties subject to this Agreement, (ii) Parent Holdco will make certain unsecured and subordinated intercompany loans to certain Transaction Parties to the extent permitted by the Senior Loan Documents subject to this Agreement and pledged pursuant to the Senior Security Agreement, (iii) the Borrower will make certain unsecured and subordinated intercompany loans to certain Transactions Parties subject to this Agreement and pledged pursuant to the Senior Security Agreement, (iv) the CA Subsidiary Holdco will make certain unsecured and subordinated intercompany loans to certain Transactions Parties subject to this Agreement and pledged pursuant to the Senior Security Agreement and (v) Irish Subsidiary Holdco will make certain unsecured and subordinated intercompany loans to certain Transactions Parties subject to this Agreement and pledged pursuant to the Senior Security Agreement;

     WHEREAS, Parent Holdco may, from time to time, incur Junior Lien Debt in accordance with the terms and conditions of the Senior Loan Documents and this Agreement;
     WHEREAS, Parent Holdco, the Senior Collateral Agent and each Junior Lien Representative (by accession hereto pursuant to the terms hereof) are entering into this Agreement to set forth certain arrangements with respect to the Junior Collateral, including certain intercreditor arrangements with respect to the enforcement of rights under this Agreement, the Senior Loan Documents and the Junior Lien Documents (as defined below), the allocation of proceeds from any enforcement action in respect of the Junior Collateral and (i) the subordination of the Junior Secured Obligations to the Senior Secured Obligations and (ii) the subordination of the Intercompany Obligations to both the Senior Secured Obligations and the Junior Secured Obligations;
     NOW THEREFORE, for good and valuable consideration, receipt whereof has been duly received, the parties hereto agree as follows:
     Section 1. Definitions. The following terms shall have the following meanings:
     “Agreement” shall have the meaning assigned to such term in the preamble.
     “Borrower” shall have the meaning assigned to such term in the preamble.
     “Case” shall have the meaning assigned to such term in Section 5(a).
     “CA Subsidiary Holdco” shall have the meaning assigned to such term in the preamble.
     “Bank of America” shall have the meaning assigned to such term in the preamble.
     “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Controlling Loan Documents” means (a) so long as any Senior Obligations are outstanding, the Senior Loan Documents and (b) after the Senior Obligations have been paid in full and so long as any Junior Lien Obligation remains outstanding, the Junior Lien Documents.
     “Controlling Obligations” means (a) so long as any Senior Obligations are outstanding, the Senior Obligations and (b) after the Senior Obligations have been paid in full and so long as any Junior Lien Obligation remains outstanding, the Junior Lien Obligations.
     “Controlling Parties” means (a) so long as any Senior Obligations are outstanding, the Senior Secured Parties and (b) after the Senior Obligations have been paid in full and so long as any Junior Lien Obligation remains outstanding, the Junior Secured Parties.
     “Controlling Representative” means (a) so long as any Senior Obligations are outstanding, the Senior Collateral Agent and (b) after the Senior Obligations have been paid in

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full and so long as any Junior Lien Obligation remains outstanding, the Junior Lien Representatives.
     “Default” shall have the meaning assigned to such term in Senior Loan Agreement.
     “Equity Interests” means shares of capital stock, issued share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
     “Event of Default” shall have the meaning assigned to such term in the Senior Loan Agreement.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by ILFC’s independent public accountants) with the most recent audited consolidated financial statements of ILFC and its consolidated subsidiaries delivered to the Senior Lenders.
     “Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Grantor” shall have the meaning assigned to such term in the Senior Security Agreement.
     “ILFC” shall have the meaning assigned to such term in the preamble.
     “Insolvency Event” shall mean any event or occurrence described in clauses (g), (h) or (i) of Article 6 of the Senior Loan Agreement.
“Intercompany Debt” means the Pledged Debt and the Unpledged Intercompany Debt.
     “Intercompany Debt Documents” means, collectively any note, agreement or other instrument evidencing Intercompany Debt and any certificates or designations delivered in connection therewith.
     “Intercompany Debt Default” shall mean any breach or default by the relevant obligor under any Intercompany Debt Document or in respect of any Intercompany Debt Obligation.
     “Intercompany Debt Obligations” means Intercompany Debt and all other obligations in respect thereof or related thereto.
     “Intercompany Lenders” means ILFC, Parent Holdco, the Borrower, CA Subsidiary Holdco, Irish Subsidiary Holdco and each of their respective, successors and assigns.
     “Intercreditor Confirmation” means, as to any Series of Junior Lien Debt, the written agreement of the Junior Lenders, as set forth in the Junior Lien Documents governing such

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Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:
     (a) that all Junior Lien Obligations will be and are secured equally and ratably with other Junior Lien Obligations by the Junior Collateral and subordinated to the Senior Secured Obligations, and will and do constitute obligations of Parent Holdco at least pari passu with the senior unsecured indebtedness of Parent Holdco; and
     (b) that the holders of Junior Lien Obligations in respect of such Series of Junior Lien Debt are bound by and consent to the provisions of this Agreement, including the provisions of Section 2(b) setting forth the priority of payments and the provisions hereof setting forth the subordination of the Junior Secured Obligations to the Senior Secured Obligations.
     “Irish Subsidiary Holdco” shall have the meaning assigned to such term in the preamble.
     “Junior Collateral” means the Equity Collateral in respect of the Borrower (including Parent Holdco’s Equity Interest in the Borrower).
     “Junior Event of Default” shall mean an “Event of Default” or similar term under and as defined in any Junior Loan Documents.
     “Junior Lenders” means the lenders and/or noteholders under the Junior Lien Documents.
     “Junior Lien” means a Lien granted by Parent Holdco, at any time, upon any Junior Collateral, to secure Junior Lien Obligations.
     “Junior Lien Debt” means any indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Parent Holdco that is secured on a junior basis to the Senior Secured Obligations by any Junior Lien that was permitted to be incurred and so secured under each applicable Senior Loan Document; provided that on or before the date on which such indebtedness is incurred by Parent Holdco:
     (a) such indebtedness is designated by Parent Holdco, in a Junior Lien Designation delivered to each Junior Lien Representative, the Lenders and each Senior Agent, as “Junior Lien Debt” for the purposes of the Senior Loan Documents and this Agreement, which Junior Lien Designation shall confirm that the requirements in this definition of “Junior Lien Debt” have been satisfied; provided that the none of the Senior Obligations may be designated as Junior Lien Debt;
     (b) such indebtedness (i) is governed by an indenture, credit agreement or other agreement that includes an Intercreditor Confirmation, (ii) does not include any covenants of Parent Holdco that are more restrictive than the covenants of Parent Holdco set forth in the Senior Loan Documents and (iii) does not provide for a Junior Event of Default in the event of a default under any other indebtedness of Parent Holdco unless such default shall have resulted in an aggregate principal amount of such other indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been

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discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a written notice to Parent Holdco by the relevant Junior Lien Representative or to Parent Holdco and such Junior Lien Representative by a specified percentage of the relevant Junior Lenders, specifying such default with respect to the other indebtedness and requiring Parent Holdco to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of a Junior Event of Default under such Junior Lien Debt;
     (c) the Junior Lien Representative for such indebtedness has executed and delivered to the Senior Collateral Agent a Junior Lien Supplement acceding to this Agreement;
     (d) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Junior Lien to secure such indebtedness or Junior Lien Obligations in respect thereof are satisfied; and
     (e) the maturity date of such indebtedness is later than the Senior Loan Maturity Date and the weighted average maturity of all Junior Lien Debt is later than the Senior Loan Maturity Date.
     “Junior Lien Designation” means an officer’s certificate in substantially the form of Exhibit A.
     “Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.
     “Junior Lien Obligations” means Junior Lien Debt and all other obligations in respect thereof or related thereto.
     “Junior Lien Representative” means the trustee, agent or representative of any Junior Lender who maintains the transfer register for such Series of Junior Lien Debt and/or is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity.
     “Junior Lien Supplement” means an accession agreement to this Agreement in substantially the form of Exhibit B.
     “Junior Secured Obligations” means Junior Lien Obligations that are secured by the Junior Collateral pursuant to the Junior Lien Documents.
     “Junior Secured Parties” means the Junior Lenders, the Junior Lien Representatives and any other Person designated as a “Secured Party” or similar term pursuant to the Junior Lien Documents, in each case which has agreed to the terms of this Intercreditor Agreement.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

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Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lenders” means the Senior Lenders and the Junior Lenders.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Parent Holdco” shall have the meaning assigned to such term in the preamble.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Secured Debt” means the Senior Loans and the Junior Lien Debt.
     “Secured Debt Representatives” means the Senior Collateral Agent and each Junior Lien Representative.
     “Senior Administrative Agent” shall have the meaning assigned to the term “Administrative Agent” in the Senior Loan Agreement.
     “Senior Agent” shall have the meaning assigned to the term “Agent” in the Senior Loan Agreement.
     “Senior Collateral Agent” shall have the meaning assigned to the term “Collateral Agent” in the Senior Security Agreement.
     “Senior Documents” shall have the meaning assigned to the term “Loan Documents” in the Senior Security Agreement.
     “Senior Event of Default” shall mean an “Event of Default” or similar term under and as defined in the Senior Loan Documents.
     “Senior Obligations” shall have the meaning assigned to the term “Obligations” in the Senior Loan Agreement.
     “Senior Lenders” shall have the meaning assigned to the term “Lenders” in the Senior Loan Agreement.
     “Senior Loan Agreement” shall have the meaning assigned to such term in the recitals.
     “Senior Loan Documents” shall have the meaning assigned to such term in the recitals.

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     “Senior Loan Maturity Date” shall have the meaning assigned to the term “Maturity Date” in the Senior Loan Agreement.
     “Senior Loans” shall have the meaning assigned to the term “Loans” in the Senior Loan Agreement.
     “Senior Secured Obligations” shall have the meaning assigned to the term “Secured Obligations” in the Senior Security Agreement.
     “Senior Secured Parties” shall have the meaning assigned to the term “Secured Parties” in the Senior Security Agreement.
     “Senior Security Agreement” shall have the meaning assigned to such term in the recitals.
     “Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained and any other indebtedness under any other indenture or credit facility that constitutes Junior Lien Obligations.
     “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries.
     “Subsidiary” means any direct or indirect subsidiary of Parent Holdco.
     “Transferee” shall have the meaning assigned to such term in Section 7(a).
     “UCC” means the Uniform Commercial Code in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Junior Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     “Unpledged Intercompany Debt” means any and all Indebtedness from time to time owing by any Transaction Party to ILFC.
     Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Senior Security Agreement.
     Section 2. (a) Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection (if any) of any Liens securing the Senior

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Obligations or Junior Lien Obligations granted on the Junior Collateral and notwithstanding any provision of the UCC, or any other applicable Law or the Senior Loan Documents or the Junior Lien Documents, or whether any Senior Secured Party or Junior Secured Party holds possession of all or any part of the Junior Collateral, or any defect or deficiencies in, or failure to perfect, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Senior Obligations or the Junior Lien Obligations or any other circumstance whatsoever, each Junior Secured Party agrees that (a) any Lien on the Junior Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Junior Collateral securing any Junior Lien Obligations, (b) any Lien on the Junior Collateral securing any Junior Lien Obligations now or hereafter held by any Junior Lender or Junior Lien Representative (or any other agent or trustee therefore) regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (x) junior and subordinate in all respects to the rights and interests of the Senior Secured Parties and all Liens on the Junior Collateral securing any Senior Obligations, in each case as provided in this Agreement and (y) equal and ratable in all respects with the rights and interests of all other Junior Secured Parties.
          (b) Priority of Payments. The Senior Collateral Agent, Parent Holdco and each Junior Lien Representative agree that all cash proceeds received by the Senior Collateral Agent in respect of any Junior Collateral pursuant to Section 3.01 of the Senior Security Agreement, any payments by any Grantor to the Senior Collateral Agent following an Event of Default and all cash proceeds received by any Junior Secured Party in receipt of any Junior Collateral shall be paid by the Senior Collateral Agent (or, in the case of cash proceeds received by any Junior Secured Party, paid over to the Senior Collateral Agent) in the order of priority set forth below:
          (i) first, to the Senior Collateral Agent for the benefit of the Senior Secured Parties, until payment in full in cash of the Senior Secured Obligations then outstanding;
          (ii) second, to the Junior Lien Representatives pro rata for the benefit of the Junior Secured Parties, until payment in full in cash of the Junior Secured Obligations then outstanding; and
          (iii) third, all remaining amounts to the relevant Grantors or whomsoever may be lawfully entitled to receive such amounts.
          (c) Prohibition on Contesting Liens. Each Junior Secured Party agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Event), the creation, attachment, perfection, priority, validity or enforceability of any Lien incurred pursuant to the Senior Loan Documents or otherwise held by or on behalf of the Senior Secured Parties in the Junior Collateral, or the validity or enforceability of any provision of this Agreement. Notwithstanding any failure of the Senior Secured Parties or the Junior Secured Parties to perfect its security interests in the Junior Collateral, or any other defect in the security interest or obligations owing to such party, or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of

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the security interests in the Junior Collateral granted to the Senior Secured Parties or the Junior Secured Parties, the priority and rights as between the Senior Secured Parties and the Junior Secured Parties shall be as set forth herein.
          (d) Agreement of Parent Holdco. Parent Holdco hereby agrees that it shall not grant any Lien on the Junior Collateral to any Person except (i) the Senior Secured Parties pursuant to the Senior Loan Documents, (ii) in respect of indebtedness qualifying as Junior Lien Debt satisfying all of the requirements set forth in the definition of Junior Lien Debt or (iii) as otherwise permitted under the Senior Loan Documents. Parent Holdco further agrees not to consent to any action of any Junior Secured Party contrary to the terms of this Agreement.
          (e) Agreement of Junior Secured Parties. Each Junior Secured Party hereby agrees that other than in respect of the Junior Collateral (which such rights in respect of the Junior Collateral shall be subject to the terms of this Agreement), it shall have no rights, interests or claims in respect of the Collateral.
          (f) Agreement of Intercompany Lenders. Each Intercompany Lender hereby agrees that (i) it shall not grant any Lien on the Pledged Debt Collateral to any Person except the Senior Secured Parties pursuant to the Senior Loan Documents and (ii) it shall not to consent to any action of any Person contrary to the terms of this Agreement, in each case, except as otherwise permitted under the Senior Loan Documents.
     Section 3. Filings and Registrations. Each Junior Secured Party agrees that, until payment in full in cash of the Senior Secured Obligations then outstanding:
          (a) that UCC-1 financing statements and any other filings or recordings (including without limitation those made in any applicable foreign jurisdiction) filed or recorded by or on behalf of any Junior Secured Party shall include a legend satisfactory to the Senior Collateral Agent referencing the subordination set forth in this Agreement; and
          (b) not to allow any registration on the International Registry (as defined in the Senior Security Agreement) of any interest of any Junior Secured Party senior in ranking to any such registration by or for the benefit of the Senior Secured Parties.
     Section 4. Restriction on Remedies, Subordinated Security Agreement, Etc. (a) So long as any Senior Obligations shall be secured by all or any portion of the Junior Collateral and prior to the full and final payment in cash of the Senior Obligations, no Junior Secured Party shall (1) take any action or enforce any of its rights in respect of the Junior Collateral, including, without limitation, any action of foreclosure or proceeding against Parent Holdco; (2) contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent or any other Senior Secured Party or any other exercise by the Senior Collateral Agent or any other Senior Secured Party of any rights or remedies under any Senior Loan Document; or (3) amend, modify or supplement those provisions of the Junior Lien Documents in any way which would affect, impact or alter the priority of payments and other rights of the Senior Secured Parties or obligations of the Junior Secured Parties hereunder.
          (b) In exercising rights and remedies with respect to the Junior Collateral, the Senior Collateral Agent and the other Senior Secured Parties may enforce the provisions of the

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Senior Security Agreement and exercise remedies thereunder and under any other Senior Loan Documents, all in such order and in such manner as they may determine in the exercise of their sole judgment. Such exercise and enforcement shall include the rights to sell or otherwise dispose of Junior Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. Subject to the terms of this Agreement, the Senior Collateral Agent and the other Senior Secured Parties shall have the sole right to consent to any proposed sale or other disposition of the Junior Collateral, whether by Parent Holdco or any other Grantor, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or non judicial proceedings, and upon any such sale or other disposition, any Lien created for the benefit of any Junior Secured Party by any Junior Lien Document shall be automatically extinguished and discharged.
          (c) Each Junior Secured Party agrees that it shall not interfere with, seek to enjoin, or invoke or utilize any provision of any document, law or equitable principle, which might prevent, delay or impede the enforcement (in the sole and exclusive discretion of the Senior Collateral Agent and the other Senior Secured Parties) of the rights of the Senior Collateral Agent and the other Senior Secured Parties under the Senior Loan Documents (including under the Senior Security Agreement with respect to Junior Collateral), including to pursue foreclosure or to seek to lift the automatic stay or its equivalent in any insolvency proceeding involving Parent Holdco or any other Grantor. The Junior Secured Parties agree that none of the Junior Secured Parties will commence, or join with any creditor other than the Senior Collateral Agent and the Senior Secured Parties in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to the Junior Collateral or proceeds of Junior Collateral. Upon request by the Senior Collateral Agent, the Junior Secured Parties will, at the expense of the relevant Grantors, join in enforcement, collection, execution, levy or foreclosure proceedings and otherwise cooperate fully in the maintenance of such proceedings by the Senior Collateral Agent, including by executing and delivering all such consents, pleadings, releases and other documents and instruments as the Senior Collateral Agent may reasonably request in connection therewith, it being understood that the conduct of such proceedings shall at all times be under the exclusive control of the Senior Collateral Agent.
          (d) Nothing in this Agreement shall impose any duty, responsibility or obligation upon the Senior Collateral Agent or the other Senior Secured Parties with respect to the Junior Collateral, Parent Holdco, any other Grantor or with respect to amounts owed to any Junior Lender or other Junior Lien Secured Party. All rights and interests of, the Senior Collateral Agent and the other Senior Secured Parties, and all agreements and obligations of the Junior Lenders and other Junior Lien Secured Parties, under this Agreement shall remain in full force and effect irrespective of any circumstance, which might constitute a defense available to, or a discharge of, the Junior Lenders and other Junior Lien Secured Parties, Parent Holdco or any Grantor in respect of any of the Senior Obligations or in respect of this Agreement.
          (e) This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any lien or security interest asserted by the Senior Collateral Agent or any other Senior Secured Party is avoided or payment on or in respect of any of the Senior Obligations shall be rescinded or must otherwise be returned or disgorged by the Senior Collateral Agent or the other Senior Secured Parties upon the insolvency, bankruptcy, reorganization of Parent Holdco or any other Grantor or otherwise, all as though such payment

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had not been made and any payments received in respect of the Junior Lien Obligations or from the Junior Collateral or proceeds of the Junior Collateral will remain subject to the requirements of this Agreement that they be paid over to the Senior Secured Parties to the extent of the payments so returned or disgorged and any remedial action taken in respect of the Junior Lien Obligations or from the Junior Collateral or proceeds of the Junior Collateral shall be discontinued and, to the extent possible, shall be rescinded until the Senior Obligations shall again have been paid in full in cash.
          (f) Prior to the full and final payment in cash of the Senior Obligations, each Junior Secured Party agrees to provide such further assurances as may be reasonably requested by the Senior Collateral Agent or any other Senior Secured Party to carry out effectively the terms hereof.
          (g) Each Junior Lien Representative agrees that upon the occurrence of a Junior Event of Default, the applicable Junior Lien Representative shall promptly provide written notice thereof to the Senior Collateral Agent and the Senior Administrative Agent.
          (h) The rights of the Senior Collateral Agent and the other Senior Secured Parties with respect to the Junior Collateral include the right to release any or all of the Junior Collateral from the Lien of any Senior Loan Document or Junior Lien Document for any reason, including in connection with the sale or other disposition of such Junior Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Junior Lien Obligations. If the Senior Collateral Agent or the other Senior Secured Parties shall determine that the release of any Lien created for the benefit of any Junior Secured Parties by any Junior Lien Document on such Junior Collateral is necessary or advisable in connection with the payment of the Senior Obligations, the applicable Junior Secured Parties shall execute such other release documents and instruments and shall take such further actions as the Senior Collateral Agent or the other Senior Secured Parties shall request. Each Junior Secured Party hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution and for so long as any Senior Obligations remain outstanding, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and instead of the Junior Lien Representative and in the name of the Junior Lien Representative or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments, which may be necessary or desirable to accomplish the purposes of this paragraph and for application of proceeds pursuant to the priority of payments, including any financing statements, endorsements, assignments or other instruments of transfer or release. Each Junior Secured Party hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.
          (i) Prior to the full and final payment in cash of the Senior Obligations, if a Junior Event of Default occurs, no Junior Secured Party shall exercise or consent to, direct or cause the exercise of any right, remedy or power in respect thereof under the applicable Junior Lien Documents or applicable law (including, without limitation, the acceleration of any Junior Debt), regardless of whether any such right, remedy or power affects the Junior Collateral, until the end the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of

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a notice in writing to the Senior Collateral Agent by such Junior Secured Party of its intention to exercise or consent to, direct or cause the exercise of such rights, remedies or powers, which notice may only be delivered following the occurrence of and during the continuation of a Junior Event of Default and must specify such Junior Event of Default; provided, however, that notwithstanding the foregoing, in no event shall any Junior Secured Party exercise or consent to, direct or cause the exercise of (or continue to exercise or consent to, direct or cause the exercise of) any such rights, remedies or powers if, notwithstanding the expiration of the Standstill Period, (a) any Senior Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies resulting from the occurrence of such Junior Event of Default (prompt notice of such exercise to be given to the Junior Lien Representatives) or (b) an Insolvency Event shall have occurred and be continuing; provided further that nothing in this clause (i) shall affect any obligations of the Junior Secured Parties pursuant to any other provision of this Agreement (including, without limitation, their undertaking to not foreclose on or take any other action to exercise remedies with respect to the Junior Collateral prior to the full and final payment in cash of the Senior Obligations).
     Section 5. Terms of Subordination of Junior Lien Obligations. The Junior Lien Obligations shall be subordinate and junior in right of payment to the Senior Obligations to the extent and in the manner hereinafter set forth:
          (a) Each Junior Secured Party hereby authorizes and empowers the Senior Collateral Agent acting on behalf of the Senior Secured Parties and, subject to the terms and conditions hereof, to demand, sue for, collect and receive every payment or distribution made on or in respect of the Junior Lien Obligations or other sum owing to the holders thereof under the Junior Lien Documents, and to file claims and take such other proceedings, in the name of the holders of the Junior Lien Obligations or otherwise, as the Senior Secured Parties or the Senior Collateral Agent acting on their behalf may deem necessary or advisable for the enforcement of the provisions hereof. Each Junior Secured Party further agrees duly and promptly to take such action as may be requested by the Senior Secured Parties or the Senior Collateral Agent acting on their behalf to collect the indebtedness evidenced by any note issued under the Junior Lien Documents or otherwise owing to it under the Junior Lien Documents and/or to file appropriate proofs of claim in respect to such indebtedness, and to execute and deliver to the Senior Secured Parties or the Senior Collateral Agent acting on their behalf on demand such powers of attorney, proofs of claim, assignments of claim or proofs of claim (but in any such case without any recourse, representation or warranty), or other instruments as may be requested by the Senior Secured Parties or the Senior Collateral Agent acting on their behalf to enforce any and all claims upon or with respect to or otherwise owing to it under the Junior Lien Documents.
          (b) In any case, the Senior Secured Parties or the Senior Collateral Agent acting on their behalf may, at any time and from time to time, without the consent of or notice to any Junior Secured Parties, without incurring responsibility to such holders and without impairing or releasing any of the rights of the Senior Secured Parties, or any of the obligations of Junior Secured Parties hereunder:
          (i) subject to the terms hereof, sell, exchange, release or otherwise deal with all or any part of any property by whomsoever mortgaged or pledged to secure,

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or howsoever securing, the Senior Obligations for application as provided in Section 2(b) hereof;
          (ii) except as otherwise expressly provided in this Agreement, exercise or refrain from exercising any rights against Parent Holdco, any other Grantor or any other Person; and
          (iii) apply any sums, by whomsoever paid or however realized, as provided in Section 2(b) hereof.
          (c) All payments or distributions upon or with respect to the Junior Collateral or proceeds of Junior Collateral that are received by any Junior Secured Party contrary to the provisions of this Agreement shall be received for the benefit of the Senior Secured Parties, shall be segregated from other funds and property held by the Junior Secured Parties in trust for the Senior Secured Parties and shall be forthwith paid over to the Senior Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Obligations owed to the Senior Secured Parties in accordance with the terms hereof.
          (d) Each Junior Secured Party agrees that it may not commence any action or proceeding against Parent Holdco, any other Grantor or any other Person obligated in respect of any Junior Lien Documents in respect of the Junior Collateral to recover all or any part of any sum owing to it under any Junior Lien Document or join with any creditor, unless the Senior Secured Parties or the Senior Collateral Agent shall also join in bringing any such action or proceeding or the Senior Secured Parties otherwise consent.
          (e) No payment or distribution of assets to which any holder of the Junior Lien Obligations would have been entitled except for the provisions of this Section 5 or Section 2 hereof, as applicable, and which shall have been received by the Senior Secured Parties shall, as between Parent Holdco or other obligor thereon, its creditors, and the holder of the Junior Lien Obligations, be deemed to be a payment by Parent Holdco or such other obligor to the holders of the Junior Lien Obligations for or on account of the Junior Lien Obligations, and from and after the payment in full of all Senior Obligations and all other amounts owing to the holders thereof under the Senior Loan Documents, the holders of the Junior Lien Obligations shall be subrogated to the then or thereafter existing rights of the Senior Secured Parties to receive payments or distributions of assets of Parent Holdco or such other obligor made on or in respect of the Senior Obligations or such other amounts until the principal of, and interest on, the Junior Lien Obligations and all other amounts owing to the holders thereof under the Junior Lien Documents shall be paid in full in cash. The Junior Secured Parties agree that no payment or distributions to the Senior Secured Parties pursuant to the provisions of this Agreement shall entitle any Junior Secured Party to exercise any rights of subrogation in respect thereof until no Senior Loans are outstanding and all Senior Secured Obligations owed to the Senior Secured Parties shall have been paid in full.
          (f) The provisions of this Section 5 and Sections 2 and 4 are solely for the purpose of defining the relative rights of the Senior Secured Parties on the one hand, and the

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holders of the Junior Lien Obligations on the other hand, and nothing herein shall impair the obligation of Parent Holdco, which is unconditional and absolute, to pay to the holders of the Junior Lien Obligations, subject to the terms hereof, all amounts payable hereunder and under the other Junior Lien Documents in accordance with the terms and the provisions thereof.
          (g) The Senior Collateral Agent is hereby authorized to demand specific performance of this Agreement at any time when any of the Junior Secured Parties shall have failed to comply with any of the provisions of this Agreement applicable to them. The Junior Secured Parties hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
     Section 6. Terms of Subordination of Intercompany Debt Obligations. The Intercompany Debt Obligations shall be subordinate and junior in right of payment to the full and prior payment in cash of the Senior Obligations and the Junior Lien Obligations to the extent and in the manner hereinafter set forth:
          (a) Upon the occurrence and during the continuance of a Senior Event of Default or a Junior Event of Default, (i) each Intercompany Lender hereby authorizes and empowers the Controlling Representative acting on behalf of the Controlling Parties and, subject to the terms and conditions hereof, to demand, sue for, collect and receive every payment or distribution made on or in respect of the Intercompany Debt Obligations or other sum owing to the holders thereof under the Intercompany Debt Documents, and to file claims and take such other proceedings, in the name of the holders of the Intercompany Debt Obligations or otherwise, as the Controlling Parties or the Controlling Representative acting on their behalf may deem necessary or advisable for the enforcement of the provisions hereof and (ii) each Intercompany Lender further agrees duly and promptly to take such action as may be requested by the Controlling Parties or the Controlling Representative acting on their behalf to collect the indebtedness evidenced by any note issued under the Intercompany Debt Documents or otherwise owing to it under the Intercompany Debt Documents and/or to file appropriate proofs of claim in respect to such indebtedness, and to execute and deliver to the Controlling Parties or the Controlling Representative acting on their behalf on demand such powers of attorney, proofs of claim, assignments of claim or proofs of claim (but in any such case without any recourse, representation or warranty), or other instruments as may be requested by the Controlling Parties or the Controlling Representative acting on their behalf to enforce any and all claims upon or with respect to or otherwise owing to it under the Intercompany Debt Documents.
          (b) Upon the occurrence and during the continuance of a Senior Event of Default or a Junior Event of Default, the Controlling Parties or the Controlling Representative acting on their behalf may, at any time and from time to time, without the consent of or notice to any Intercompany Lenders, without incurring responsibility to such holders and without impairing or releasing any of the rights of the Controlling Parties, or any of the obligations of Intercompany Lenders hereunder:
          (i) subject to the terms hereof and the Controlling Loan Documents, sell, exchange, release or otherwise deal with all or any part of any property by whomsoever mortgaged or pledged to secure, or howsoever securing, the Controlling Obligations for application as provided in the Controlling Loan Documents;

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          (ii) except as otherwise expressly provided in this Agreement or the Controlling Loan Documents, exercise or refrain from exercising any rights against any Intercompany Lender or any other Person; and
          (iii) apply any sums, by whomsoever paid or however realized, as provided in the Controlling Loan Documents.
          (c) Upon the occurrence and during the continuance of a Senior Event of Default or a Junior Event of Default, all payments or distributions upon or with respect to the Intercompany Debt Obligations or proceeds of the Intercompany Debt Obligations that are received by any Intercompany Lender contrary to the provisions of this Agreement shall be received for the benefit of the Controlling Parties, shall be segregated from other funds and property held by the Controlling Parties in trust for the Controlling Parties and shall be forthwith paid over to the Controlling Representative in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Obligations (and, if applicable, the Junior Lien Obligations) owed to the Controlling Parties in accordance with the terms hereof. For the avoidance of doubt, so long as no Senior Event of Default or Junior Event of Default has occurred and is continuing, each Intercompany Lender may receive (free and clear of any Lien) payments in respect of Intercompany Debt Obligations and the Transaction Parties may make payments in respect thereof.
          (d) Upon the occurrence and continuance of a Senior Event of Default or a Junior Event of Default (i) no payment, prepayment or redemption (including any payment that may be payable by reason of any other indebtedness of any Transaction Party being subordinated to payment of the Intercompany Debt Obligations) shall be made by or on behalf of any Transaction Party for or on account of any Intercompany Debt Obligations, and the Intercompany Lenders shall not take or receive from any Transaction Party, directly or indirectly, in cash, other property, or any rights or by set-off or in any other manner, including from or by way of collateral or otherwise, payment of all or any of the Intercompany Debt Obligations, unless and until each of the Senior Obligations and the Junior Lien Obligations shall have been indefeasibly paid in full and (ii) any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Intercompany Debt Obligations shall be paid or delivered directly to the Controlling Representative for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Obligations (or, if the then Controlling Parties are the Junior Secured Parties, the Junior Lien Obligations) until the Senior Obligations (or, if the then Controlling Parties are the Junior Secured Parties, the Junior Lien Obligations) shall have been indefeasibly paid in full.
          (e) Each Intercompany Lender agrees that it may not commence any action or proceeding against any Transaction Party or any other Person obligated in respect of any Intercompany Debt Documents in respect of the Pledged Debt Collateral or the Intercompany Debt Obligations to recover all or any part of any sum owing to it under any Intercompany Debt Document or join with any creditor, unless the Controlling Parties or the Controlling Representative shall also join in bringing any such action or proceeding or the Controlling Parties otherwise consent.

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          (f) No payment or distribution of assets to which any holder of the Intercompany Debt Obligations would have been entitled except for the provisions of this Section 6, and which shall have been received by the Controlling Parties shall, as between any Transaction Party or other obligor thereon, its creditors, and the holder of the Intercompany Debt Obligations, be deemed to be a payment by the relevant Transaction Party or such other obligor to the holders of the Intercompany Debt Obligations for or on account of the Intercompany Debt Obligations, and from and after the payment in full of all Senior Obligations and all other amounts owing to the holders thereof under the Senior Loan Documents and all Junior Lien Obligations and all other amounts owing to the holders thereof under the Junior Lien Documents, the holders of the Intercompany Debt Obligations shall be subrogated to the then or thereafter existing rights of the Senior Secured Parties or the Junior Secured Parties, as the case may be, to receive payments or distributions of assets of Parent Holdco or such other obligor made on or in respect of the Senior Obligations or such other amounts until the principal of, and interest on, the Intercompany Debt Obligations and all other amounts owing to the holders thereof under the Intercompany Debt Documents shall be paid in full in cash. The Intercompany Lenders agree that no payment or distributions to the Senior Secured Parties or the Junior Secured Parties pursuant to the provisions of this Agreement shall entitle any Intercompany Lender to exercise any rights of subrogation in respect thereof until (i) no Senior Loans are outstanding and all Senior Obligations owed to the Senior Secured Parties shall have been paid in full and (ii) no Junior Lien Debt is outstanding and all Junior Lien Obligations owed to the Junior Secured Parties shall have been paid in full.
          (g) The provisions of this Section 6 and Section 4 are solely for the purpose of defining the relative rights of the Senior Secured Parties and the Junior Secured Parties on the one hand, and the holders of the Intercompany Debt Obligations on the other hand, and nothing herein shall impair the obligation of the relevant Transaction Party, which is unconditional and absolute, to pay to the holders of the Intercompany Debt Obligations, subject to the terms hereof, all amounts payable hereunder and under the other Intercompany Debt Documents in accordance with the terms and the provisions thereof.
          (h) The Controlling Representative is hereby authorized to demand specific performance of this Agreement at any time when any of the Intercompany Lenders shall have failed to comply with any of the provisions of this Agreement applicable to them. The Intercompany Lenders hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
          (i) Each Intercompany Lender shall cause the Intercompany Debt Obligations to be evidenced by an instrument endorsed with the following legend:
“THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE INTERCREDITOR AGREEMENT HEREINAFTER REFERRED TO) AND THE JUNIOR LIEN OBLIGATIONS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AGREEMENT DATED AS OF MARCH 17, 2010, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY INTERNATIONAL LEASE

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FINANCE CORPORATION, HYPERION AIRCRAFT INC., DELOS AIRCRAFT INC., APOLLO AIRCRAFT INC., ARTEMIS (DELOS) LIMITED, BANK OF AMERICA, N.A., AS THE SENIOR COLLATERAL AGENT, AND THE JUNIOR LIEN REPRESENTATIVES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) FROM TIME TO TIME PARTY THERETO.”
          (i) Each Intercompany Lender shall further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement.
     Section 7. Amendments. This Agreement may be amended only upon execution and delivery of an amendment or supplement hereto executed by the Senior Collateral Agent, each Junior Lien Representative then a party hereto, ILFC, Parent Holdco, the Borrower and each Subsidiary Holdco.
     Section 8. Negative Covenants of Junior Secured Parties. So long as any Senior Obligations shall be secured by the Collateral and prior to the full and final payment in cash of the Senior Obligations, no Junior Secured Party shall, without the prior written consent of the Senior Collateral Agent:
          (a) sell, assign or otherwise transfer, in whole or in part, the Junior Lien Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Junior Lien Obligations in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee expressly acknowledges in writing the subordination provided for herein and agrees to be bound by all the terms hereof;
          (b) permit the Junior Lien Documents to be amended, modified or otherwise supplemented in any respect, in each case, without the express prior written consent of the Senior Collateral Agent, if the effect of any such amendment, modification or supplement is to (i) accelerate the scheduled dates upon which payments of principal or interest on the Junior Obligations are due to a date that is earlier than the Maturity Date (as defined in the Senior Loan Agreement) or such that the weighted average maturity dates of all Junior Lien Obligations is earlier than the Maturity Date; (ii) purport to grant a security interest in the Junior Collateral that is pari passu with or senior to the Lien on such Junior Collateral granted under the Senior Loan Documents, or senior to the Lien on such Junior Collateral granted under any other Junior Lien Documents; (iii) contradict any rights of the Senior Secured Parties or obligations of the Junior Secured Parties hereunder; or (iv) sell, assign, pledge, encumber or otherwise dispose of any of their rights in the Junior Collateral as such or in proceeds of Junior Collateral as such, without the prior written consent of the Senior Collateral Agent (without limiting the right of any Junior Secured Party to transfer any Secured Obligation owed to it); and
          (c) commence, or join with any creditors other than the Senior Secured Parties and the Senior Collateral Agent in commencing, any Insolvency Event, or prosecute in the case of any Insolvency Event any motion for adequate protection (or any comparable request for relief) based upon their interest in the Junior Collateral under the Junior Lien Documents.

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     Section 9. Negative Covenants of Intercompany Lenders. So long as any Senior Obligations shall be secured by the Pledged Debt Collateral and prior to the full and final payment in cash of the Senior Obligations and the Junior Lien Obligations, no Intercompany Lender shall, without the prior written consent of the Controlling Representative:
          (a) sell, assign or otherwise transfer, in whole or in part, the Intercompany Debt Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Intercompany Debt Obligations in favor of any Transferee unless (i) such action is made expressly subject to this Agreement, (ii) the Transferee expressly acknowledges in writing the subordination provided for herein and agrees to be bound by all the terms hereof and (iii) the Transferee is an Affiliate of the Intercompany Lender on the date of transfer;
          (b) permit the Intercompany Debt Documents to be amended, modified or otherwise supplemented in any respect, in each case, without the express prior written consent of the Controlling Representative, if the effect of any such amendment, modification or supplement is to (i) purport to grant a security interest in the Pledged Debt Collateral or (ii) contest any rights of the Senior Secured Parties or the Junior Secured Parties or obligations of the Intercompany Lenders hereunder; and
          (c) commence, or join with any creditors other than the Controlling Parties and the Controlling Representative in commencing, any involuntary Insolvency Event against any Transaction Party for which such Intercompany Lender holds Intercompany Debt Obligations, or prosecute in the case of any Insolvency Event any motion for adequate protection (or any comparable request for relief) based solely upon their interest in the Intercompany Debt Obligations under the Intercompany Debt Documents.
     Section 10. Miscellaneous.
          (a) Submission to Jurisdiction; Venue. (i) To the extent permitted by applicable law, each party hereto, each Intercompany Lender and each Junior Secured Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto, each Intercompany Lender and each Junior Secured Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Person may otherwise have to bring any action or proceeding relating to this Agreement, the Senior Loan Documents, the Junior Lien Documents or the Intercompany Debt Documents against Parent Holdco, any other Intercompany Lender or any other Grantor or any of their properties in the courts of any jurisdiction.

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     (ii) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (iii) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     (b) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     (c) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     (d) Notices and Communications. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party pursuant hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by facsimile, or by prepaid courier service, and shall be effective upon receipt.
     Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8(d), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) as set forth below or (in the case of any Senior Secured Party) to the Senior Collateral Agent or (in the case of any Junior Secured Party) to the applicable Junior Lien Representative at the address set forth in the Junior Lien Designation.
If to ILFC, Parent Holdco, the Borrower, CA Subsidiary Holdco or Irish Subsidiary Holdco to:
International Lease Finance Corporation

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10250 Constellation Blvd., Suite 3400
Los Angeles, CA 90067
Attention: Treasurer with a copy to the General Counsel
Facsimile No. (310) 788-1990
If to the Senior Collateral Agent, to:
Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer;
Facsimile No. (415) 503-5099
     (e) Waiver of Marshalling and Similar Rights; Waiver Under UCC. (i) Each of the Junior Secured Parties waives, to the fullest extent permitted by applicable law, any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right with respect to the Junior Collateral that may otherwise be available under applicable law or any other similar rights a junior creditor or junior secured creditor may have under applicable law, as against any Senior Secured Party (in their capacity as priority lienholders).
     (ii) The Junior Secured Parties hereby waive, to the fullest extent permitted by law, any right under Section 9-615 of the UCC to application of the proceeds of disposition (other than as contemplated by this Agreement), any right to notice and objection under Section 9-620 of the UCC and promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Secured Obligations, the Junior Secured Obligations and this Agreement and any requirement that the Senior Collateral Agent protect, secure, perfect or insure any security interest or lien hereunder or otherwise or any Junior Collateral or any other property subject thereto or exhaust any right or take any action against the Grantors or any other person or entity or any Junior Collateral or any other collateral
     (f) Enforcement. Each of the Intercompany Lenders and each of the Junior Secured Parties agrees that this Agreement shall be enforceable against it and the other Intercompany Lenders and the other Junior Secured Parties, respectively, under all circumstances, including in any proceeding relating to an Insolvency Event.
     (g) Obligations of Junior Secured Parties Not Affected. All rights and interests of the Senior Collateral Agent and the other Senior Secured Parties hereunder and under any other Senior Loan Document, and all agreements and obligations of the Junior Secured Parties under this Agreement and any Junior Lien Document to any Senior Secured Party, shall remain in full force and effect irrespective of:

20

     (i) any lack of validity or enforceability of any Senior Loan Document, Junior Lien Document, Assigned Document or any other agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Senior Secured Obligations and Junior Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Senior Loan Document, Junior Lien Document, Assigned Document or any other agreement or instrument relating thereto;
     (iii) any taking, exchange, release or non-perfection of the Junior Collateral or any other collateral, or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Secured Obligations and Junior Secured Obligations;
     (iv) any manner of application of Junior Collateral, or proceeds thereof, to all or any of the Senior Secured Obligations and Junior Secured Obligations, or any manner of sale or other disposition of any Junior Collateral for all or any of the Senior Secured Obligations and Junior Secured Obligations or any other assets of the Grantors;
     (v) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
     (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Junior Secured Parties, a subordinated creditor or a secured subordinated creditor or a Person deemed to be a surety.
This Agreement shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Secured Obligations owed to any Senior Secured Party is rescinded or must otherwise be returned by any Senior Secured Party upon the insolvency, bankruptcy or reorganization of any Grantor, or otherwise, all as though such payment had not been made.
     (h) Obligations of Intercompany Lenders Not Affected. All rights and interests of the Senior Collateral Agent and the other Senior Secured Parties hereunder and under any other Senior Loan Document and the Junior Lien Representatives and the other Junior Secured Parties hereunder and under any other Junior Lien Document, and all agreements and obligations of the Intercompany Lenders under this Agreement and any Intercompany Debt Document to any Senior Secured Party or any Junior Secured Party, shall remain in full force and effect irrespective of:
     (i) any lack of validity or enforceability of any Senior Loan Document, Junior Lien Document, Assigned Document, Intercompany Debt Document or any other agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Senior Secured Obligations, the Junior Secured

21

Obligations, the Intercompany Debt Obligations, or any other amendment or waiver of or any consent to any departure from any Senior Loan Document, Junior Lien Document, Assigned Document, Intercompany Debt Document or any other agreement or instrument relating thereto;
     (iii) any taking, exchange, release or non-perfection of the Junior Collateral, Pledged Debt Collateral or any other collateral, or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Secured Obligations, the Junior Secured Obligations or the Intercompany Debt Obligations;
     (iv) any manner of application of Pledged Debt Collateral, or proceeds thereof, to all or any of the Senior Secured Obligations, or any manner of sale or other disposition of any Pledged Debt Collateral for all or any of the Senior Secured Obligations or any other assets of the Grantors;
     (v) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
     (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Intercompany Lenders, a subordinated creditor or a secured subordinated creditor or a Person deemed to be a surety.
This Agreement shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Secured Obligations owed to any Senior Secured Party is rescinded or must otherwise be returned by any Senior Secured Party upon the insolvency, bankruptcy or reorganization of any Grantor, or otherwise, all as though such payment had not been made.
     (i) Benefit of Agreement. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and thereto and their respective successors, permitted assigns and transferees.
     (j) Complete Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral communications or agreements with respect thereto.
     (k) Further Assurances. Each of (x) the Junior Secured Parties shall, at the expense of the relevant Grantors, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Senior Collateral Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Collateral Agent to exercise and enforce its rights and remedies hereunder and (y) the Intercompany Lenders shall, at the expense of the relevant Grantors or the relevant Junior Secured Parties, as applicable, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Senior Collateral Agent or any Junior Lien Representative, as applicable, may reasonably request, in order to protect any right or interest granted or purported to be granted

22

hereby or to enable the Senior Collateral Agent or any Junior Lien Representative, respectively, to exercise and enforce its rights and remedies hereunder.
     (l) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Senior Loan Documents, the Junior Lien Documents and the Intercompany Debt Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
     (m) Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Controlling Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
     (n) Senior Collateral Agent. The Senior Collateral Agent’s actions pursuant hereto are solely in its capacity as Senior Collateral Agent under the Senior Loan Documents, and are subject to the provisions of Article V and VII of the Senior Security Agreement and Article 8 and Section 9.16 of the Senior Loan Agreement. The Senior Collateral Agent shall have no obligations with respect to any Junior Secured Party or Junior Lien other than to distribute funds in accordance with Section 2(b). The Senior Collateral Agent shall have no obligations under this Agreement with respect to any Intercompany Lender other than as provided in the Senior Loan Documents and other than to distribute funds as provided therein. In no event will the Senior Collateral Agent or any Senior Secured Party be liable whatsoever for any act or omission on the part of Parent Holdco, any Junior Secured Party hereunder or any Intercompany Lender.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Senior Collateral Agent
By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

HYPERION AIRCRAFT, INC.
By:
Name:
Title:

DELOS AIRCRAFT, INC.
By:
Name:
Title:

APOLLO AIRCRAFT INC.
By:
Name:
Title:

24

Exhibit A
FORM OF JUNIOR LIEN DESIGNATION
     Reference is made to the Intercreditor Agreement, dated as of March 17, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among International Lease Finance Corporation, Hyperion Aircraft Inc. (“Parent Holdco”), Delos Aircraft Inc., Apollo Aircraft Inc., Artemis (Delos) Limited, Bank of America, N.A., as the Senior Collateral Agent, and the Junior Lien Representatives from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Junior Lien Designation is being executed and delivered in order to designate additional secured debt as Junior Lien Debt entitled to the benefit of a mortgage on the Junior Collateral.
     The undersigned, the duly appointed [specify title] of Parent Holdco hereby certifies on behalf of Parent Holdco that:
          (a) Parent Holdco intends to incur additional indebtedness (“Additional Secured Debt”) which has been designated as Junior Lien Debt for purposes of the Loan Documents;
          (b) the requirements in the definition of “Junior Lien Debt” in the Intercreditor Agreement have been satisfied;
          (c) the name and address of the Junior Lien Representative for the Additional Secured Debt is:
Address: [                    ]

Attention: [                    ]

Telephone: [                    ]

Facsimile: [                    ]
     Such Person is the Junior Lien Representative as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional secured debt] for all [“Secured Parties"] as defined in such Junior Lien Documents. We will notify you prior to any other Person acting at any time or from time to time as Junior Lien Representative for all or any portion of the Junior Lien Debt issued pursuant to such Junior Lien Documents.
     Parent Holdco confirms the grants of security interests in the Senior Security Agreement and other obligations under and subject to the terms of the Senior Loan Documents and the Junior Lien Documents and agrees that, notwithstanding the designation of the Additional Secured Debt as Junior Lien Debt, such security interests and other obligations are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect, and

     Parent Holdco has caused a copy of this Junior Lien Designation and the related Junior Lien Supplement to be delivered to each existing Junior Lien Representative.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Junior Lien Designation to be duly executed by the undersigned as of                                         , 20                    .

HYPERION AIRCRAFT, INC.

By:
Name:
Title:

Acknowledged:
BANK OF AMERICA, N.A.,
as Senior Collateral Agent

By:
Name:
Title:

Exhibit B
FORM OF JUNIOR LIEN SUPPLEMENT
     Reference is made to the Intercreditor Agreement, dated as of March 17, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among International Lease Finance Corporation, Hyperion Aircraft Inc. (“Parent Holdco”), Delos Aircraft Inc., Apollo Aircraft Inc., Artemis (Delos) Limited, Bank of America, N.A., as the Senior Collateral Agent, and the Junior Lien Representatives from time to time a party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Junior Lien Supplement is being executed and delivered pursuant to the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of any mortgage or other security interest in the Junior Collateral.
     1.  Joinder. The undersigned,                                            , a                                            , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Junior Lien Representative under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
     2. Lien Sharing and Priority Confirmation.
     The undersigned New Representative, on behalf of itself and each holder of Junior Lien Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Senior Loans and Series of Junior Lien Debt, each existing and future Senior Collateral Agent, each other Senior Secured Party, each other existing and future Junior Lien Representative and each existing and future holder of Permitted Liens and as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of any mortgage or other security interest in the Junior Collateral:
     (a) all Junior Lien Obligations will be and are secured equally and ratably by the Junior Collateral as with respect to each other, and junior to the Senior Obligations; and
     (b) the New Representative on its own behalf and on behalf of each holder of Junior Lien Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by and consent to the provisions of the Intercreditor Agreement including, without limitation, Section 2(b) thereof setting forth the priority of payments and the provisions setting forth the subordination of the Junior Secured Obligations to the Senior Secured Obligations.

     3. Representation and Warranty. The undersigned New Representative represents and warrants, for the benefit of each of the Senior Secured Parties, that the New Representative has the power and authority, including, without limitation, from the Junior Secured Parties which it represents, to execute, deliver and perform its obligations under this Junior Lien Supplement and the Intercreditor Agreement on its own behalf and on behalf of each of the Junior Secured Parties which it represents, and to make the agreements and provide the consents and waivers that it provides herein and in the Intercreditor Agreement on behalf of the Junior Secured Parties which it represents. Each Junior Lender, by holding the Junior Lien Obligations pursuant to the Junior Lien Documents, has agreed to the provisions of this Intercreditor Agreement.
     4. Governing Law and Miscellaneous Provisions. The provisions of Section 8 of the Intercreditor Agreement will apply to this Junior Lien Supplement as if set forth herein.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Junior Lien Supplement to be executed by their respective officers or representatives as of                                         , 20                    .

[Insert name of New Representative]

By:
Name:
Title:

Acknowledged and Agreed:
BANK OF AMERICA, N.A.,
as Senior Collateral Agent

By:
Name:
Title:

EXHIBIT I
FORM OF LTV CERTIFICATE
INTERNATIONAL LEASE FINANCE CORPORATION
LTV CERTIFICATE
_________ ___, 20___
     This LTV Certificate is delivered pursuant to Section 5.09(a)(vii) of that certain Credit Agreement dated as of March [ ___], 2010 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among Delos Aircraft Inc., a California corporation (the "Borrower”), International Lease Finance Corporation, a California corporation, Hyperion Aircraft Inc., a California corporation, Apollo Aircraft Inc., a California corporation, Artemis (Delos) Limited, a private limited liability company incorporated under the laws of Ireland, the Lenders party thereto from time to time, Bank of America, N.A., a national banking association, as Administrative Agent and as Collateral Agent and Goldman Sachs Lending Partners LLC, as Syndication Agent. Capitalized terms used and not defined herein have the meanings given to such terms in the Credit Agreement.
     The undersigned hereby certifies in his/her capacity as [chief financial officer][principal accounting officer][treasurer][controller] of the Borrower and not in his/her individual capacity, that
(i)	The LTV Determination Date is ____________ ___, 20___;

(ii)	The aggregate outstanding principal amount of the Loans as of such LTV Determination Date is $[_________]. For the avoidance of doubt, any payment or prepayment of the Loans on or before such LTV Determination Date has been taken into account;

(iii)	The aggregate Appraised Value of all Pool Aircraft included in the Designated Pool as of such LTV Determination Date is $[_________];

(iv)	The ratio of (ii) to (iii) is ______(the “Loan-to-Value Ratio”);

(v)	The Loan-to-Value Ratio [does] [does not] exceed 63%;

(vi)	[The Borrower will, within three Business Days following the delivery of this LTV Certificate, prepay [all of the Loans][a portion of the Loans in the amount of $[___]______;]

(vii)	[The Transaction Parties [have transferred][will, within [45][120] days following the delivery of this LTV Certificate, transfer] to Lessor Subsidiary the following Non-Pool Aircraft: _________;] and

(viii)	Set forth on Annex I attached hereto is a complete list of all PS Pool Aircraft [that are Pool Aircraft] [that are Undelivered Pool Aircraft] as of such LTV Determination Date (which list shall replace Schedule 3.17(a) hereto upon delivery of this LTV Certificate), together with three Appraisals, each conducted by a Qualified Appraiser, of any Aircraft added (or being proposed to be added pursuant to an LTV Cure) to the Designated Pool since the immediately preceding LTV Determination Date.
     IN WITNESS WHEREOF, the undersigned Financial Officer of the Borrower has signed this LTV Certificate as of the date first written above.

By:
Name:
Title:

ANNEX I
PS POOL AIRCRAFT
Pool Aircraft:
[            ]
Undelivered Pool Aircraft:
[            ]

EXHIBIT J
FORM OF RELEASE REQUEST
_________, ___2010
Bank of America, as Administrative Agent
Bank of America, N.A., as Collateral Agent
Ladies and Gentlemen:
     Reference is made herein to the Credit Agreement dated as of March 17, 2010 (the “Credit Agreement”) among Delos Aircraft Inc., as Borrower (the “Borrower”), International Lease Finance Corporation (“ILFC”), Hyperion Aircraft Inc. (“Parent Holdco”), Apollo Aircraft Inc. (“CA Subsidiary Holdco”), Artemis (Delos) Limited (“Irish Subsidiary Holdco”), the lenders identified therein, as Lenders, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Bank of America, N.A., as Collateral Agent (the “Collateral Agent”), Goldman Sachs Lending Partners LLC, as Syndication Agent, and Banc of America Securities LLC and Goldman Sachs Lending Partners LLC, as Joint Lead Arrangers. Capitalized terms not otherwise defined herein, shall have the meaning assigned to such terms in the Credit Agreement.
     The Borrower hereby gives the Administrative Agent and Collateral Agent revocable notice pursuant to Section 2.02(b) of the Credit Agreement that the Borrower hereby requests a release of the Loans, together with investment earnings on the amount of the Loans being released, in an amount and pursuant to the conditions set forth below and under the Credit Agreement (the “Release”) in connection with the Aircraft identified herein.
     The date of the Release shall be [_________] (the “Release Date”). The below delineates information related to (i) each Aircraft to which the Release relates, (ii) the relevant Lessor Subsidiary related to each relevant Aircraft, (iii) the relevant Intermediate Lessee (if any) related to each relevant Aircraft, (iv) the aggregate amount of Released Loans related to each relevant Aircraft and (v) the relevant Initial Appraised Value of each relevant Aircraft.

Engine Model
Country					(including generic			Relevant
Reg.	Airframe Mftr. and	Airframe			manufacturer and	Engine	Relevant Lessor	Intermediate Lessee	Relevant Released	Relevant Initial
No.	Model	MSN	Vintage	Engine Mftr.	model)	MSNs	Subsidiary	(if any)	Loans	Appraised Value

     The aggregate amount of the Loans to be released is $[_________] (the “Aggregate Applicable Released Loans”). The aggregate amount of the investment earnings thereon is $[_________]. The aggregate amount to be released to the Borrower on the Release Date is $[_________] (the “Aggregate Requested Release Amount”).

     In respect of each Aircraft related to the Release, taking into account the relevant Released Loans requested pursuant to this Release and the relevant Initial Appraised Value of each such Aircraft, the Initial LTV Ratio for each such Aircraft is 56%.
     The Borrower hereby requests that the Collateral Agent instruct the Securities Intermediary to transfer the Aggregate Requested Release Amount to the Borrower at the following account:
Bank:
ABA Number:
Account No.:

     IN WITNESS WHEREOF, the Borrower, the Lessor Subsidiary [and Intermediate Lessee] has executed this Release Request as of the day and year first above written.

DELOS AIRCRAFT INC., as Borrower
By:
Name:
Title:

[___], as Lessor Subsidiary
By:
Name:
Title:

[___, as Intermediate Lessee]
By:
Name:
Title:

EXHIBIT K
FORM OF IRISH SUBSIDIARY HOLDCO REQUEST
AND ASSUMPTION AGREEMENT
Date: ___________, _____
To:
Bank of America, N.A., as Administrative Agent and Collateral Agent
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attn: Robert Rittelmeyer
Ladies and Gentlemen:
     This Irish Subsidiary Holdco Request and Assumption Agreement (this “Agreement”) is made and delivered pursuant to Section 2.12 of that certain Credit Agreement, dated as of March 17, 2010, among International Lease Finance Corporation, as a Guarantor, Delos Aircraft Inc., as the Borrower (the “Borrower”), Hyperion Aircraft Inc., as a Guarantor, Artemis (Delos) Limited, as a Guarantor, Apollo Aircraft Inc., as a Guarantor, the lenders identified therein, as Lenders, Bank of America, N.A., as the Administrative Agent, Bank of America, N.A., as the Collateral Agent, and Goldman Sachs Lending Partners LLC, as Syndication Agent (the “Credit Agreement”). Capitalized terms not otherwise defined herein, have the meaning assigned to such terms in the Credit Agreement.
     Each of Artemis (Delos) Limited (“Irish Subsidiary Holdco”) and the Borrower hereby confirms, represents and warrants to the Lender Parties that Irish Subsidiary Holdco is a direct, wholly-owned Subsidiary of the Borrower.
     The documents required to be delivered to the Administrative Agent and the Collateral Agent for the occurrence of the Irish Subsidiary Holdco Accession Date have been furnished to the Collateral Agent and the Collateral Agent in accordance with the requirements of the Credit Agreement.
     The name of the jurisdiction of organization of Irish Subsidiary Holdco and the true and correct unique identification number that has been issued to it by such jurisdiction are set forth below:

Jurisdiction of Organization	Identification Number

Ireland	[—]
     The parties hereto hereby confirm that with effect from the date hereof, Irish Subsidiary Holdco shall have obligations, duties and liabilities toward each of the other parties to the Loan Documents identical to those which Irish Subsidiary Holdco would have had if Irish Subsidiary

K-1

Holdco had been named as an original party to the Loan Documents on the Effective Date. Irish Subsidiary Holdco confirms its acceptance of, and consents to, all representations and warranties, covenants and other terms and provisions of the Loan Documents applicable to Irish Subsidiary Holdco as if it had been named as an original party to the Loan Documents on the Effective Date.
     This Agreement shall constitute a Loan Document.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIGNED AND DELIVERED AS A DEED for and on behalf of ARTEMIS (DELOS) LIMITED by its duly appointed attorney: in the presence of:		ARTEMIS (DELOS) LIMITED
By:
By:			Name:
	Name:		Title:
Address:
Occupation:
Accepted and agreed:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent
By:
Name:
Title:

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ANNEX 1
PROHIBITED COUNTRIES
Burma/Myanmar
Cuba
Iran
North Korea
Syria

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